Exhibit 10.2

FIRST AMENDMENT
TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 28, 2013 (this "First Amendment"), is by and among (a) MISSION BROADCASTING, INC. (the "Borrower"), a Delaware corporation, (b) certain Lenders (as defined below) and (c) BANK OF AMERICA, N.A., as administrative agent (the "Administrative Agent") for itself and the other Lenders party to that certain Fourth Amended and Restated Credit Agreement, dated December 3, 2012 (as amended, supplemented, and restated or otherwise modified and in effect from time to time, prior to the date hereof, the "Existing Credit Agreement", and as amended hereby, the "Credit Agreement"), by and among the Borrower, the lending institutions party thereto (the "Lenders") and the Administrative Agent.  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrower is a party to that certain Stock Purchase Agreement, dated as of April 24, 2013, by and among Communications Corporation of America, the parties listed on Schedule 1.1 thereto, the Borrower, the Nexstar Borrower and SPComCorp, LLC (the "CCA Acquisition Agreement");

WHEREAS, pursuant to the CCA Acquisition Agreement, the Nexstar Borrower will acquire, directly or indirectly, from the stockholders of Communications Corporation of America all of the equity interests of Communications Corporation of America and its subsidiaries (the "CCA Acquisition").  The Borrower will acquire, directly or indirectly, from Malara Enterprises, LLC all of the equity interests in White Knight Holdings, Inc. and its subsidiaries (the "WK Acquisition", and together with the CCA Acquisition, the "Acquisitions").  Immediately upon the consummation of the Acquisitions, the Nexstar Borrower may transfer certain assets acquired during the CCA Acquisition to the Borrower pursuant to that certain Asset Purchase Agreement, dated April 24, 2013 by and between Borrower and the Nexstar Borrower.  Immediately upon the consummation of the Acquisitions the Nexstar Borrower may transfer certain assets acquired during the CCA Acquisition to Rock Creek Communications, Inc., a Delaware Corporation ("Rocky Creek"), pursuant to that certain Asset Purchase Agreement, dated April 24, 2013 by and between the Nexstar Borrower and Rocky Creek.  Immediately upon the consummation of the Acquisitions, the Borrower may transfer certain assets acquired through the WK Acquisition to Rocky Creek pursuant to that certain Asset Purchase Agreement, dated April 24, 2013, by and between the Borrower and Rocky Creek.

WHEREAS, pursuant to Section 2.14 of the Credit Agreement, the Borrower has requested that Incremental Term Loans be made available to the Borrower, and the Additional Lenders and the Administrative Agent have agreed, upon the terms and subject to conditions set forth herein, that the Additional Lenders will make Incremental Loans as follows (a) the Term A Lenders will make Term A Loans to the Borrower in an aggregate principal amount of $90,000,000, the proceeds of which will be used to finance the WK Acquisition, to  pay certain fees and expenses related to the Transactions (as defined below) and for general corporate purposes (the entry into this First Amendment and the borrowings of the Term A Loans hereunder and any or all of the foregoing transactions referred to in this paragraph, collectively, the "Transactions");

WHEREAS, in connection with the Term A Loans, (1) Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, RBC Capital Markets1 and Credit Suisse Securities (USA) LLC are Joint Lead Arrangers and Joint Bookrunners, (2) Bank of America, N.A. is Administrative Agent, (3) Wells Fargo Bank, National Association, Royal Bank of Canada and Credit Suisse AG are Co-Syndication Agents and (4) The Royal Bank of Scotland plc, Suntrust Bank and Morgan Stanley Bank, N.A. are Co-Documentation Agents;

WHEREAS, the Borrower, the Term A Lenders and the several Lenders party to this First Amendment (which Lenders constitute the Majority Lenders as required under the Credit Agreement to effect the amendment intended hereby) and the Administrative Agent have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this First Amendment.

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

§1. Amendment to Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

§2. Amendment of the Existing Credit Agreement.  Pursuant to Section 2.14 and Section 10.01 of the Credit Agreement, and subject to the satisfaction of the conditions set forth in Section 4 hereof, on and as of the First Amendment Closing Date:

(a) It is understood and agreed that the Term A Loans are "Incremental Term A Loans", the Term A Loans are "Incremental Term Loans", the Term A Lenders are "Additional Lenders", the Term A Commitments are "Commitments" in respect of the Incremental Facilities and this First Amendment is an "Incremental Facility Amendment", in each case, as defined in the Existing Credit Agreement.  It is further understood and agreed that this First Amendment and the Credit Agreement are each a "Loan Document" as defined in the Existing Credit Agreement.

(b) Effective as of the First Amendment Closing Date, the Existing Credit Agreement (excluding Exhibits and schedules thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: doubled underlined text) as set forth in the pages of the Existing Credit Agreement attached as Annex I hereto.

(c) Exhibit A to the Existing Credit Agreement is hereby amended in its entirety and replaced with the document attached as Exhibit A to Annex II hereto.

(d) Exhibit C-3 is added as a new Exhibit to the Credit Agreement as set forth in Annex II hereto.

(e) The Schedules to the Existing Credit Agreement are hereby amended by (i) replacing Schedule 1.01(c) to the Existing Credit Agreement with Schedule 1.01(c) attached to Annex II hereto and (ii) adding a new Schedule 2.01(a) as set forth in Annex II hereto.

§3. Joinder.  Pursuant to Section 2.14 of the Credit Agreement, and subject to the satisfaction of the conditions set forth in Section 4 hereof, on and as of the First Amendment Closing Date:

(a) Each Term A Lender hereby agrees to provide the Term A Commitment set forth on Schedule 2.01(a) as set forth in Annex II hereto pursuant to and in accordance with Section 2.01(d) of the Credit Agreement.  The Term A Commitments provided pursuant to this Agreement shall (i) constitute Term A Commitments for all purposes of the Credit Agreement and the other applicable Loan Documents, (ii) be subject to all of the terms in the Credit Agreement and to the conditions specified in Section 2.01(d) of the Credit Agreement, (iii) be entitled to all the benefits afforded by the Credit Agreement and the other Loan Documents, and (iv) without limiting the foregoing, benefit equally and ratably from each of the Guaranties and Liens created by the Security Documents.  Subject to the terms and conditions of the Credit Agreement, each Term A Lender hereby agrees to make a Term A Loan to the Borrower in an amount equal to its Term A Commitment in accordance with Section 2.01(d) of the Credit Agreement. For the avoidance of doubt, each Term A Lender hereby consents to the First Amendment.

(b) Each of the undersigned Term A Lender, the Administrative Agent and the Borrower acknowledges and agrees that upon the execution by such Term A Lender of this First Amendment and the occurrence of the First Amendment Closing Date, such Term A Lender shall (x) in the case of any Term A Lender that is an existing Lender under the Credit Agreement, continue to be a “Lender” for all purposes of, and subject to all the obligations of a “Lender” under the Credit Agreement and the other Loan Documents and (y) in the case of any Term A Lender that is not an existing Lender under the Credit Agreement, be deemed to be, and shall become, a “Lender” for all purposes of, and subject to all the obligations of an a “Lender” under the Credit Agreement and the other Loan Documents.

(c) Each Term A Lender that is not an existing Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Arrangers or any other Term A Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.  The Borrower and the Administrative Agent hereby consent, pursuant to Section 2.14(c) of the Existing Credit Agreement, to the inclusion as an "Additional Lender" of each of the Term A Lenders that is a party to this First Amendment that is not an existing Lender or Affiliate of an existing Lender or an Approved Fund.

(d) Each Term A Lender shall deliver herewith to the Administrative Agent and the Borrower all such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Term A Lender may be required to deliver to the Administrative Agent pursuant to Section 3.01(e) of the Credit Agreement.

§4. Conditions to Effectiveness.  This First Amendment shall become effective as of the date set forth above upon the satisfaction of the following conditions:

(a) there shall exist no Default both immediately before and after giving effect to this First Amendment;

(b) the Administrative Agent shall have received a counterpart signature page to this First Amendment, duly executed and delivered by the Borrower, each Guarantor, the owners of the Capital Stock of the Borrower (the "Pledgors"), the Majority Lenders and the Term A Lenders;

(c) the Administrative Agent shall have received a counterpart signature page to the Term A Reallocation Letter, duly executed and delivered by the Borrower, the Term A Lenders and the Nexstar Term A Lenders;

(d) the Administrative Agent shall have received a certified copy of the CCA Acquisition Documents, duly executed by the parties thereto (together with all exhibits and schedules thereto), and each of which shall be in full force and effect;

(e) the representations and warranties set forth in this First Amendment shall be true and correct in all material respects as of the date of this First Amendment (except (1) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date and (2) that any representation or warranty that is qualified by "materiality" or "Material Adverse Effect" shall be true and correct in all respects);

(f) the Nexstar Credit Agreement shall be amended on substantially similar terms for the Nexstar Borrower as the terms set forth in this First Amendment;

(g) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying (A) as to compliance with clauses (i) – (iii) of the proviso to Section 2.14(a) of the Credit Agreement and (B) and attaching the resolutions adopted by the Borrower approving or consenting to the First Amendment;

(h) the Administrative Agent shall have received a Term A Loan Note executed by the Borrower in favor of each Lender requesting a Term A Loan Note;

(i) the Administrative Agent shall have received, for the account of each existing Term B Lender timely executing this First Amendment prior to 3 p.m. on June 27, 2013, an amendment fee equal to five basis points (0.05%) of the aggregate Outstanding Amount of the Term B Loans of such Lender; and

(j) the Borrower shall have paid all reasonable invoiced fees and expenses of the Administrative Agent's counsel, Winstead PC, and the Administrative Agent shall have received evidence of payment of all other reasonable and documented out-of-pocket costs and expenses (including, without limitation, legal fees and expenses) that have been invoiced prior to the effective date of this First Amendment.

§5. Affirmation of Mission Entities.  Each of the Mission Entities hereby affirms its Obligations under the Credit Agreement, each of the other Loan Documents to which each is a party, and each of the Nexstar Loan Documents to which each is a party, and each hereby affirms its absolute and unconditional promise to pay to the Lenders the Loans and all other amounts due (i) under the Credit Agreement (as amended hereby) and the other Loan Documents and (ii) under the Nexstar Credit Agreement (as amended) and the Nexstar Loan Documents.

§6. Representations and Warranties.  Each of the Mission Entities represents and warrants to the Administrative Agent and the Lenders, immediately after giving effect to this First Amendment, as follows:

(a) Representations and Warranties.  Each of the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects on and as of the date hereof (giving effect to this First Amendment), except to the extent such representations and warranties are already qualified by materiality, in which case, such representations and warranties are true and correct in all respects and to the extent that such representations and warranties relate specifically to a prior date.

(b) Enforceability.  The execution and delivery by the Mission Entities of this First Amendment, and the performance by the Mission Entities of this First Amendment and the Credit Agreement, as amended hereby, and each of the Loan Documents (and amendments, restatements and substitutions therefore in connection with this First Amendment) are within the corporate authority of each of the Mission Entities and have been duly authorized by all necessary corporate proceedings.  This First Amendment and the Credit Agreement, as amended, and each of the Loan Documents (and amendments, restatements and substitutions therefore in connection with this First Amendment) hereby, constitute valid and legally binding obligations of each of the Mission Entities, enforceable against it in accordance with their terms, except as enforceability may be limited by Debtor Relief Laws and by general principles of equity.

(c) No Default.  No Default has occurred and is continuing, and no Default will result from the execution, delivery and performance by the Mission Entities of this First Amendment, the other Loan Documents or from the consummation of the transactions contemplated herein.

§7. No Other Amendments, etc.

(a) Except as expressly provided in this First Amendment, (a) all of the terms and conditions of the Credit Agreement and the other Loan Documents (as amended and restated in connection herewith, if applicable) remain unchanged, and (b) all of the terms and conditions of the Credit Agreement, as amended hereby, and of the other Loan Documents (as amended and restated in connection herewith, if applicable) are hereby ratified and confirmed and remain in full force and effect.  Nothing herein shall be construed to be an amendment, consent or a waiver of any requirements of any Mission Entity or of any other Person under the Credit Agreement or any of the other Loan Documents except as expressly set forth herein or pursuant to a written agreement executed in connection herewith.  Nothing in this First Amendment shall be construed to imply any willingness on the part of the Administrative Agent or any Lender to grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement or the other Loan Documents.

(b) Without limiting the foregoing, each of the Loan Parties to the Guaranties and the Security Documents hereby (i) acknowledges and agrees that the Term A Loans are Loans and the Term A Lenders are Lenders, (ii) acknowledges and agrees that all of its obligations under the Mission Guaranty Agreement, the Mission Guaranty of Nexstar Obligations, and the Security Documents are reaffirmed and remain in full force and effect on a continuous basis, (iii) reaffirms each Lien granted by each Loan Party to the Collateral Agent for the benefit of the Secured Parties (including the Term A Lenders) and reaffirms the guaranties made pursuant to the Mission Guaranty Agreement and the Mission Guaranty of Nexstar Obligations, (iv) acknowledges and agrees that the grants of security interests by and the guaranties of the Loan Parties contained in the Mission Guaranty Agreement, the Mission Guaranty of Nexstar Obligations and the Security Documents are, and shall remain, in full force and effect after giving effect to the First Amendment, (v) agrees that the Obligations include, among other things and without limitation, the prompt and complete payment and performance by the Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, the Term A Loans, and (vi) agrees that all Obligations are Guaranteed Obligations (as defined in the Guaranties).

§8. Execution in Counterparts.  This First Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument.  In proving this First Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

§9. Interpretation.  This First Amendment, the Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Borrower and are the product of discussions and negotiations among all parties.  Accordingly, this First Amendment, Credit Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent's or any Lender's involvement in the preparation of such documents.

§10. Governing Law.  This First Amendment shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed entirely within such state.

§11. Miscellaneous.  The captions in this First Amendment are for convenience of reference only and shall not define or limit the provisions hereof.  The parties hereto acknowledge and agree that this First Amendment is subject to the terms of the 2010 Intercreditor Agreement.

 [Remainder of Page Intentionally Left Blank]

1 RBC Capital Markets is a marketing name for the investment banking activities of Royal Bank of Canada.

IN WITNESS WHEREOF, the undersigned have duly executed this First Amendment as of the date first set forth above.

The Borrower:

MISSION BROADCASTING, INC.

By:	/s/ Dennis P. Thatcher
Name:	Dennis P. Thatcher
Title:	President and Treasurer

[Signature Page to First Amendment to Fourth Amended and Restated Credit Agreement]

The Administrative Agent:

BANK OF AMERICA, N.A.,

as Administrative Agent

By:	/s/ Don B. Pinzon
Name:	Don B. Pinzon
Title:	Vice President

[Signature Page to First Amendment to Fourth Amended and Restated Credit Agreement]

The Lenders:

BANK OF AMERICA, N.A., as a Lender, an L/C Issuer and Swing Line Lender

By:	/s/ William A. Bowen, Jr.
Name:	William A. Bowen Jr.
Title:	Managing Director

[Signature Page to First Amendment to Fourth Amended and Restated Credit Agreement]

[other Lenders]

RATIFICATION OF GUARANTORS AND PLEDGORS

Each of the undersigned Guarantors and Pledgors hereby (a) acknowledges and consents to the foregoing First Amendment and the Mission Entities’ execution thereof; (b) joins the foregoing First Amendment for the purpose of consenting to and being bound by the provisions thereof, (c) ratifies and confirms all of their respective obligations and liabilities under the Loan Documents to which any of them is a party and ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee and secure, as applicable, the Obligations of the Borrower under the Credit Agreement and (d) acknowledges and confirms that the liens and security interests granted by such Guarantor or Pledgor, as applicable, pursuant to the Loan Documents are and continue to be valid and perfected first priority liens and security interests (subject only to Permitted Liens (as defined in the Security Agreement)) that secure all of the Obligations on and after the date hereof.

The Guarantors:

NEXSTAR BROADCASTING, INC.
NEXSTAR BROADCASTING GROUP, INC.
NEXSTAR FINANCE HOLDINGS, INC.

By:	/s/ Thomas E. Carter
Name:	Thomas E. Carter
Title:

[Signature Page to First Amendment to Fourth Amended and Restated Credit Agreement]

The Pledgors:

By:	/s/ Nancie Smith
Name:	Nancie Smith

By:	/s/ Dennis P. Thatcher
Name:	Dennis P. Thatcher

[Signature Page to First Amendment to Fourth Amended and Restated Credit Agreement]

~~Execution Version~~Annex I to First Amendment

Published CUSIP Numbers:
Credit Facility                                           605024AD0
Revolving Commitment                                           605024AE8
Term Loan A                                           605024AG3
Term Loan B                                605024AF5

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of December 3, 2012

among

MISSION BROADCASTING, INC.,
as the Borrower,

BANK OF AMERICA, N.A.,

as Administrative Agent and Collateral Agent,

UBS SECURITIES LLC,

as Syndication Agent

RBC CAPITAL MARKETS,

as Documentation Agent

and

The Other Lenders Party Hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

UBS SECURITIES LLC

RBC CAPITAL MARKETS

as Joint Lead Arrangers and Joint Book Managers

TABLE OF CONTENTS

SectionPage

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

1.01	Defined Terms.	1
1.02	Other Interpretive Provisions ~~57~~.	60
1.03	Accounting Terms; Calculation of Financial Covenants and other Financial Ratios and Terms.	~~57~~61
1.04	Rounding ~~59~~.	62
1.05	Timing of Payment or Performance ~~59~~.	62
1.06	Times of Day ~~59~~.	62

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS

2.01	The Loans.	~~59~~62
2.02	Borrowings, Conversions and Continuations of Loans ~~61~~.	65
2.03	Intentionally Left Blank.	~~63~~67
2.04	Intentionally Left Blank.	~~63~~67
2.05	Prepayments.	~~63~~67
2.06	Termination or Reduction of Commitments.	~~70~~74
2.07	Repayment of Loans.	~~71~~75
2.08	Interest.	~~71~~76
2.09	Fees.	~~72~~76
2.10	Computation of Interest and Fees.	~~73~~78
2.11	Evidence of Debt ~~74~~..	78
2.12	Payments Generally; Administrative Agent's Clawback.	~~74~~79
2.13	Sharing of Payments by Lenders ~~76~~.	81
2.14	Incremental Credit Extensions.	~~77~~82
2.15	Extensions of Term Loans and Revolving Credit Commitments.	~~80~~85
2.16	Defaulting Lenders.	~~83~~88
2.17	Intentionally Left Blank.	~~84~~89
2.18	Designation of Subsidiaries.	~~84~~89

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY

3.01	Taxes.	~~85~~90
3.02	Illegality ~~90~~.	95
3.03	Inability to Determine Rates ~~90~~..	95
3.04	Increased Costs; Reserves on Eurodollar Rate Loans.	~~91~~96
3.05	Compensation for Losses ~~92~~.	97
3.06	Mitigation Obligations; Replacement of Lenders.	~~93~~98
3.07	Survival ~~93~~.	98

ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01	Conditions of Initial Credit Extension ~~93~~.	98
4.02	Conditions to all Credit Extensions ~~97~~.	102
4.03	Additional Conditions to CCA Funding Date.	103

ARTICLE V REPRESENTATIONS AND WARRANTIES

5.01	Existence, Qualification and Power; Compliance with Laws ~~98~~..	104
5.02	Authorization; No Contravention ~~98~~.	104
5.03	Governmental Authorization; Other Consents ~~99~~.	105
5.04	Binding Effect ~~99~~.	105
5.05	Financial Statements; No Material Adverse Effect.	~~99~~105
5.06	Litigation ~~100~~.	106
5.07	Ownership of Property; Liens.	~~100~~106
5.08	Environmental Compliance.	~~101~~107
5.09	Taxes ~~101~~.	108
5.10	ERISA Compliance.	~~102~~108
5.11	Subsidiaries; Equity Interests; Nexstar Entities ~~102~~.	108
5.12	Margin Regulations; Investment Company Act.	~~103~~109
5.13	Disclosure ~~103~~.	109
5.14	Intellectual Property; Licenses, Etc ~~103~~. .	109
5.15	Solvency ~~103~~.	110
5.16	Security Documents ~~103~~.	110
5.17	Use of Proceeds ~~104~~.	110
5.18	Senior Second Lien Notes Intercreditor Agreement and First Lien/Second Lien Matters ~~104~~..	110
5.19	Insurance ~~104~~.	110
5.20	Labor Matters ~~104~~.	110
5.21	OFAC; Anti-Money Laundering and Economic Sanctions Laws.	~~104~~110
5.22	FCC Licenses.	~~105~~111
5.23	Nexstar/Mission Agreements ~~106~~.	112
5.24	Cross-Collateralization, Cross-Default and Cross-Guaranties of the Nexstar and Mission Entities.	~~106~~112

ARTICLE VI AFFIRMATIVE COVENANTS

6.01	Financial Statements ~~107~~.	113
6.02	Certificates; Other Information ~~108~~.	114
6.03	Notices ~~110~~.	117
6.04	Preservation of Existence, Etc ~~111~~..	118
6.05	Maintenance of Properties ~~112~~..	118
6.06	Maintenance of Insurance ~~112~~..	118
6.07	Compliance with Laws.	~~112~~118
6.08	Books and Records ~~112~~..	119
6.09	Inspection Rights ~~112~~..	119
6.10	Maintenance of First Lien Priority ~~113~~..	119
6.11	Covenant to Guarantee the Obligations and Give Security ~~113~~.	119
6.12	Use of Proceeds.	~~117~~124
6.13	Compliance with Environmental Laws ~~118~~.	124
6.14	Further Assurances; Post-Closing Conditions.	~~118~~124
6.15	Designation as Senior Debt ~~121~~.	127
6.16	Payment of Taxes ~~121~~.	127

ARTICLE VII NEGATIVE COVENANTS

7.01	Liens ~~121~~.	127
7.02	Indebtedness ~~125~~.	131
7.03	Investments ~~130~~.	137
7.04	Fundamental Changes ~~134~~.	140
7.05	Dispositions ~~135~~.	141
7.06	Prepayments, Etc. of Indebtedness; Amendments.	~~138~~144
7.07	Use of Proceeds ~~139~~.	145
7.08	Transactions with Affiliates ~~139~~.	146
7.09	Restricted Payments ~~141~~.	147
7.10	Intentionally Left Blank.	~~142~~149
7.11	Change in Nature of Business ~~142~~..	149
7.12	Burdensome Agreements ~~142~~.	149
7.13	Amendments and Other Documents.	~~144~~151

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES

8.01	Events of Default ~~145~~.	152
8.02	Remedies Upon Event of Default ~~149~~.	155
8.03	Exclusion of Immaterial Subsidiaries ~~149~~..	156
8.04	Application of Funds ~~150~~.	156

ARTICLE IX ADMINISTRATIVE AGENT

9.01	Appointment and Authority ~~150~~..	157
9.02	Rights as a Lender ~~151~~.	158
9.03	Exculpatory Provisions ~~151~~.	158
9.04	Reliance by Agents ~~152~~..	159
9.05	Delegation of Duties ~~153~~.	159
9.06	Resignation of Administrative Agent and Collateral Agent.	~~153~~159
9.07	Non-Reliance on Administrative Agent and Other Lenders ~~154~~.	161
9.08	No Other Duties, Etc ~~155~~.	161
9.09	Administrative Agent May File Proofs of Claim ~~155~~.	161
9.10	Collateral and Guarantee Matters ~~156~~.,	162
9.11	Cash Management Obligations and Secured Hedge Agreements ~~157~~..	163

ARTICLE X MISCELLANEOUS

10.01	Amendments, Etc ~~157~~.	164
10.02	Notices; Effectiveness; Electronic Communications.	~~160~~167
10.03	No Waiver; Cumulative Remedies; Enforcement ~~162~~.	169
10.04	Expenses; Indemnity; Damage Waiver.	~~163~~170
10.05	Payments Set Aside ~~166~~.	172
10.06	Successors and Assigns.	~~166~~173
10.07	Treatment of Certain Information; Confidentiality ~~172~~..	179
10.08	Right of Setoff ~~173~~.	180
10.09	Interest Rate Limitation ~~174~~..	181
10.10	Counterparts; Integration; Effectiveness ~~174~~.	181
10.11	Survival of Representations and Warranties ~~174~~.	181
10.12	Severability ~~174~~.	181
10.13	Replacement of Lenders ~~175~~.	182
10.14	Governing Law; Jurisdiction; Etc.	~~175~~182
10.15	Waiver of Jury Trial ~~177~~..	184
10.16	No Advisory or Fiduciary Responsibility ~~177~~..	184
10.17	Electronic Execution of Assignments and Certain Other Documents ~~178~~..	185
10.18	Termination ~~178~~.	185
10.19	USA PATRIOT Act ~~178~~..	185
10.20	Amendment and Restatement.	~~178~~185
10.21	Pro Rata Nature of the Loans and Nexstar Loans; Administrative Agent Right to Adjust.	~~179~~186
10.22	Senior Second Lien Notes Intercreditor Agreement.	~~180~~187
10.23	Keepwell..	188
10.24	Time of the Essence ~~181~~.	188
~~10.24~~10.25ENTIRE AGREEMENT ~~181~~.188

SIGNATURES S-1

SCHEDULES

1.01(a)                 Nexstar/Mission Agreements
1.01(b)                 Stations
1.01(c)                 Description of Permitted Revolver Reallocation, Permitted Term B                                                                                                                Reallocation and Permitted Term ~~B~~  A Reallocation
1.01(d)                 Immaterial Subsidiaries
1.01(e)                 Unrestricted Subsidiaries
2.01                 Commitments and Applicable Percentages
2.01(a)                 Term A Commitments and Applicable Percentages
5.06                 Litigation
5.07                 Real Properties (including Mortgaged Properties)
5.11                 Subsidiaries; Equity Interests; Loan Parties
5.22                 FCC Licenses and Television Stations
5.22(c)                 FCC Disclosure
7.01(b)                 Existing Liens
7.02(s)                 Surviving Indebtedness
7.03(g)                 Existing Investments
7.08                 Transactions with Affiliates
10.02                 Administrative Agent's Office, Certain Addresses for Notices

EXHIBITS

A                 Form of Loan Notice
B                 Intentionally Left Blank
C-1                 Form of Term B Note
C-2                 Form of Revolving Credit Note
C-3                 Form of Term A Note
D                 Form of Compliance Certificate
E                 Form of Assignment and Assumption
F                 Form of Discounted Prepayment Option Notice
G                 Form of Lender Participation Notice
H                 Form of Discounted Voluntary Prepayment Notice
I-1                 Form of U.S. Tax Compliance Certificate
I-2                 Form of U.S. Tax Compliance Certificate
I-3                 Form of U.S. Tax Compliance Certificate
I-4                 Form of U.S. Tax Compliance Certificate
J                 Representations Related to the Nexstar Entities

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement") is entered into as of December 3, 2012, among Mission Broadcasting, Inc., a Delaware corporation (the "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent.

PRELIMINARY STATEMENTS:

1.           The Borrower intends to make certain acquisitions and has requested that the Lenders extend credit to the Borrower in the form of (a) Term B Loans in an initial aggregate principal amount equal to $44,000,000, with one subsequent draw availability of $60,000,000 within the first six months after the Closing Date, and (b) Revolving Credit Commitments in an initial aggregate principal amount of up to $35,000,000.

2.           The proceeds of the Term B Loans and the Initial Revolving Borrowing, together with cash of the Borrower, will be used to finance such acquisitions and the expenses of the transaction and the Refinancing and to consummate the Refinancing.  The proceeds of Revolving Credit Loans made after the Closing Date will be used for working capital and other general corporate purposes of the Borrower and its Subsidiaries, including Capital Expenditures and the financing of Permitted Acquisitions.

3.           The applicable Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

"ABRY Fund" means ABRY L.P. II, ABRY L.P. III, or any investment entity controlled by, controlling, or under common control with ABRY L.P. II and/or ABRY L.P. III.

"ABRY L.P. II" means ABRY Broadcast Partners II, L.P., a limited partnership organized under the Laws of the State of Delaware.

"ABRY L.P. III" means ABRY Broadcast Partners III, L.P., a limited partnership organized under the Laws of the State of Delaware.

"ABRY Partners" means ABRY Partners LLC, a limited liability company organized under the Laws of the State of Delaware.

 "Acceptable Discount" has the meaning specified in Section 2.05(e)(iii).

 "Acceptance Date" has the meaning specified in Section 2.05(e)(ii).

"Acquisition Agreements" means the Nexstar Acquisition Agreement and the Mission Acquisition Agreement, and "Acquisition Agreement" means the applicable agreement in the context used.

"Acquisition Documents" means the Nexstar Acquisition Documents and Mission Acquisition Documents.

"Act" has the meaning specified in Section 10.19.

"Additional Lender" has the meaning specified in Section 2.14(c).

 "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent appointed in accordance with Section 9.06.

 "Administrative Agent Fee Letter" means the letter agreement, dated July 18, 2012, among the Borrower, the Nexstar Borrower, the Nexstar Parent Guarantors and the Administrative Agent.

 "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

 "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

 "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

 "Affiliate Transaction" has the meaning specified in Section 7.08.

 "Affiliated Debt Fund" means any Affiliate of the Sponsor (a) that is a bona fide diversified debt fund or other entity that is primarily engaged in, or advises funds or other investment vehicles that are engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its business and (b) with respect to which any ABRY Partners equity fund, does not, nor does any ABRY Fund that owns Equity Interests directly or indirectly in any Nexstar Entity, possess the power to direct or cause the direction of investment policies of such fund.

 "Agents" means, collectively, the Administrative Agent and the Collateral Agent.

 "Aggregate Available Revolving Credit Commitment" means the sum of the Available Revolving Credit Commitments of all Revolving Credit Lenders.

 "Aggregate Commitments" means the Commitments of all the Lenders.

 "Aggregate Delayed Draw Term B Amount" has the meaning specified in Section 2.01(a)(ii).

 "Agreement" means this Credit Agreement.

 "Anti-Money Laundering Laws" means any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties applicable to a Nexstar Entity, a Mission Entity or any of their Subsidiaries related to terrorism financing or money laundering, including any applicable provision of the Act and The Currency and Foreign Transactions Reporting Act (also known as the "Bank Secrecy Act," 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

 "Applicable Discount" has the meaning specified in Section 2.05(e)(iii).

 "Applicable Percentage" means (a)  in respect of the Term A Facility, with respect to any Term A Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A Facility represented by (i) on or prior to the First Amendment Closing Date, such Term A Lender's Term A Commitment at such time, and (ii) thereafter, the principal amount of such Term A Lender's Term A Loans at such time, (b) in respect of the Term B Facility, with respect to any Term B Lender at any time, the percentage (carried out to the ninth decimal place) of the Term B Facility represented by (i) on or prior to the Closing Date, such Term B Lender's Term B Commitment at such time, and (ii) thereafter, the principal amount of such Term B Lender's Term B Loans at such time, (~~b~~c) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender's Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.16 and (~~c~~d) in respect of each Incremental Facility under this Agreement, with respect to any Lender under each such Incremental Facility at any time, the percentage (carried out to the ninth decimal place) of the aggregate Commitments (or Loans, in the case of Incremental Term Loans) in respect of such Incremental Facility represented by such Lender's Commitment (or Loans, in the case of Incremental Term Loans) at such time.  If the commitment of each Revolving Credit Lender to make Revolving Credit Loans have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender (other than Term A Lenders) in respect of each Facility (other than the Term A Facility) is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.  The initial Applicable Percentage of each Term A Lender in respect of the Term A Facility is set forth opposite the name of such Lender on Schedule 2.01(a) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

 "Applicable Rate" means

 (a) in respect of the Revolving Credit Facility, 3.25% per annum for Base Rate Loans and 4.25% per annum for Eurodollar Rate Loans ~~and (b~~,

 (b)           in respect of the Term A Facility, (i) from the First Amendment Closing Date through and including the date that a Compliance Certificate is received by the Administrative Agent pursuant to Section 6.02(a) for the first fiscal quarter ending after the First Amendment Closing Date,  1.25% per annum for Base Rate Loans and 2.25% per annum for Eurodollar Rate Loans, and (ii) thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Total Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate

Pricing Level	Consolidated Total Net Leverage Ratio	Eurodollar Rate Loans	Base Rate Loans

1	< 3.50:1.00	1.75%	0.75%
2	>3.50:1.00 but < 4.50:1.00	2.00%	1.00%
3	>4.50:1.00 but < 5.50:1.00	2.25%	1.25%
4	>5.50:1.00	2.50%	1.50%

  (c) in respect of the Term B Facility, (i) from the Closing Date to the Term B Loan Applicable Rate Adjustment Date, 2.50% per annum for Base Rate Loans and 3.50% per annum for Eurodollar Rate Loans, (ii) on the Term B Loan Applicable Rate Adjustment Date, 2.25% for Base Rate Loans and 3.25% per annum for Eurodollar Rate Loans and (iii) after the Term B Loan Applicable Rate Adjustment Date, the applicable percentage per annum set forth below determined by reference to the Consolidated Total Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate

Pricing Level	Consolidated Total Net Leverage Ratio	Eurodollar Rate Loans	Base Rate Loans

1	<4.75:1.00	3.25%	2.25%
2	> 4.75:1.00	3.50%	2.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, (i) upon the request of the Required Term A Lenders, Pricing Level 4 shall apply in respect of the Term A Facility, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered and (ii) upon the request of the Required Term B Lenders, Pricing Level 2 shall apply in respect of the Term B Facility, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

 Further, notwithstanding the foregoing, the Applicable Rate in respect of any tranche of Extended Revolving Credit Commitments or any Extended Term Loans or Revolving Credit Loans made pursuant to any Extended Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant Extension Offer.

 "Applicable Revolving Credit Percentage" means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender's Applicable Percentage in respect of the Revolving Credit Facility at such time.

 "Applicable Term A Percentage" means with respect to any Term A Lender at any time, such Term A Lender's Applicable Percentage in respect of the Term A Facility at such time.

 "Applicable Term B Percentage" means with respect to any Term B Lender at any time, such Term B Lender's Applicable Percentage in respect of the Term B Facility at such time.

 "Application Date" has the meaning specified in Section 2.05(d).

 "Appropriate Lender" means, at any time, (a) with respect to Commitments of any Class, Lenders that have Commitments with respect to such Class and (b) with respect to Loans of any Class, the Lenders of such Class.

 "Approved Fund" means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender; provided that in no event shall an Affiliated Debt Fund be an "Approved Fund" hereunder.

 "Arranger Fee Letter" means the letter agreement, dated July 18, 2012, among the Borrower, the Nexstar Borrower, the Nexstar Parent Guarantors, the Arrangers and the Initial Lenders.

"Arrangers" means, collectively (a) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (b) UBS Securities LLC and (c) RBC Capital Markets in their capacities as joint lead arrangers and joint book managers.

 "Asset Swap" has the meaning specified in Section 7.05(m).

 "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and acknowledged by the Administrative Agent, substantially in the form of Exhibit E or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent and the Borrower.

 "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.

 "Attributable Indebtedness" means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

"Auction Manager" means (a) the Administrative Agent (or its designated Affiliate) or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Voluntary Prepayment pursuant to Section 2.05(e); provided that the Borrower shall not designate the Administrative Agent or any Affiliate of the Administrative Agent as the Auction Manager without the written consent of the Administrative Agent or such Affiliate, as applicable (it being understood that the Administrative Agent shall not, nor shall any Affiliate of the Administrative Agent, be under any obligation to agree to act as the Auction Manager); provided, further, that no Nexstar Entity or Mission Entity, or any Affiliate of any Nexstar Entity or Mission Entity, may act as the Auction Manager.

 "Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2011, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

 "Availability Period" means in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (a) the Maturity Date for the Revolving Credit Facility, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans pursuant to Section 8.02.

 "Available Amount" means, at any time (the "Available Amount Reference Time"), an amount (which shall not be less than zero) equal to the sum of:

(a) $50,000,000; plus

(b) the cumulative amount of Excess Cash Flow of the Borrower and its Restricted Subsidiaries and the Nexstar Borrower and the Nexstar Restricted Subsidiaries for all fiscal years completed after the Closing Date (commencing with the first full fiscal year ending after the Closing Date) and prior to the Available Amount Reference Time, minus the portion of such Excess Cash Flow that has been (or is required to be) applied after the Closing Date and prior to the Available Amount Reference Time to (i) the prepayment of Term Loans in accordance with Section 2.05(b)(i), and (ii) the prepayment of Nexstar Term Loans in accordance with Section 2.05(b)(i) of the Nexstar Credit Agreement; plus

(c) the amount of any capital contributions or Net Cash Proceeds from any Permitted Equity Issuance (or issuance of debt securities that have been converted into or exchanged for Qualified Equity Interests) (other than (i) any Specified Equity Contribution or (ii) any other capital contributions or equity or debt issuances to the extent utilized in connection with other transactions permitted pursuant to Section 7.03, 7.06 or 7.09, or Section 7.03, 7.06 or 7.09 of the Nexstar Credit Agreement) received by the Nexstar Ultimate Parent and the Borrower during the period from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Time, but only to the extent (A) such capital contributions or Net Cash Proceeds received by the Nexstar Ultimate Parent have been contributed by the Nexstar Ultimate Parent in cash to the Nexstar Borrower as common equity on or prior to the Available Amount Reference Time and (B) such capital contributions or Net Cash Proceeds received by the Borrower were received in cash as common equity on or prior to the Available Amount Reference Time; plus

(d) the aggregate amount of Retained Declined Proceeds retained by the Borrower and Nexstar Retained Declined Proceeds retained by the Nexstar Borrower during the period from the Business Day immediately following the Closing Date through the Available Amount Reference Time; plus

(e) to the extent not already included in the calculation of Consolidated Net Income of the Nexstar Borrower and the Nexstar Restricted Subsidiaries, the aggregate amount of all cash dividends and other cash distributions received by the Borrower or any Restricted Subsidiary or the Nexstar Borrower or any Nexstar Restricted Subsidiary (without duplication) during the period from the Business Day immediately following the Closing Date through the Available Amount Reference Time from Investments made using the Available Amount pursuant to Section 7.03(n) or pursuant to Section 7.03(n) of the Nexstar Credit Agreement in an aggregate amount not to exceed the amount by which the Available Amount was reduced when making such Investments; plus

(f) to the extent not (i) already included in the calculation of Consolidated Net Income of the Nexstar Borrower and the Nexstar Restricted Subsidiaries or (ii) used to prepay Term Loans or otherwise applied in accordance with Section 2.05(b)(ii) or Section 2.05(b)(ii) of the Nexstar Credit Agreement or (iii) constituting Retained Declined Proceeds or Nexstar Retained Declined Proceeds, the aggregate amount of all Net Cash Proceeds received by the Borrower or any Restricted Subsidiary or the Nexstar Borrower or any Nexstar Restricted Subsidiary (without duplication) during the period from the Business Day immediately following the Closing Date through the Available Amount Reference Time in connection with the sale, transfer or other disposition of Investments made using the Available Amount pursuant to Section 7.03(n) or Section 7.03(n) of the Nexstar Credit Agreement in an aggregate amount not to exceed the amount by which the Available Amount was reduced when making such Investments; plus

(g) in the event any Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary or the Nexstar Borrower or a Nexstar Restricted Subsidiary, the fair market value of the Investments of the Borrower and the Restricted Subsidiaries and the Nexstar Borrower and the Nexstar Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), in each case to the extent such Investments correspond to the designation of a Subsidiary as an Unrestricted Subsidiary pursuant to Section 2.18 or Section 2.18 of the Nexstar Credit Agreement and were originally made using the Available Amount pursuant to Section 7.03(n) or Section 7.03(n) of the Nexstar Credit Agreement in an aggregate amount not to exceed the amount by which the Available Amount was reduced when making such Investments; minus

(h) the aggregate amount of (i) any Investments made pursuant to Section 7.03(n) and Section 7.03(n) of the Nexstar Credit Agreement, (ii) any Restricted Payments made pursuant to Section 7.09(j) and Section 7.09(j) of the Nexstar Credit Agreement and (iii) any payments made pursuant to Section 7.06(a)(iii) and Section 7.06(a)(iii) of the Nexstar Credit Agreement, in each case, during the period from the Business Day immediately following the Closing Date through the Available Amount Reference Time (and, for purposes of this clause (h), without taking account of the intended usage of the Available Amount at such Available Amount Reference Time).

 "Available Revolving Credit Commitment" means, at any time as to any Lender, an amount equal to the excess, if any, of the amount of the Revolving Credit Commitment of such Lender at such time, over the Revolving Credit Exposure of such Revolving Credit Lender.

 "Bank of America" means Bank of America, N.A. and its successors.

 "Bankruptcy Code" means Title 11 of the United State Code, as amended, or any similar federal or state law for the relief of debtors.

 "Base Rate" means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate," and (c) the Eurodollar Rate plus 1.00%.  The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

 "Base Rate Loan" means a Loan that bears interest at a rate based on the Base Rate.

 "Borrower" has the meaning specified in the introductory paragraph to this Agreement.

 "Borrower Materials" has the meaning specified in Section 6.02.

 "Borrowing" means a Revolving Credit Borrowing or a Term Borrowing, as the context may require.

 "Broadcast Licenses" means, with respect to the Mission Entities, all FCC Licenses granted, assigned or issued to a Mission Entity to construct, own or operate the Stations, together with all extensions, additions and renewals thereto or thereof, together with all extensions, additions and renewals thereto or thereof.

 "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York or the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

 "Capital Expenditures" means, for any period, the aggregate of, without duplication, all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Restricted Subsidiaries.

 "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

 "Cash Collateral Account" means a blocked, non-interest bearing deposit account of one or more of the Loan Parties at Bank of America in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

 "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Administrative Agent, and the Revolving Credit Lenders, as collateral, cash or deposit account balances or, if the Administrative Agent shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent. "Cash Collateral" shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

 "Cash Equivalents" means any of the following types of Investments, to the extent owned by the Borrower or any of its Restricted Subsidiaries:

(a)           (i) Dollars or (ii) any other foreign currency held by the Borrower and its Restricted Subsidiaries in the ordinary course of business;

(b)           securities issued or directly and fully guaranteed or insured by the United States or Canadian governments or, in each case, any agency or instrumentality of thereof (provided that the full faith and credit of such country is pledged in support thereof), having maturities of not more than two years from the date of acquisition;

(c)           certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any Lender or by any bank or trust company (1) whose commercial paper is rated at least "A-2" or the equivalent thereof by S&P or at least "P-2" or the equivalent thereof by Moody's (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) or (2) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $100 million;

(d)           repurchase obligations for underlying securities of the types described in clauses (b) and (c) entered into with any bank meeting the qualifications specified in clause (c) above;

(e)           commercial paper issued by any Person organized under the Laws of any state of the United States of America (other than any Nexstar Entity, Mission Entity, other Loan Party or Subsidiary of a Loan Party, or any Affiliate of any Nexstar Entity, Mission Entity or any other Loan Party) and rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by S&P or "P-2" or the equivalent thereof by Moody's or carrying an equivalent rating by a Nationally Recognized Statistical Rating Organization, if both of the two named rating agencies cease publishing ratings of investments or, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its long-term debt, and in any case maturing within one year after the date of acquisition thereof;

(f)           readily marketable direct obligations issued by any state of the United States of America, any province of Canada or any political subdivision thereof, in each case, having one of the two highest rating categories obtainable from either Moody's or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than two years from the date of acquisition; and

(g)           interests in any investment company, money market or enhanced high yield fund which invests 95% or more of its assets in instruments of the type specified in clauses (a) through (f) above.

"Cash Management Agreement" means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

"Cash Management Bank" means (a) Bank of America and its Affiliates, and (b) each other Person that, at the time it enters into a Cash Management Agreement with a Loan Party, is a Lender or an Affiliate of a Lender.

"Cash Management Obligations" means obligations owed by any Mission Entity to any Cash Management Bank in respect of any Cash Management Agreement and any overdraft and related liabilities arising from treasury, depository, credit or debit card, purchasing card or cash management services or any automated clearing house transfers of funds.

"Casualty Event" means any event that gives rise to the receipt by any of the Mission Entities of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

"CCA Acquisition" means the acquisition by the Borrower, directly or indirectly, from Malara Enterprises, LLC, of all of the equity interests of White Knight Holdings, Inc. and its subsidiaries.

"CCA Acquisition Agreement" means that certain Stock Purchase Agreement, dated as of April 24, 2013, by and among Communications Corporation of America, the parties listed on Schedule 1.1 thereto, the Borrower, the Nexstar Borrower and SPComCorp, LLC.

"CCA Acquisition Documents" means the CCA Acquisition Agreement and any other document ancillary thereto or designated as "CCA Acquisition Documents" by the Administrative Agent and the Borrower.

"CCA Funding Date" means the date that all the conditions set forth in Sections 4.02 and 4.03 are satisfied and the Borrower makes a Term A Borrowing to fund the CCA Acquisition.

 "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

 "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

 "Change in Law" means the occurrence, after the date of this Agreement, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law," regardless of the date enacted, adopted or issued.

 "Change of Control" means an event or series of events by which:

(a)           100% of the voting and economic interest of the Borrower shall cease to be subject to a Mission Borrower Equity Pledge Agreement; or

(b)           the adoption of a plan relating to the liquidation or dissolution of the Borrower; or

(c)           the sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries taken as a whole to a Person other than a Restricted Subsidiary; or

(d)           a "change of control" or any comparable term under, and as defined in, any Indenture Documentation shall have occurred.

"Class" (a) when used with respect to Lenders, refers to whether such Lenders are Revolving Credit Lenders or Term Lenders, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments, Term A Commitments, Term B Commitments, Extended Revolving Credit Commitments, Incremental Revolving Commitments or Commitments in respect of any Incremental Term Loans and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Term A Loans, Term B Loans, Extended Term Loans or Incremental Term Loans.  Incremental Term Loans and Extended Term Loans that have different terms and conditions (together with the Commitments in respect thereof) shall be construed to be in different Classes.

 "Closing Date" means the date that all the conditions precedent in Section 4.01 are satisfied in accordance with their terms or waived in accordance with Section 10.01.

 "Code" means the Internal Revenue Code of 1986.

 "Collateral" means all of the "Collateral," "Security Agreement Collateral," "Pledged Collateral" and "Mortgaged Property" referred to in the Security Documents and all of the other property that is or is intended under the terms of the Security Documents to be subject to Liens for the benefit of the Secured Parties.

 "Collateral Agent" means Bank of America, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent appointed in accordance with Section 9.06.

 "Collateral and Guarantee Requirement" means, at any time on and after the Closing Date, the requirement that:

(a)           the Collateral Agent shall have received each Security Document required to be delivered on the Closing Date pursuant to Section 4.01 and Section 4.01 of the Nexstar Credit Agreement, or to be delivered after the Closing Date pursuant to Section 6.11 or Section 6.14, and Section 6.11 or Section 6.14 of the Nexstar Credit Agreement, duly executed by each Nexstar Entity and Mission Entity that is a party thereto;

(b)           all Obligations shall have been unconditionally guaranteed by each Guarantor;

(c)           the Obligations and the Guaranties shall have been secured pursuant to the Pledge Agreements by a first-priority security interest in all the Equity Interests of (i) the Nexstar Intermediate Parent, (ii) the Borrower, (iii) the Nexstar Borrower and each other Nexstar Entity (other than the Nexstar Ultimate Parent) and (iv) each of the Restricted Subsidiaries of the Borrower held directly by the Borrower or any Guarantor (and to the extent consistent with the Senior Second Lien Notes Indenture Documentation, the Senior Second Lien Notes Intercreditor Agreement, and the other Indenture Documentation), other than Equity Interests of any JV Entity if and for so long as the terms of any Contractual Obligation existing on the Closing Date prohibit the creation of any other Lien on such Equity Interests (or with respect to any JV Entity acquired after the Closing Date, as of the date of such acquisition; provided such Contractual Obligation was not entered into in connection with or anticipation of such acquisition) (limited, in the case of Equity Interests of any Foreign Subsidiary, to 65% of the issued and outstanding Equity Interests of each such Foreign Subsidiary);

(d)           except to the extent otherwise provided hereunder or under any Security Document, the Obligations and the Guaranties shall have been secured by a perfected security interest in the United States (other than in the case of mortgages, to the extent such security interest may be perfected by delivering certificated securities, filing personal property financing statements or making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office) in, and mortgages on, substantially all tangible and intangible assets of the Borrower and each other Guarantor (including, without limitation, accounts receivable, inventory, equipment, investment property, intellectual property, other general intangibles (including contract rights), intercompany notes, owned real property, leased real property subject to an Existing Mortgage on the Closing Date until the Senior Second Lien Termination Date, and proceeds of the foregoing), in each case, with the priority required by the Security Documents; provided that security interests in real property shall be limited to the Existing Mortgaged Properties and to the Material Real Properties acquired on or after the Closing Date;

(e)           none of the Collateral shall be subject to any Liens other than Liens permitted by Section 7.01; and

(f)           the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Material Real Property required to be delivered pursuant to Section 6.11 or Section 6.14, as the case may be, or Section 6.11 or Section 6.14 of the Nexstar Credit Agreement, as the case may be, duly executed, acknowledged and delivered by the record owner of, or appropriate party with respect to, such Material Real Property, (ii) a Mortgage Policy insuring the Lien of each such Mortgage in an amount not to exceed the fair market value of each such Material Real Property (as reasonably determined by the Borrower), (iii) a completed Life of Loan Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Nexstar Entity or Mission Entity relating thereto) and if any improvements on any Mortgaged Property are located in an area designated as a "special flood hazard area," evidence of such flood insurance as may be required under Section 6.11(c)(v) and Section 6.11(c)(v) of the Nexstar Credit Agreement, (iv) such other documents and items as may be required under Section 6.11 or Section 6.14, as the case may be, or Section 6.11 or Section 6.14 of the Nexstar Credit Agreement, as the case may be, and (v) such existing surveys, existing abstracts, existing appraisals, legal opinions and other documents as the Collateral Agent may reasonably request with respect to any such Material Real Property.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or surveys with respect to, particular assets if and for so long as the Administrative Agent and the Borrower agree in writing that the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom but only if, after the application of Section 2.3 of the Senior Second Lien Notes Intercreditor Agreement prior to the Senior Second Lien Termination Date (i) such assets are not required to be pledged to secure the Senior Second Lien Notes or (ii) the security interest in such assets is not required to be perfected pursuant to the Senior Second Lien Notes Indenture Documentation.

The Administrative Agent may grant extensions of time for creation or the perfection of security interests in or the obtaining of title insurance and surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Mission Entities and the Nexstar Entities on such date) where it reasonably determines, in consultation with the Borrower, that creation or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents.

Subject to the immediately following paragraph, (a) with respect to leases of real property entered into by any Loan Party or any Restricted Subsidiary thereof on or after the Closing Date, such Loan Party or Restricted Subsidiary, as applicable, shall not be required to take any action with respect to creation or perfection of security interests with respect to such leases, (b) Liens and the Guarantees required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Security Documents and, to the extent appropriate in the applicable jurisdiction, as agreed in writing between the Administrative Agent and the Borrower, (c) the Collateral and Guarantee Requirement shall not apply to any of the following assets: (i) any Non-Material Real Property or Real Property that is located in a jurisdiction other than the United States and any leasehold interests in real property other than, prior to the Senior Second Lien Termination Date, leasehold interests subject to Existing Mortgages on the Closing Date, (ii) motor vehicles and other assets subject to certificates of title to the extent a Lien thereon cannot be perfected by the filing of a UCC financing Statement or equivalent~~)~~ other than, prior to the Senior Second Lien Termination Date, Material Motor Vehicles pledged prior to the Closing Date, (iii) investment property and letter of credit rights, in each case acquired after April 19, 2010 with a value of less than $1,000,000 for each such property or right, (iv) any rights or interest in any lease, contract, license or license agreement covering personal property or real property and/or such assets subject thereto, so long as under the terms of such lease, contract, license or license agreement, or applicable Law with respect thereto, the grant of a security interest or Lien therein for the benefit of the Secured Parties (1) is prohibited, (2) would give any other party to such lease, contract, license or license agreement, instrument or indenture the right to terminate its obligations thereunder, or (3) is permitted only with the consent of another party (including, without limitation, any Governmental Authority) (or would render such lease, contract, license or license agreement cancelled, invalid or unenforceable) and such prohibition has not been or is not waived or the consent of the other party to such lease, contract, license or license agreement has not been or is not otherwise obtained; provided, that, this exclusion shall in no way be construed to apply if any such prohibition is unenforceable under the UCC or other applicable Law or so as to limit, impair or otherwise affect the unconditional continuing security interests in and Liens for the benefit of the Secured Parties upon any rights or interests in or to monies due or to become due under any such lease, contract, license or license agreement (including any receivables), (v) any shares of any Foreign Subsidiary other than 65% of all of the issued and outstanding Equity Interests in any Foreign Subsidiary (other than an Immaterial Subsidiary) directly owned by a Loan Party, and (vi) any application for registration of a trademark filed in the United States Patent and Trademark Office on an intent to use basis to the extent that the grant of a security interest in any such trademark application would adversely affect the validity or enforceability or result in cancellation or voiding of such trademark application, provided, however, that such trademark applications shall be considered Collateral upon the filing of a Statement of Use or an Amendment to Allege Use has been filed and accepted in the United States Patent and Trademark Office, (d) no control agreements shall be required with respect to (i) any Excluded Deposit Accounts or (ii) any deposit account or securities account not subject to a control agreement as of the Closing Date; provided that, upon the request of the Administrative Agent, a control agreement shall be required with respect to (x) any Cash Collateral Account holding Cash Collateral and (y) any escrowed funds held by the Administrative Agent in connection with the Little Rock Acquisition or another acquisition agreed to by the Borrower and the Administrative Agent, and (e) no action shall be required with respect to any intellectual property that is governed solely by the laws of one or more jurisdictions other than the United States (nor shall any Loan Party be required to reimburse the Administrative Agent, the Collateral Agent, any Lender or any Secured Party for any costs or expenses incurred in connection with any such action).

 Notwithstanding the foregoing provisions of this definition or any other provision in this Agreement or in any other Loan Document to the contrary, and notwithstanding the various exclusions from the Collateral and Guarantee Requirement set forth herein and the various limitations on rights, benefits and requirements in connection with the collateral set forth in this Collateral and Guarantee Requirement or in any other provision of this Agreement or any other Loan Document that in each case are not also set forth in the Senior Second Lien Notes Indenture Documentation, the Obligations must at all times be secured (in each case by a first and prior Lien in such collateral, assets and properties, subject only to Liens permitted by Section 7.01) by all collateral, assets and properties of the Nexstar Entities, the Mission Entities and their respective Subsidiaries, and the Equity Interests in each of them (other than the Nexstar Ultimate Parent), that secure the Senior Second Lien Notes (or any obligations thereunder), except as permitted by the terms of Section 1.3 of the Senior Second Lien Notes Intercreditor Agreement.

 "Commitment" means a Term A Commitment, a Term B Commitment, a Revolving Credit Commitment, an Extended Revolving Credit Commitment, Incremental Revolving Commitment or a commitment in respect of any Incremental Term Loans or any combination thereof, as the context may require.

 "Commitment Date" has the meaning specified in Section 2.05(d).

 "Commitment Fee" has the meaning specified in Section 2.09(a).

"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C §1 et seq.), as amended from time to time, and any successor statute.

 "Communications Laws" means the Communications Act of 1934, and any similar or successor federal statute, together with all published rules, regulations, policies, orders and decisions of the FCC promulgated thereunder.

 "Compliance Certificate" means a certificate substantially in the form of Exhibit D, or in any other form agreed to by the Borrower and the Administrative Agent.

 "Connection Income Taxes" means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

"Consolidated EBITDA" means, on any date "Consolidated EBITDA" determined under the Nexstar Credit Agreement.

"Consolidated First Lien Leverage Ratio" means, on any date, the "Consolidated First Lien Leverage Ratio" determined under the Nexstar Credit Agreement.

 "Consolidated First Lien Net Leverage Ratio" means, on any date, the "Consolidated First Lien Net Leverage Ratio" determined under the Nexstar Credit Agreement.

"Consolidated Fixed Charge Coverage Ratio" means, on any date, the "Consolidated Fixed Charge Coverage Ratio" determined under the Nexstar Credit Agreement.

"Consolidated Net Debt" means, on any date, the "Consolidated Net Debt" determined under the Nexstar Credit Agreement.

"Consolidated Net Income" means, on any date, the "Consolidated Net Income" determined under the Nexstar Credit Agreement.

 "Consolidated Total Net Leverage Ratio" means, on any date, the "Consolidated Total Net Leverage Ratio" determined under the Nexstar Credit Agreement.

 "Consolidated Total Secured Debt Leverage Ratio" means, on any date, the "Consolidated Total Secured Debt Leverage Ratio" determined under the Nexstar Credit Agreement.

 "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

 "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  "Controlling" and "Controlled" have meanings correlative thereto.

 "Credit Extension" means a Borrowing.

 "Debtor Relief Laws" means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

"Declined Proceeds" has the meaning specified in Section 2.05(b)(v).

 "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

 "Default Rate" means an interest rate equal to, with respect to any overdue amount (other than overdue principal), (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans under the Term B Facility plus (c) 2% per annum; provided, however, that with respect to overdue principal, the Default Rate shall be an interest rate equal to the interest rate (including the relevant Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Law.

 "Defaulting Lender" means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder or under other agreements in which it commits to extend credit, or has made a public statement to that effect, (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.

 "Delayed Draw Term B Amount" has the meaning specified in Section 2.01(a)(ii).

 "Designated Jurisdiction" means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

 "Designated Non-Cash Consideration" means the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(n), or by the Nexstar Borrower or a Nexstar Restricted Subsidiary in connection with a disposition pursuant to Section 7.05(n) of the Nexstar Credit Agreement, as applicable, that in each case is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower or the Nexstar Borrower, as applicable, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

 "Discount Range" has the meaning specified in Section 2.05(e)(ii).

 "Discounted Prepayment Option Notice" has the meaning specified in Section 2.05(e)(ii).

 "Discounted Voluntary Prepayment" has the meaning specified in Section 2.05(e)(i).

 "Discounted Voluntary Prepayment Notice" has the meaning specified in Section 2.05(e)(v).

"Disinterested Director" means, with respect to any Affiliate Transaction, a member of the Board of Directors of the Borrower having no material direct or indirect financial interest in or with respect to such Affiliate Transaction.  A member of the Board of Directors of the Borrower shall be deemed not to have such a financial interest by reason of such member's holding Equity Interest of the Borrower or any options, warrants or other rights in respect of such Equity Interests.

 "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including, pursuant to any Sale Leaseback or any issuance or sale of Equity Interests or as a result of the entry into an agreement or arrangement alienating, relinquishing, surrendering or otherwise transferring the right to use all or a material portion of the spectrum associated with any Broadcast License (including pursuant to an auction of such spectrum, conducted by a Governmental Authority)) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, including but not limited to dispositions pursuant to any Station Sharing Arrangement or other similar arrangement; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by the Nexstar Ultimate Parent of any of its respective Equity Interests to another Person.

 "Disqualified Equity Interests" means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations under the Loan Documents that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date of the Term B Loans.

 "Disqualified Lender" means such Persons that were specifically disclosed in writing to the Arrangers on July 18, 2012 as being "Disqualified Lenders" and approved by the Arrangers.

 "Documentation Agent" means RBC Capital Markets in its capacity as Documentation Agent under this Agreement.

 "Dollar" and "$" mean lawful money of the United States.

 "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

 "EBITDA Percentage" means, as of the date of the consummation of any sale, disposition or exchange of assets (or Equity Interests) by any of the Nexstar Entities or Mission Entities, the ratio, expressed as a percentage, obtained by dividing (a) the portion of Consolidated EBITDA attributable to such assets (or Equity Interests) of such Person for the most recent Test Period calculated on a Pro Forma Basis, such date by (b) Consolidated EBITDA for such Test Period, calculated on a Pro Forma Basis.

 "ECF Percentage" has the meaning specified in Section 2.05(b)(i).

 "Eligible Assignee" means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

 "Embargoed Person" means any party that is publicly identified on the most current list of "Specially Designated Nationals and Blocked Persons" published by OFAC.

 "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, binding rules, judgments, orders, decrees, permits, licenses, or governmental restrictions relating to pollution, the protection of the environment or the release of any Hazardous Materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

 "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party or any of its respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure of any Person to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

 "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

 "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

 "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

 "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan, (b) the withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (c) complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, (e) the institution by the PBGC of proceedings to terminate a Pension Plan, (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (g) the determination that any Pension Plan is considered an at-risk plan or a Multiemployer Plan is in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA, or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

 "Eurodollar Rate" means:

 (a)           for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a LIBOR rate available ("LIBOR"), as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank eurodollar market at their request at approximately 11:00 a.m. (London time), two London Banking Days prior to the commencement of such Interest Period; and

 (b)           for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America's London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank Eurodollar market at their request at the date and time of determination;

provided that in respect of any Term B Loans that are (A) Eurodollar Rate Loans or (B) Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the Eurodollar Rate shall be at all times not less than 1.00%.

 "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on clause (a) of the definition of "Eurodollar Rate."

 "Event of Default" has the meaning specified in Section 8.01.

"Excess Cash Flow" means, as of any date, "Excess Cash Flow" as determined under the Nexstar Credit Agreement

"Excluded Deposit Accounts" means, collectively, (a) on the Closing Date, those deposit accounts set forth on Schedule N to the Nexstar Security Agreement established for (i) payroll, (ii) health benefits and (iii) disbursement accounts solely related to the accounts identified in clauses (i) and (ii) preceding, (b) payroll and employee benefit accounts and accounts held solely in a fiduciary capacity for an unrelated third party that is not (i) a Nexstar Entity, (ii) a Mission Entity or (iii) an Affiliate of a Nexstar Entity or a Mission Entity, or disbursement accounts solely related thereto, and (c) any deposit account held in the name of any Nexstar Entity or any Mission Entity that, when aggregated with the amounts on deposit in all other deposit accounts held in the name of Nexstar Entities and Mission Entities for which a control agreement has not been obtained (other than those in clauses (a) and (b)), do not exceed $500,000, provided however, "Excluded Deposit Accounts" shall not include (x) any Cash Collateral Account holding Cash Collateral and (y) any escrowed funds held by the Administrative Agent in connection with the Little Rock Acquisition.

 "Excluded Real Property" means the real property that formerly housed the operations of the KODE station, the ABC affiliate in Joplin, Missouri.

 "Excluded Subsidiary" means (a) any Immaterial Subsidiary, (b) any Foreign Subsidiary and (c) any Unrestricted Subsidiary.

"Excluded Swap Obligation" means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Future Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor, or the grant of such security interest, would otherwise have become effective with respect to such related Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

"Excluded Taxes" means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient's failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

 "Existing Credit Agreement" means that certain Third Amended and Restated Credit Agreement dated as of April 1, 2005, among the Borrower, Bank of America, as administrative agent, and lenders party thereto from time to time, as amended.

 "Existing Indebtedness" means Indebtedness for borrowed money of each of the Borrower and its Restricted Subsidiaries outstanding immediately prior to the Closing Date.

 "Existing Mortgaged Properties" has the meaning specified in Section 5.07(b).

 "Existing Mortgage Policies" means the Mortgage Policies issued in connection with the Existing Credit Agreement with respect to the Existing Mortgages.

"Existing Mortgages" means the Mortgages executed and delivered in connection with the Existing Credit Agreement.

 "Existing Nexstar Credit Agreement" means that certain Fourth Amended and Restated Credit Agreement dated as of April 1, 2005, among the Nexstar Borrower, the Nexstar Parent Guarantors, Bank of America, as administrative agent, and lenders party thereto from time to time, as amended.

 "Extended Revolving Credit Commitment" has the meaning specified in Section 2.15(a).

 "Extended Term Loans" has the meaning specified in Section 2.15(a).

 "Extending Revolving Credit Lender" has the meaning specified in Section 2.15(a).

 "Extending Term Lender" has the meaning specified in Section 2.15(a).

 "Extension" has the meaning specified in Section 2.15(a).

 "Extension Offer" has the meaning specified in Section 2.15(a).

 "Facility" means the Term A Facility, the Term B Facility or the Revolving Credit Facility, as the context may require, and "Facilities" means ~~both~~the Term A Facility, the Term B Facility and the Revolving Credit Facility, taken together.

 "FASB ASC" means the Accounting Standards Codification of the Financial Accounting Standards Board.

 "FATCA" means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b)(1) of the Code.

 "FCC" means the Federal Communications Commission or any Governmental Authority substituted therefor.

 "FCC Licenses" means a License issued or granted by the FCC.

 "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

 "Fee Letters" means, collectively, (a) the Arranger Fee Letter and (b) the Administrative Agent Fee Letter.

 "Financial Covenants" means the covenants set forth in Section 7.10 of the Nexstar Credit Agreement.

"First Amendment" means that certain First Amendment dated as of June 28, 2013, among the Borrower, the Administrative Agent, the Majority Lenders and the Term Loan A Lenders.

"First Amendment Administrative Agent Fee Letter" means the letter agreement, dated June 28, 2013, among the Borrower, the Nexstar Borrower, Rocky Creek, the Nexstar Parent Guarantors and the Administrative Agent.

"First Amendment Arranger Fee Letter" means the letter agreement, dated June 28, 2013, among the Borrower, the Nexstar Borrower, Rocky Creek, the Nexstar Parent Guarantors, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC.

"First Amendment Arrangers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC.

"First Amendment Closing Date" means the date that the conditions to effectiveness set forth in the First Amendment are satisfied.

"First Amendment Fee Letters" means, collectively, (a) the First Amendment Arranger Fee Letter and (b) the First Amendment Administrative Agent Fee Letter.

"First Amendment Nexstar/Mission Ratable Status" has the meaning specified in Section 10.21(b).

 "Flood Insurance Laws" means, collectively, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (d) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

 "Foreign Lender" means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

 "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

 "FRB" means the Board of Governors of the Federal Reserve System of the United States.

 "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

 "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

 "Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

 "Guarantee Obligations" means, as to any Person, without duplication (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term "Guarantee Obligations" shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness).  The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term "Guarantee" as a verb has a corresponding meaning.

 "Guaranties" means, collectively, (a) the Nexstar Guaranty Agreements, (b) the Mission Guaranty of Nexstar Obligations, (c) the Nexstar Guaranty of Mission Obligations, (d) the Mission Guaranty Agreement, (e) each guaranty supplement to each of the foregoing and (f) any other agreement executed and delivered pursuant to Section 6.11 or Section 6.14 or otherwise Guaranteeing any of the Obligations or Nexstar Obligations.

 "Guarantor" means each of (a) each Restricted Subsidiary that is a Wholly-Owned Subsidiary except Excluded Subsidiaries, (b) the Nexstar Ultimate Parent, (c) the Nexstar Intermediate Parent, (d) the Nexstar Borrower, (e) each entity acquired pursuant to Section 7.03(j) and Section 7.03(j) of the Nexstar Credit Agreement (regardless of whether they are Wholly-Owned) and (f) each other Nexstar Entity (other than any Nexstar Excluded Subsidiary), including, as of the Closing Date, those that are listed on Schedule 5.11 hereto.

 "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

 "Hedge Bank" means any Person that (a) is a Lender or an Affiliate of a Lender at the time it enters into a Secured Hedge Agreement and (b) Bank of America and each of its Affiliates party to a Swap Contract with a Loan Party, in each case in its capacity as a party to such Swap Contract.

 "High Plains" means High Plains Broadcasting Operating Company LLC.

 "High Plains Entities" means, collectively, High Plains and High Plains Broadcasting License Company LLC.

 "Identified Acquisition" means that certain acquisition publicly disclosed by the Borrower for the acquisition of television station WVNY-TV in Burlington, Vermont.

"IFRS" means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

"Immaterial Subsidiary" means, as of any date of determination, each Subsidiary of the Borrower and the Nexstar Borrower that has been designated by the Borrower in writing to the Administrative Agent after the Closing Date as an "Immaterial Subsidiary" for purposes of this Agreement (and not redesignated as a Material Subsidiary as provided below); provided that (i) on such date, the total assets of such Subsidiary or such Nexstar Subsidiary, as applicable, is less than 2.5% of Total Assets of the Nexstar Entities and the Mission Entities (taken as a whole) as of the last day of the most recent Test Period and the gross revenues of such Subsidiary or Nexstar Subsidiary, as applicable, is less than 2.5% of the consolidated gross revenues of the Nexstar Entities and the Mission Entities (taken as a whole) as of the last day of the most recent Test Period, (ii) for purposes of this Agreement, at no time shall (A) the total assets of all Immaterial Subsidiaries (other than Unrestricted Subsidiaries) in the aggregate as of the last day of the most recent Test Period equal or exceed 5% of the Total Assets of the Nexstar Entities and the Mission Entities (taken as a whole) as of such date or (B) the gross revenues for such Test Period of all Immaterial Subsidiaries (other than Unrestricted Subsidiaries) in the aggregate equal or exceed 5% of the consolidated gross revenues of the Nexstar Entities and the Mission Entities (taken as a whole) for such period, in each case determined in accordance with GAAP, (iii) at such time as any such Subsidiary or such Nexstar Subsidiary, as applicable, (A) becomes a party to any Loan Document, (B) executes and delivers a Guaranty or any Security Documents, or (C) Guarantees or provides any other credit support for the Senior Second Lien Notes, the Senior 6 7/8% Notes due 2020, any Subordinated Debt, or any other public indebtedness of any Nexstar Entity or Mission Entity, such Subsidiary or such Nexstar Subsidiary, as applicable, shall at all times thereafter cease to be an Immaterial Subsidiary irrespective of the value of its assets or its revenues, (iv) the Borrower shall not designate any new Immaterial Subsidiary if such designation would not comply with the provisions set forth in clauses (i) and (ii) above, (v) if the total assets or gross revenues of such Subsidiary or such Nexstar Subsidiary, as applicable, so designated by the Borrower as an "Immaterial Subsidiary" (and not redesignated as a Material Subsidiary) shall at any time exceed the limits set forth in clause (i) above, then such Subsidiary or such Nexstar Subsidiary, as applicable, shall be deemed to be a Material Subsidiary and (vi) if the total assets or gross revenues of all Subsidiaries and Nexstar Subsidiaries so designated by the Borrower as "Immaterial Subsidiaries" (and not redesignated as Material Subsidiaries) shall at any time exceed the limits set forth in clause (ii) above, then all such Subsidiaries and Nexstar Subsidiaries shall be deemed to be Material Subsidiaries unless and until the Borrower shall redesignate one or more Immaterial Subsidiaries as Material Subsidiaries, in each case in a written notice to the Administrative Agent, and, as a result thereof, the total assets and gross revenues of all Subsidiaries and Nexstar Subsidiaries still designated as "Immaterial Subsidiaries" in the aggregate do not exceed such limits; and provided further that the Borrower may designate a Subsidiary or a Nexstar Subsidiary as an Immaterial Subsidiary at any time by prior written notice to the Administrative Agent, subject to the terms set forth in this definition.  Each Immaterial Subsidiary of the Borrower and the Nexstar Borrower as of the Closing Date is set forth on Schedule 1.01(d) hereto.  Notwithstanding the foregoing or any other provision in this Agreement or any other Loan Document to the contrary, no Subsidiary or Nexstar Subsidiary shall be considered an "Immaterial Subsidiary" if it does not receive similar treatment under all of the Indenture Documentation.

"Incremental Facilities" has the meaning specified in Section 2.14(a).

"Incremental Facility Amendment" has the meaning specified in Section 2.14(c).

"Incremental Facility Closing Date" has the meaning specified in Section 2.14(c).

"Incremental Revolving Commitments" has the meaning specified in Section 2.14(a).

"Incremental Revolving Facilities" has the meaning specified in Section 2.14(a).

"Incremental Revolving Lender"  means each Lender providing a portion of the Incremental Revolving Commitment.

"Incremental Term A Loans" has the meaning specified in Section 2.14(a).

"Incremental Term B Loans" has the meaning specified in Section 2.14(a).

"Incremental Term Loan Increases" has the meaning specified in Section 2.14(a).

"Incremental Term Loans" has the meaning specified in Section 2.14(a).

 "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)           all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)           all reimbursement or payment obligations of such Person with respect to letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c)           net obligations of such Person under any Swap Contract;

(d)           all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business pursuant to ordinary terms and (ii) any purchase price adjustments and earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after becoming due and payable);

(e)           indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)           all Attributable Indebtedness;

(g)           all obligations of such Person in respect of Disqualified Equity Interests; and

(h)           all Guarantee Obligations of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company or similar organization under the laws of the jurisdiction of such joint venture) in which such Person is a general partner or a joint venturer, except to the extent such Person's liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Net Debt (without giving effect to clause (b) thereof) and (B) in the case of the Mission Entities exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll over or extensions of terms) and made in the ordinary course of business.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.  The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

 "Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party or any Restricted Subsidiary of a Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

 "Indemnitees" has the meaning specified in Section 10.04(b).

 "Indenture Documentation" means, collectively, (a) the Senior Second Lien Notes Indenture Documentation, (b) the Senior 6 7/8% Notes due 2020 Indenture Documentation, and (c) any other indenture, agreement, or other instrument executed by the Borrower or any other Mission Entity or Nexstar Entity, or any Subsidiary of any Loan Party in connection with the issuance of any other public Indebtedness.

 "Inergize Business" means the business of producing, marketing, promoting, selling, licensing, distributing or otherwise commercializing integrated digital management software conducted by Newport Television and High Plains.

 "Information" has the meaning specified in Section 10.07.

 "Initial Lenders" means each of Bank of America, UBS Loan Finance LLC and Royal Bank of Canada.

 "Initial Revolving Borrowing" means one or more borrowings of Revolving Credit Loans on the Closing Date as specified in Section 2.01(b).

 "Intercreditor Agreement" means, collectively, (a) the Senior Second Lien Notes Intercreditor Agreement and (b) an intercreditor agreement by and among the Collateral Agent and the collateral agents or other representatives for the holders of Indebtedness secured by Liens on the Collateral that are intended to rank junior to the Liens securing the Obligations and the Nexstar Obligations and that are otherwise Liens permitted pursuant to Section 7.01, providing that all proceeds of Collateral shall first be applied to repay the Obligations and the Nexstar Obligations in full prior to being applied to any obligations under the Indebtedness secured by such junior Liens and that until the termination of the Commitments and the Nexstar Commitments and the repayment in full (or Cash Collateralization of Nexstar Letters of Credit) of all Obligations and Nexstar Obligations (other than contingent obligations not then due and payable), the Collateral Agent shall have the sole right to exercise remedies against the Collateral (subject to customary exceptions and the expiration of any standstill provisions) and otherwise in form and substance reasonably satisfactory to the Collateral Agent.

 "Interest Payment Date" means (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates, and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

 "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice, or such other period that is twelve months or less requested by the Borrower and consented to by all of the Appropriate Lenders; provided that:

(a)           any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)           no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

 "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person (including pursuant to any Sale Leaseback) or (d) any Sharing Arrangement.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

"IP Rights" has the meaning specified in Section 5.14.

 "IRS" means the United States Internal Revenue Service.

 "Joint Sales Agreement" means, with respect to a television broadcast station, a joint sales agreement or other similar contractual arrangement pursuant to which a Person, other than the Person holding the FCC License of such television broadcast station or an affiliate of such Person, obtains the right to (a) set the advertising rates for such television broadcast station and/or (b) conduct or manage the sale of advertising availabilities on such television broadcast station.

 "JV Entity" means (a) any joint venture and (b) any non-Wholly-Owned Subsidiary of the Borrower.

 "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

 "Leasehold" of any Person means all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

 "Lender" has the meaning specified in the introductory paragraph to this Agreement and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a "Lender."

 "Lender Participation Notice" has the meaning specified in Section 2.05(e)(iii).

 "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

"License" means any authorization, permit, consent, special temporary authorization, franchise, ordinance, registration, certificate, license, agreement or other right filed with, granted by or entered into with a Governmental Authority which permits or authorizes the acquisition, construction, ownership or operation of a television broadcast station or any part thereof.

 "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, deemed trust, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

 "Lien Subordination Provisions" has the meaning specified in Section 8.01(l).

 "Little Rock Acquisition" means the acquisition by the Borrower of substantially all of the assets used or held for use in the operation of two television broadcasting stations located in Little Rock, Arkansas, in each case, owned by Newport Television and Newport Television License pursuant to and, in all material respects, in accordance with the terms of, that certain Mission Acquisition Agreement.

 "Loan" means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan or a Revolving Credit Loan (including any Incremental Term Loans or loans made pursuant to any Incremental Revolving Commitment).

"Loan Documents" means, collectively, (a) this Agreement, (b) the Notes executed and delivered pursuant to Section 4.01(b) or in connection with any reallocation of the Revolving Credit Commitment under the Revolver Reallocation Letter, (c) the Revolver Reallocation Letter, (d) the Guaranties, (e) the Security Documents, (f) the Fee Letters, (g) the Senior Second Lien Notes Intercreditor Agreement and each other Intercreditor Agreement relating to the Obligations, (h) all waivers, consents, agreements and amendments executed in connection with the Revolver Reallocation Letter, the Term B Reallocation Letter or the Term ~~B~~A Reallocation Letter, (i) the Notes executed and delivered in connection with any reallocation of the Term B Commitment under the Term B Reallocation Letter, (j) the Notes executed and delivered in connection with any reallocation of the Term A Commitment under the Term A Reallocation Letter, (k) the Term A Reallocation Letter, (l) the Term B Reallocation Letter and (~~k~~m) all other agreements executed and delivered by any Loan Party in connection with this Agreement; it being understood that no Secured Hedge Agreement shall be a Loan Document.

 "Loan Notice" means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A, or any other form agreed to by the Borrower and the Administrative Agent.

 "Loan Parties" means, collectively, the Borrower and each other Guarantor.

 "Local Marketing Agreement" means, a local marketing arrangement, time brokerage agreement or similar arrangement pursuant to which a Person, subject to customary licensee preemption rights and other limitations, obtains the right to exhibit programming and sell advertising time on such television broadcast station constituting 15% or more of the air time per week of a television broadcast station licensed to another Person.

"London Banking Day" means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

 "Majority Lenders" means, as of any date of determination, Lenders and Nexstar Lenders holding more than 50% of the sum of the (a) Total Outstandings, (b) aggregate unused Revolving Credit Commitments, (c) Nexstar Total Outstandings (with the aggregate amount of each Nexstar Revolving Credit Lender's risk participation and funded participation in Nexstar L/C Obligations and Nexstar Swing Line Loans being deemed "held" by such Nexstar Revolving Credit Lender for purposes of this definition), and (d) aggregate unused Nexstar Revolving Credit Commitments.  The (i) unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender and (ii) unused Nexstar Revolving Credit Commitment of, and the portion of the Nexstar Total Outstandings held or deemed held by, any Nexstar Defaulting Lender, in each case, shall be disregarded in determining Majority Lenders at any time; provided that, the amount of any participation in any Nexstar Swing Line Loan and Nexstar Unreimbursed Amounts that such Nexstar Defaulting Lender has failed to fund that have not been reallocated to and funded by another Nexstar Lender shall be deemed to be held by the Nexstar Lender that is the Nexstar Swing Line Lender or the relevant Nexstar L/C Issuer, as the case may be, in making such determination.

 "Management Advances" means loans or advances made to, or Guarantees with respect to loans or advances made to, directors, officers, employees or consultants of the Borrower or any Restricted Subsidiary:

 (a)           in respect of travel, entertainment or moving related expenses incurred in the ordinary course of business;

 (b)           in respect of moving related expenses incurred in connection with any closing or consolidation of any facility or office; or

 (c)           not exceeding $5,000,000 in the aggregate outstanding at any time.

"Master Agreement" has the meaning specified in the definition of "Swap Contract."

 "Material Adverse Effect" means (a) a material adverse effect on the business, operations, assets, properties, liabilities (actual or contingent) or financial condition of the Mission Entities taken as a whole, (b) a material adverse effect on the ability of any Loan Party or other Restricted Subsidiary of a Loan Party to perform its obligations under any Loan Document to which it is a party, or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party or other Restricted Subsidiary of a Loan Party of any Loan Document to which it is a party.

 "Material Motor Vehicles" means each vehicle or other rolling stock of any Mission Entity which is a broadcast or remote production vehicle pledged to secure the Senior Second Lien Notes on the Closing Date.

 "Material Real Property" means any Real Property other than (i) Non-Material Real Property and (ii) the Excluded Real Property.

 "Material Subsidiary" means each Subsidiary of the Borrower and the Nexstar Borrower that is not an Immaterial Subsidiary.

 "Maturity Date" means

 (a) with respect to the Revolving Credit Facility, the earlier of (i) December 3, 2017 and (ii) January 15, 2017, unless prior to October 15, 2016, the maturity date of the Senior Second Lien Notes has been extended to a date that is not earlier than 90 days after the maturity date set forth in clause (a)(i) preceding,

 ~~"~~Maturity Date~~" means (a) with respect to the Revolving Credit Facility, the earlier of (i) December 3, 2017 and (ii) January 15, 2017, unless prior to October 15, 2016, the maturity date of the Senior Second Lien Notes has been extended to a date that is not earlier than 90 days after the maturity date set forth in~~ clause (a)(i) ~~preceding, and~~ (b) with respect to the Term B Loans, the earlier of (i) December 3, 2019 so long as (A) there is less than $65,000,000 of the Senior Second Lien Notes outstanding on January 15, 2017 or (B) the Consolidated First Lien Net Leverage Ratio is less than or equal to 2.00 to 1.00 as of October 31, 2016 and (ii) if neither clause (b)(i)(A) or clause (b)(i)(B) is true, January 15, ~~2017;~~ provided ~~that if such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.~~2017, and

(c)           with respect to the Term A Loans, the earlier of (i)  June 28, 2018 and (ii) January 15, 2017, unless prior to October 15, 2016, the maturity date of the Senior Second Lien Notes has been extended to a date that is not earlier than 90 days after the maturity date set forth in clause (c)(i) preceding, provided that if such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.

"Maximum Rate" has the meaning specified in Section 10.09.

"Minimum Extension Condition" has the meaning specified in Section 2.15(b).

"Minimum Tranche Amount" has the meaning specified in Section 2.15(b).

"Mission Acquisition Agreement" means that certain Asset Purchase Agreement, dated as of July 18, 2012, among Newport Television and Newport Television License and the Borrower, as such agreement may be amended, modified, waived or otherwise changed.

"Mission Acquisition Documents" means the Mission Acquisition Agreement and any other document ancillary thereto or designated as "Mission Acquisition Documents" by the Administrative Agent and the Borrower.

 "Mission Borrower Equity Pledge Agreements" means, collectively, those certain First Restated Pledge Agreements to be executed by each of the Mission Equity Holders in form and substance substantially similar to those in existence immediately prior to the Closing Date with such changes agreed to by the Borrower and the Administrative Agent, and each supplement to each of the foregoing, and any other agreement executed and delivered pursuant to Section 6.11 or Section 6.14 or otherwise pledging any of the Equity Interests of the Borrower to secure Obligations and Nexstar Obligations.

"Mission Entity" means the Borrower and any Person which is a direct or indirect Restricted Subsidiary of the Borrower.

"Mission Entity Pledge Agreement" means the Third Restated Pledge and Security Agreement to be executed by the Mission Entities, in form and substance substantially similar to the Second Restated Pledge and Security Agreement in existence immediately prior to the Closing Date with such changes agreed to by the Borrower and the Administrative Agent, and each supplement to the foregoing and any other agreement executed and delivered pursuant to Section 6.11 or Section 6.14 or otherwise pledging any of the Equity Interests of any of the Subsidiaries of the Borrower to secure Obligations and Nexstar Obligations.

 "Mission Equity Holders" means Nancie J. Smith and Dennis P. Thatcher, and each other Person owning any Equity Interest in the Borrower.

 "Mission Guaranty Agreement" means that certain Guaranty executed by each of the Subsidiary Guarantors, in form and substance substantially similar to the Second Restated Guaranty (Nexstar Obligations) in existence immediately prior to the Closing Date with such changes agreed to by the Borrower and the Administrative Agent, whereby the Subsidiary Guarantors guarantee the Obligations.

 "Mission Guaranty of Nexstar Obligations" means the Third Restated Guaranty (Nexstar Obligations), dated as of the Closing Date, in form and substance substantially similar to the Second Restated Guaranty (Nexstar Obligations) in existence immediately prior to the Closing Date with such changes agreed to by the Borrower and the Administrative Agent, executed by the Mission Entities, whereby the Mission Entities guarantee the Nexstar Obligations.

 "Mission Pledge Agreements" means, collectively, the Mission Borrower Equity Pledge Agreements and the Mission Entity Pledge Agreement.

 "Mission Security Agreement" means, collectively, that certain Fourth Restated Security Agreement to be executed by the Mission Entities in form and substance substantially similar to the Third Restated Security Agreement in existence immediately prior to the Closing Date with such changes agreed to by the Borrower and the Administrative Agent, each Security Agreement Supplement executed and delivered pursuant to Section 6.11 or Section 6.14 or otherwise, and any other agreement executed and delivered pursuant to Section 6.11 or Section 6.14 or otherwise granting security interests in any assets or properties of the Mission Entities to secure Obligations and Nexstar Obligations.

"Moody's" means Moody's Investors Service, Inc. and any successor thereto.

 "Mortgage" means, collectively, a deed of trust, trust deed, deed to secure debt, mortgage, leasehold deed of trust, leasehold trust deed, leasehold deed to secure debt, leasehold mortgage and other similar instruments creating and evidencing Liens on one or more Real Properties made by the Loan Parties or any Restricted Subsidiary of a Loan Party for the benefit of the Secured Parties to secure all or any part of the Obligations or Nexstar Obligations, together with the assignments of leases and rents referred to therein or executed in connection therewith, including any Mortgage executed and delivered pursuant to Section 6.11 and Section 6.14, or Section 6.11 and Section 6.14 of the Nexstar Credit Agreement.  "Mortgage" includes without limitation each Existing Mortgage together with any applicable Mortgage Amendment.  Each Mortgage shall be in substantially the same form and substance as the Existing Mortgages, with such changes as (a) are required or advisable to comply with different state law or (b) may otherwise be reasonably acceptable to the Borrower, the Administrative Agent and the Collateral Agent (including, without limitation, such changes as may be reasonably satisfactory to the Collateral Agent and the Administrative Agent and their counsel to account for matters of Law, whether local or otherwise).

 "Mortgage Amendment" means an amendment to an Existing Mortgage or an amendment and restatement of an Existing Mortgage, in each case in form and substance reasonably acceptable to the Collateral Agent.

"Mortgage Policy" means a fully paid American Land Title Association Lender's Extended Coverage title insurance policy with endorsements and in an amount acceptable to the Administrative Agent and Collateral Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent and Collateral Agent, insuring the Mortgage in question to be valid first and subsisting Lien on the property described therein, free and clear of all defects (including, but not limited to, filed mechanics' and materialmen's Liens) and encumbrances, excepting only Liens permitted under the Loan Documents, and providing for such other affirmative insurance and such coinsurance and direct access reinsurance as the Administrative Agent and Collateral Agent may deem necessary or desirable.

 "Mortgaged Properties" means collectively, (i) all Existing Mortgaged Properties and (ii) all other Material Real Properties or Nexstar Material Real Properties, owned by any Nexstar Entity or any Mission Entity as applicable, that become subject to a Mortgage.

 "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

 "Nationally Recognized Statistical Rating Organization" means a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act.

 "Net Cash Proceeds" means:

(a)           with respect to any Disposition by the Borrower or any Restricted Subsidiary, or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Borrower or such Restricted Subsidiary) over (ii) the sum of (A) the principal amount, premium or penalty, if any of any Indebtedness that is secured by the applicable asset subject to such Disposition or Casualty Event and that is required to be repaid (and timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket fees and expenses (including attorneys' fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) Taxes paid or reasonably estimated to be actually payable as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated Taxes pursuant to subclause (C) exceeds the amount of Taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds and (D) any reserve for adjustment in respect of (1) the sale price of such asset or assets established in accordance with GAAP and (2) any liabilities associated with such asset or assets and retained by the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or with respect to any indemnification obligations associated with such transaction, it being understood that "Net Cash Proceeds" shall include (i) any cash or Cash Equivalents received upon the Disposition of any non-cash consideration by the Borrower or such Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this subclause (D) or if such liabilities have not been satisfied in cash and such reserve is not reversed within 365 days after such Disposition or Casualty Event, the amount of such reserve; provided that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed $1,000,000 and (y) no such net cash proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year for all Dispositions shall exceed $5,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)); and

(b)           with respect to the incurrence or issuance of any Indebtedness by any Mission Entity, the excess, if any, of (i) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over (ii) the investment banking fees, underwriting discounts, commissions and other reasonable and customary out-of-pocket expenses, incurred by such Mission Entity in connection with such incurrence or issuance; and

(c)           with respect to any Permitted Equity Issuance by any direct or indirect parent of the Borrower, the amount of cash from such Permitted Equity Issuance contributed to the capital of the Borrower.

 "Newport Acquisition" means the acquisition by the Nexstar Borrower of substantially all of the assets used or held for use in the operation of (a) nine television broadcasting stations located in Salt Lake City, Utah, Memphis, Tennessee, Jackson, Tennessee, Binghamton, New York, Elmira, New York, Watertown, New York, and Syracuse, New York and (b) the integrated digital management solutions business, Inergize Digital, in each case owned by Newport Television and Newport Television License.

"Newport Stations" means the television broadcasting stations listed on Exhibit A to the Nexstar Acquisition Agreement.

 "Newport Television" means Newport Television LLC, a Delaware limited liability company.

 "Newport Television License" means Newport Television License LLC, a Delaware limited liability company.

 "Nexstar Acquisition Agreement" means the Asset Purchase Agreement, among the Sellers and the Nexstar Borrower, dated July 18, 2012, as may be amended, modified, waived or otherwise changed.

 "Nexstar Acquisition Documents" means the Nexstar Acquisition Agreement and any other document ancillary thereto or designated as "Nexstar Acquisition Documents" by the Administrative Agent and the Nexstar Borrower.

"Nexstar Administrative Agent" means the "Administrative Agent" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Aggregate Available Revolving Credit Commitment" means the "Aggregate Available Revolving Credit Commitment" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Aggregate Commitments" means the "Aggregate Commitments" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Asset Swaps" means "Asset Swaps" as that term is defined in the Nexstar Credit Agreement.

"Nexstar Borrower" means the "Borrower" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Broadcast Licenses" means "Broadcast Licenses" as that term is defined in the Nexstar Credit Agreement.

"Nexstar Commitments" means the "Commitments" as that term is defined in the Nexstar Credit Agreement.

"Nexstar Collateral" means the "Collateral" as that term is defined in the Nexstar Credit Agreement.

"Nexstar Credit Agreement" means that Fifth Amended and Restated Credit Agreement, dated as of the Closing Date, among the Nexstar Borrower, as borrower, the Nexstar Ultimate Parent, the Nexstar Intermediate Parent, the financial institutions from time to time parties thereto, Bank of America, as administrative agent, as the same may be further amended, modified, restated, supplemented, renewed, extended, increased, rearranged and/or substituted from time to time.

"Nexstar Credit Extensions" means the "Credit Extensions" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Defaulting Lender" means "Defaulting Lender" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Discounted Voluntary Prepayments" means "Discounted Voluntary Prepayments" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Entity" means the Nexstar Ultimate Parent, the Nexstar Intermediate Parent, the Nexstar Borrower and any Person which is a direct or indirect Restricted Subsidiary of the Nexstar Ultimate Parent.

 "Nexstar Event of Default" means an "Event of Default" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Excluded Subsidiary" means "Excluded Subsidiary" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Facility" means "Facility" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar First Amendment Closing Date" means "First Amendment Closing Date" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Guaranty Agreements" means, collectively, (a) the Third Restated Guaranty, dated as of the Closing Date, in form and substance substantially similar to the Second Restated Guaranty in existence immediately prior to the Closing Date with such changes agreed to by the Nexstar Borrower and the Administrative Agent, executed and delivered by the Nexstar Parent Guarantors, whereby the Nexstar Parent Guarantors guarantee the Nexstar Obligations, and (b) each Guaranty, executed and delivered by the Nexstar Subsidiary Guarantors, in form and substance substantially similar to the Second Restated Pledge and Security Agreement in existence immediately prior to the Closing Date with such changes agreed to by the Nexstar Borrower and the Administrative Agent, whereby the Nexstar Subsidiary Guarantors guarantee the Nexstar Obligations.

 "Nexstar Guaranty of Mission Obligations" means the Third Restated Guaranty (Mission Obligations), dated as of the Closing Date, in form and substance substantially similar to the Second Restated Guaranty (Mission Obligations) in existence immediately prior to the Closing Date with such changes agreed to by the Nexstar Borrower and the Administrative Agent, executed and delivered by the Nexstar Entities in favor of the Lenders, whereby the Nexstar Entities guarantee the Obligations.

 "Nexstar Incremental Facilities" means "Incremental Facilities" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Incremental Revolving Commitments" means "Incremental Revolving Commitments" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Incremental Revolving Facility" means "Incremental Revolving Facility" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Incremental Term A Loans" means "Incremental Term A Loans" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Incremental Term Loans" means "Incremental Term Loans" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Intermediate Parent" means Nexstar Finance Holdings, Inc., a Delaware corporation.

 "Nexstar L/C Issuer" means "L/C Issuer" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar L/C Obligations" means "L/C Obligations" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Lender" means "Lender" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Letter of Credit" means a "Letter of Credit" as defined in the Nexstar Credit Agreement.

 "Nexstar Loan" means "Loan" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Loan Documents" means "Loan Documents" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Material Real Property" means "Material Real Property" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar/Mission Agreements" means any and all agreements executed between or among the Borrower and the Nexstar Borrower, or any Nexstar Entity and any Mission Entity, including, without limitation, those agreements listed on Schedule 1.01(a).

 "Nexstar/Mission Ratable Status" has the meaning specified in Section 10.21(b).

 "Nexstar Obligations" means the "Obligations" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Parent Guarantors" means the Nexstar Intermediate Parent, the Nexstar Ultimate Parent, and any other Person holding any portion of the Equity Interests of the Nexstar Borrower.

"Nexstar Pledge Agreement" means the Third Restated Pledge and Security Agreement to be executed by the Nexstar Entities, in form and substance substantially similar to the Second Restated Pledge and Security Agreement in existence immediately prior to the Closing Date with such changes agreed to by the Nexstar Borrower and the Administrative Agent, and each supplement to the foregoing and any other agreement executed and delivered pursuant to Section 6.11 or Section 6.14 of the Nexstar Credit Agreement pledging any of the Equity Interests of any of the Nexstar Entities to secure Nexstar Obligations and Obligations.

 "Nexstar Restricted Subsidiaries" means "Restricted Subsidiaries" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Retained Declined Proceeds" means "Retained Declined Proceeds" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Revolving Credit Borrowings" means "Revolving Credit Borrowings" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Revolving Credit Commitment" means "Revolving Credit Commitment" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Revolving Credit Exposure" means "Revolving Credit Exposure" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Revolving Credit Facility" means "Revolving Credit Facility" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Revolving Credit Lender" means "Revolving Credit Lender" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Revolving Credit Loans" means "Revolving Credit Loans" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Security Agreement" means, collectively, that certain Fourth Restated Security Agreement to be executed by the Nexstar Entities, in form and substance substantially similar to the Third Restated Security Agreement in existence immediately prior to the Closing Date with such changes agreed to by the Nexstar Borrower and the Administrative Agent, each Security Agreement Supplement executed and delivered pursuant to Section 6.11 or Section 6.14 of the Nexstar Credit Agreement and any other agreement executed and delivered pursuant to Section 6.11 or Section 6.14 of the Nexstar Credit Agreement or otherwise granting security interests in any assets or properties of the Nexstar Entities to secure Nexstar Obligations and Obligations.

 "Nexstar Station" means "Station" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Subordinated Debt Documents" means "Subordinated Debt Documents" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Subsidiaries" means "Subsidiaries" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Subsidiary Guarantors" means "Subsidiary Guarantors" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Swing Line Lender" means the "Swing Line Lender" as defined in the Nexstar Credit Agreement

 "Nexstar Swing Line Loan" means a "Swing Line Loan" as defined in the Nexstar Credit Agreement.

 "Nexstar Term A Borrowings" means "Term A Borrowings" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Term A Commitments" means "Term A Commitments" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Term A Lenders" means "Term A Lenders" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Term A Loans" means "Term A Loans" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Term B Borrowings" means "Term B Borrowings" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Term B Commitments" means "Term B Commitments" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Term B Lenders" means "Term B Lenders" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Term B Loans" means "Term B Loans" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Term Lenders" means "Term Lenders" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Term Loan Commitments" means the "Term Loan Commitments" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Term Loans" means "Term Loans" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Total Outstandings" means "Total Outstandings" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Total Revolving Credit Outstandings" means "Total Revolving Credit Outstandings" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Total Term A Loan Outstandings" means "Total Term A Loan Outstandings" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Total Term B Loan Outstandings" means "Total Term B Loan Outstandings" as that term is defined in the Nexstar Credit Agreement.

 "Nexstar Transactions" means "Transactions" as that term is defined in the Nexstar Credit Agreement.

"Nexstar Ultimate Parent" means Nexstar Broadcasting Group, Inc., a Delaware corporation.

 "Nexstar Unreimbursed Amounts" means "Unreimbursed Amounts" as that term is defined in the Nexstar Credit Agreement.

 "Non-Consenting Lender" means any Lender that does not approve any consent, waiver or amendment under this Agreement, any Loan Document, the Nexstar Credit Agreement or any Nexstar Loan Document that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (b) has been approved by the Majority Lenders, the Required Revolving Credit Lenders, the Required Term A Lenders or the Required Term B Lenders, as applicable.

 "Non-Loan Party" means (a) any Nexstar Subsidiary of the Nexstar Ultimate Parent that is not a Loan Party and (b) any Subsidiary that is not a Loan Party.

 "Non-Material Real Property" means, (a) prior to the Senior Second Lien Termination Date, (i) the leasehold Real Property of a Mission Entity not subject to an Existing Mortgage on the Closing Date and (ii) the fee owned Real Property of a Mission Entity that is not subject to an Existing Mortgage on the Closing Date where the book value is less than $2,000,000 and (b) on and after the Senior Second Lien Termination Date, (i) the leasehold Real Property of a Mission Entity and (ii) the fee owned Real Property of a Mission Entity where the book value is less than $2,000,000.

 "Note" means a Term A Note, a Term B Note, or a Revolving Credit Note, as the context may require.

 "Notice of Reinvestment Election" has the meaning specified in Section 2.05(b)(ii)(B)

 "NPL" means the National Priorities List under CERCLA.

 "Obligations" means all (a) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party or other Subsidiary arising under any Loan Document or otherwise with respect to any Loan, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party, or any Subsidiary of a Loan Party, or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (b) obligations of any Loan Party or any other Subsidiary arising under any Secured Hedge Agreement, and (c) Cash Management Obligations~~.~~; provided that the "Obligations" shall exclude any Excluded Swap Obligations.    Without limiting the generality of the foregoing, the Obligations of the Loan Parties and the Subsidiaries of Loan Parties under the Loan Documents (and of any of their Subsidiaries to the extent they have obligations under the Loan Documents) include (i) the obligation (including Guarantee Obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party or any other Subsidiary under any Loan Document and (ii) the obligation of any Loan Party or any other Subsidiary to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary.

 "OECD" means the Organization for Economic Cooperation and Development.

 "OFAC" means the Office of Foreign Assets Control of the United States Department of the Treasury.

 "Offered Loans" has the meaning specified in Section 2.05(e)(iii).

 "OID" has the meaning specified in Section 2.14(b)(viiivii).

 "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

 "Other Connection Taxes" means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

 "Other Taxes" means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

 "Outstanding Amount" means with respect to the Term Loans and Revolving Credit Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans and Revolving Credit Loans, as the case may be, occurring on such date.

 "Overnight Rate" means, for any day, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

 "Participant" has the meaning specified in Section 10.06(d).

 "Participant Register" has the meaning specified in Section 10.06(d).

 "PBGC" means the Pension Benefit Guaranty Corporation.

 "Pension Act" means the Pension Protection Act of 2006.

 "Pension Funding Rules" means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

 "Pension Plan" means any employee pension benefit plan as such term is defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

 "Permitted Acquisition" means any acquisition that is permitted under the terms of Section 7.03(j).

 "Permitted Asset Swap" means any Asset Swap permitted to occur under the terms of Section 7.05(m).

 "Permitted Encumbrances" has the meaning specified in the Mortgages.

 "Permitted Equity Issuance" means any sale or issuance of any Qualified Equity Interests of the Borrower or any direct or indirect parent of the Borrower, in each case to the extent permitted (or not prohibited) hereunder.

"Permitted Refinancing" means, with respect to any Person, any modification (other than a release of such Person), refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, and as otherwise permitted under Section 7.02, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) at the time thereof, no Event of Default shall have occurred and be continuing, (d) to the extent such Indebtedness being so modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being so modified, refinanced, refunded, renewed or extended, (e) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate and redemption premium) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended (provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)), and (f) such modification, refinancing, refunding, renewal or extension is only incurred by the Person who is the obligor of the Indebtedness being so modified, refinanced, refunded, renewed or extended.

 "Permitted Revolver Reallocation" has the meaning specified in the Revolver Reallocation Letter.

 "Permitted Sale Leaseback" means any Sale Leaseback consummated by the Borrower or any Restricted Subsidiary after the Closing Date; provided that (a) no Default exists both before and after giving effect thereto, (b) any such Sale Leaseback not between (i) a Loan Party and another Loan Party or (ii) a Restricted Subsidiary that is not a Loan Party and another Restricted Subsidiary that is not a Loan Party must be, in each case, consummated for fair value as determined at the time of consummation in good faith by the Borrower or such Restricted Subsidiary, (c) all net proceeds and compensation received for each such Sale Leaseback is 100% cash, (d) 100% of the Net Cash Proceeds of such Sale Leaseback are used to prepay the Loans in accordance with the terms of Section 2.05(b) (and except as provided in Section 2.05(b)), and (e) any television stations owned by the Borrower and the Nexstar Borrower in the same market are sold concurrently by the Borrower and the Nexstar Borrower in connection with such Sale Leaseback and in accordance with the terms of this Agreement and the Nexstar Credit Agreement.

 "Permitted Term A Reallocation" has the meaning specified in the Term A Reallocation Letter.

 "Permitted Term B Reallocation" has the meaning specified in the Term B Reallocation Letter.

 "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

 "Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of a Loan Party (or, solely with respect to such a plan subject to Title IV of ERISA or Section 412 of the Code, any ERISA Affiliate) or any such Plan to which a Loan Party (or, solely with respect to such a plan subject to Title IV of ERISA or Section 412 of the Code, any ERISA Affiliate) is required to contribute on behalf of any of its employees.

 "Platform" has the meaning specified in Section 6.02.

"Pledge Agreements" means, collectively, the Nexstar Pledge Agreement and the Mission Pledge Agreements.

"Pro Forma Basis" and "Pro Forma Effect" mean, with respect to compliance with any test hereunder for an applicable period of measurement, that all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement (as of the last date in the case of a balance sheet item) in such test: (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction (excluding Taxes, solely, for purposes of determining clause (iv) of the definition of "Consolidated Fixed Charge Coverage Ratio" in the Nexstar Credit Agreement) (A) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of the Borrower or any division used for operations of the Borrower or any of its Subsidiaries, shall be excluded, and (B) in the case of a Permitted Acquisition or Investment described in the definition of "Specified Transaction," shall be included, (ii) any retirement of Indebtedness, and (iii) any Indebtedness incurred or assumed by the Borrower or any of its Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, the foregoing pro forma adjustments may be applied to any such test solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (as determined by the Borrower in good faith) (1) directly attributable to such transaction, (2) expected to have a continuing impact on the Borrower and its Restricted Subsidiaries and (3) factually supportable.

 "Pro Forma Financial Statements" has the meaning specified in Section 5.05(c).

 "Proposed Discounted Prepayment Amount" has the meaning specified in Section 2.05(e)(ii).

 "Public Lender" has the meaning specified in Section 6.02.

"Qualified ECP Guarantor" means, in respect of any Swap Obligations, at any time, each Loan Party, that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

 "Qualified Equity Interests" means any Equity Interests that are not Disqualified Equity Interests.

 "Qualifying Lenders" has the meaning specified in Section 2.05(e)(iv).

 "Qualifying Loans" has the meaning specified in Section 2.05(e)(iv).

 "Real Property" means, with respect to any Person, all of the right, title and interest of such Person in and to land, and the improvements and fixtures located thereon, including Leaseholds.

"Reallocated Term A Commitment Amount" has the meaning specified in Section 2.01(d)(ii).

 "Recipient" means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party or any Subsidiary of a Loan Party hereunder.

 "Refinancing" means the repayment, repurchase or other discharge of all Existing Indebtedness other than Surviving Indebtedness.

 "Refinancing Revolving Commitments" means Incremental Revolving Commitments and Incremental Revolving Facilities that are designated by a Responsible Officer of the Borrower as "Refinancing Revolving Commitments" in a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent on or prior to the date of incurrence.

 "Refinancing Term Loans" means Incremental Term Loans and Incremental Term Loan Increases that are designated by a Responsible Officer of the Borrower as "Refinancing Term Loans" in a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent on or prior to the date of incurrence.

 "Register" has the meaning specified in Section 10.06(c).

"Rejection Notice" has the meaning specified in Section 2.05(b)(v).

"Related Indemnified Person" means, with respect to any Indemnitee, (a) any controlling person or controlled affiliate of such Indemnitee, (b) the respective directors, officers or employees of such Indemnitee or any of its controlling persons or controlled affiliates and (c) the respective agents, advisors or representatives of such Indemnitee or any of its controlling persons or controlled affiliates, in the case of this clause (c) acting on behalf of such Indemnitee, controlling person or such controlled affiliate; provided that each reference to a controlled affiliate or controlling person in this definition pertains to a controlled affiliate or controlling person involved in the Transaction.

 "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, counsel, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person's Affiliates.

 "Removal Effective Date" has the meaning specified in Section 9.06(b).

 "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

 "Repricing Transaction" means (a) any prepayment or repayment of Term B Loans, with the proceeds of, or any conversion of Term B Loans into, any (i) new or replacement tranche of bank term loans (including Incremental Term Loans) (other than term A loans) or (ii) any Indebtedness incurred under Section 7.02(u)(i), in any case bearing interest with an "effective yield" (taking into account, for example, upfront fees, interest rate spreads, interest rate benchmark floors and original issue discount, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such new or replacement loans) less than the "effective yield" applicable to the Term B Loans (as such comparative yields are determined in the reasonable judgment of the Administrative Agent consistent with generally accepted financial practices) but excluding any new or replacement loans incurred in connection with a Change of Control and (b) any amendment (including pursuant to a Refinancing Term Loan as contemplated by Section 2.14 or replacement of a Term Loan as contemplated by Section 10.01) to the Term B Loans which reduces the "effective yield" applicable to the Term B Loans.  For purposes of the foregoing, "effective yield" per annum, shall mean, as of any date of determination, the sum of (i) the higher of (A) the Eurodollar Rate on such date for a deposit in Dollars with a maturity of one month and (B) the Eurodollar Rate floor, if any, with respect thereto as of such date, (ii) the interest rate margins as of such date (with such interest rate margin and interest spreads to be determined by reference to the Eurodollar Rate) and (iii) the amount of original issue discount and upfront fees thereon (converted to yield assuming a four-year average life and without any present value discount).

 "Request for Credit Extension" means, with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Loan Notice.

 "Required Revolving Credit Lenders" means, as of any date of determination, Revolving Credit Lenders and Nexstar Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings, (b) aggregate unused Revolving Credit Commitments, (c) Nexstar Total Revolving Credit Outstandings (with the aggregate amount of each Nexstar Revolving Credit Lender's risk participation and funded participation in Nexstar L/C Obligations and Nexstar Swing Line Loans being deemed "held" by such Nexstar Revolving Credit Lender for purposes of this definition), and (d) aggregate unused Nexstar Revolving Credit Commitments.  The (i) unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender and (ii) unused Nexstar Revolving Credit Commitment of, and the portion of the Nexstar Total Revolving Credit Outstandings held or deemed held by, any Nexstar Defaulting Lender, in each case, shall be disregarded in determining Required Revolving Credit Lenders at any time; provided that, the amount of any participation in any Nexstar Swing Line Loan and Nexstar Unreimbursed Amounts that such Nexstar Defaulting Lender has failed to fund that have not been reallocated to and funded by another Nexstar Lender shall be deemed to be held by the Nexstar Lender that is the Nexstar Swing Line Lender or the relevant Nexstar L/C Issuer, as the case may be, in making such determination.

 "Required Term A Lenders" means, as of any date of determination, Term A Lenders and Nexstar Term A Lenders holding more than 50% of the sum of the (a) Total Term A Loan Outstandings, (b) Nexstar Total Term A Loan Outstandings and (c) the aggregate outstanding amount of all loans and all other credit extensions under the Rocky Creek Loan.  The (i) portion of the Total Term A Loan Outstandings and the portion of the aggregate outstanding amount of all loans and all other credit extensions under the Rocky Creek Loan held or deemed held by, any Defaulting Lender and (ii) portion of the Nexstar Total Term A Loan Outstandings held or deemed held by, any Nexstar Defaulting Lender, in each case, shall be disregarded in determining Required Term A Lenders at any time.

 "Required Term B Lenders" means, as of any date of determination, Term B Lenders and  Nexstar Term B Lenders holding more than 50% of the sum of the (a) Total Term B Loan Outstandings and (b) Nexstar Total Term B Loan Outstandings.  The (i) portion of the Total Term B Loan Outstandings held or deemed held by, any Defaulting Lender and (ii) portion of the Nexstar Total Term B Loan Outstandings held or deemed held by, any Nexstar Defaulting Lender, in each case, shall be disregarded in determining Required Term B Lenders at any time.

 "Resignation Effective Date" has the meaning specified in Section 9.06(a).

 "Responsible Officer" means the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer or controller of a specified Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

 "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Nexstar Entity or Mission Entity or any of their Restricted Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to any such Person's stockholders, partners or members (or the equivalent of any thereof) in respect of such Equity Interest.

 "Restricted Subsidiary" means (a) any Subsidiary of the Borrower that is not an Unrestricted Subsidiary, (b) when such term is used herein with the designation of "Restricted Subsidiary of the Loan Parties" or "Loan Parties and their Restricted Subsidiaries", or other similar designations, "Restricted Subsidiary" means each Person that meets the qualifications set forth in clause (a) preceding together with each Person meeting the qualification set forth in clause (a) of the definition of "Restricted Subsidiary" in the Nexstar Credit Agreement, and (c) when such term is used herein with the designation of "Restricted Subsidiary of the Nexstar Ultimate Parent", "Restricted Subsidiary" means each Person that meets the qualifications set forth in clause (a) of the definition of "Restricted Subsidiary" in the Nexstar Credit Agreement together with each Person that is a Subsidiary of the Nexstar Ultimate Parent that is required to be a Guarantor and pledge its assets in accordance with the terms of the Nexstar Credit Agreement.

 "Retained Declined Proceeds" has the meaning specified in Section 2.05(b)(v).

 "Revolver Reallocation Letter" means that certain letter among the Borrower, the Revolving Credit Lenders and the Nexstar Revolving Credit Lenders permitting under certain circumstances the reallocation of the Revolving Credit Commitments and the Nexstar Revolving Credit Commitments as described on Schedule 1.01(c).

 "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

 "Revolving Credit Commitment" means, as to each Revolving Credit Lender, its obligation to make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 under the caption "Revolving Credit Commitment" or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement and as such Revolving Credit Commitment may be adjusted in accordance with the terms of the Revolver Reallocation Letter.  The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $35,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement and the Revolver Reallocation Letter.

"Revolving Credit Exposure" means, as to any Revolving Credit Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans.

 "Revolving Credit Facility" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

 "Revolving Credit Lender" means, at any time, any Lender that has a Revolving Credit Commitment or that holds Revolving Credit Loans at such time.

 "Revolving Credit Loan" has the meaning specified in Section 2.01(b).

 "Revolving Credit Note" means a promissory note made by the Borrower payable to any Revolving Credit Lender, or its registered assigns, evidencing Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form of Exhibit C-2.

"Rocky Creek" means Rocky Creek Communications, Inc., a Delaware corporation.

"Rocky Creek Loan" means the loan (if any) provided by one or more of the Term A Lenders to Rocky Creek in an aggregate amount not to exceed $18,000,000 to the extent requested by the Borrower on or prior to the CCA Funding Date.

 "S&P" means Standard & Poor's Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

 "Sale Leaseback" means any transaction or series of related transactions pursuant to which the Borrower or any of its Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

 "Sanction(s)" means any international economic sanction administered or enforced by OFAC, the United Nations Security Council, the European Union, Her Majesty's Treasury or other relevant sanctions authority.

 "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

 "Secured Hedge Agreement" means any Swap Contract permitted under Section 7.02(c) that is entered into by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank.

 "Secured Parties" means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Nexstar L/C Issuers, the Hedge Banks, the Cash Management Banks, the Nexstar Swing Line Lender, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Loan Documents.

 "Securities Act" means the Securities Act of 1933.

 "Security Agreement" means, collectively, the Nexstar Security Agreement, the Mission Security Agreement, and each Security Agreement Supplement executed and delivered pursuant to Section 6.11 and Section 6.14 and pursuant to Section 6.11 and Section 6.14 of the Nexstar Credit Agreement.

 "Security Agreement Supplement" has the meaning specified in the Security Agreement.

 "Security Documents" means, collectively, the Security Agreements, the Pledge Agreements, the Mortgages, each of the deeds of trust, mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements, intellectual property security agreements, assignments, account control agreements, or other agreements granting Liens or security interests, or assignments, required to be delivered pursuant to Section 4.01, Section 6.11 or Section 6.14, or pursuant to Section 4.01, Section 6.11 or Section 6.14 of the Nexstar Credit Agreement, and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee for the benefit of any of the Secured Parties securing all or any portion of the Obligations or the Nexstar Obligations.

 "Sellers" means, collectively, Newport Television and Newport Television License.

 "Senior 6 7/8% Notes due 2020" means the 6 7/8% Senior Notes due 2020 issued by the Nexstar Borrower.

 "Senior 6 7/8% Notes due 2020 Indenture" means that certain Indenture dated November 9, 2012, among the Nexstar Borrower, the Nexstar Intermediate Parent, the Mission Entities and The Bank of New York Mellon, as trustee under such Indenture, executed in connection with the Senior 6 7/8% Notes due 2020 and any supplement or amendment thereto.

 "Senior 6 7/8% Notes due 2020 Indenture Documentation" means the Senior 67/8% Notes due 2020, the Senior 6 7/8% Notes due 2020 Indenture, and all agreements and instruments executed by the Nexstar Borrower or any other Loan Parties or any Subsidiary of a Loan Party in connection with the Senior 6 7/8% Notes due 2020 and the Senior 6 7/8% Notes due 2020 Indenture.

 "Senior Second Lien Notes" means the 8.875% Senior Secured Second Lien Notes due 2017, issued by the Nexstar Borrower and the Borrower.

 "Senior Second Lien Notes Indenture" means that certain Indenture dated April 19, 2010 among the Borrower, the Nexstar Borrower, the Guarantors and The Bank of New York Mellon, as trustee under such Indenture, and Wilmington Trust, FSB, executed in connection with the Senior Second Lien Notes, and any supplement or amendment thereto.

 "Senior Second Lien Notes Indenture Documentation" means the Senior Second Lien Notes, the Senior Second Lien Notes Indenture, and all agreements and instruments executed by the Borrower or any other Loan Parties or any Subsidiary of a Loan Party in connection with the Senior Second Lien Notes and the Senior Second Lien Notes Indenture, including without limitation, all agreements granting any second Lien to secure any of the Senior Second Lien Notes.

 "Senior Second Lien Notes Intercreditor Agreement" means that certain Intercreditor Agreement executed as of April 19, 2010 between the Administrative Agent, The Bank of New York Mellon, the Borrower, the Nexstar Borrower, the other Nexstar Entities, David S. Smith and Wilmington Trust FSB.

 "Senior Second Lien Termination Date" means such date on which the Senior Second Liens Notes have all been repaid in full, extinguished and terminated, regardless of whether by redemption, repayment, defeasance or otherwise and the Senior Second Lien Notes Indenture Documentation has been terminated.

 "Shared Services Agreement" means a shared services arrangement or other similar contractual arrangement pursuant to which a Person owning a television broadcast station provides certain technical, business, management, administrative, back-office or other services in support of the business or operation of a second television broadcast station owned by another Person (who is not an Affiliate of the first Person).

 "Shared Services Party" means, with respect to any Station, any Nexstar Entity that is a party to a Sharing Arrangement with respect to such Station.

 "Sharing Arrangement" means any Shared Services Agreement, Joint Sales Agreement or Local Marketing Agreement.

 "Solvent" and "Solvency" mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property (for the avoidance of doubt, calculated to include goodwill and other intangibles) of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can be reasonably be expected to become an actual or matured liability), (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

 "Specified Acquisition Agreement Representations" means such of the representations made by the Sellers with respect to the Target Assets in the Acquisition Agreements as are material to the interests of the Lenders, but only to the extent that the applicable (a) Nexstar Entity has the right not to consummate the Newport Acquisition or (b) Mission Entity has the right not to consummate the Little Rock Acquisition, as applicable, or to terminate its obligations under the applicable Acquisition Agreement as a result of a breach of such representations in the Acquisition Agreements.

 "Specified Equity Contribution" has the meaning specified in the Nexstar Credit Agreement.

 "Specified Transaction" means any Investment (including the Newport Acquisition and the Little Rock Acquisition), Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation (as a Restricted Subsidiary or an Unrestricted Subsidiary), discontinuance of operations, the incurrence of Incremental Term Loans or Incremental Revolving Commitments, or any other event that by the terms of this Agreement requires such test to be calculated on a "Pro Forma Basis" or after giving "Pro Forma Effect"; provided that any increase in the Revolving Credit Commitment, for purposes of this "Specified Transaction" definition, shall be deemed to be fully drawn; provided, further, that any such Specified Transaction having an aggregate value of less than $5,000,000 shall not be calculated on a "Pro Forma Basis" or after giving "Pro Forma Effect."

 "Sponsor" means each of ABRY Partners and its Affiliates and funds or partnerships managed by it or any of its Affiliates, but not including, however, any of their portfolio companies that do not own Equity Interests directly or indirectly in any of the Loan Parties or any of their Affiliates.

 "Station" means, at any time and with respect to the television broadcast stations of the Borrower (or, as applicable any Subsidiary of the Borrower) (a) as set forth on Schedule 1.01(b) hereto, or (b) as acquired, directly or indirectly, by a Mission Entity after the Closing Date pursuant to a transaction permitted under the Loan Documents; provided, that any such television broadcast station that ceases to be owned, directly or indirectly, by a Mission Entity pursuant to a transaction permitted under the Loan Documents shall, upon the consummation of such transaction, cease to be a "Station" hereunder.  This definition of "Station" may be used with respect to any single television station meeting any of the preceding requirements or all such television stations, as the context requires.

 "Station Sharing Arrangement" means any Sharing Arrangement under which a Person, other than a Nexstar Entity, provides services or obtains the right to provide programming to, or sells advertising availabilities on or with respect to, a Station.

 "Subordinated Debt" means Indebtedness incurred by a Loan Party or any Restricted Subsidiary of a Loan Party that is subordinated in right of payment to the prior payment of all Obligations of such Loan Party or such Restricted Subsidiary of a Loan Party under the Loan Documents, in each case only to the extent the principal amount of such Subordinated Debt is in excess of the Threshold Amount.

 "Subordinated Debt Documents" means any agreement, indenture and instrument pursuant to which any Subordinated Debt is issued, in each case as amended to the extent permitted under the Loan Documents.

 "Subordination Provisions" has the meaning specified in Section 8.01(l).

 "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

 "Subsidiary Guarantors" means, collectively, the Subsidiaries of the Borrower that are Guarantors.

 "Surviving Indebtedness" has the meaning specified in Section 7.02(s).

 "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

"Swap Obligation" means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act.

 "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

 "Syndication Agent" means UBS Securities LLC in its capacity as Syndication Agent under this Agreement.

 "Target Assets" means all assets being acquired pursuant to the Acquisition Agreements.

"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

 "Television Broadcasting Business" means a business substantially all of which consists of the construction, ownership, operation, management, promotion, extension or other utilization of any type of television broadcasting system or any similar television broadcasting business, including the syndication of television programming, the obtaining of a License or franchise to operate such a system or business, and activities incidental thereto, such as providing production services, operating Internet-based information services and selling advertising for such services, and developing uses other than broadcasting for the digital spectrum used by television stations.

"Term A Availability Period" means in respect of the Term A Commitments, the period from and including the First Amendment Closing Date to the earliest of (a) the CCA Funding Date, (b) the date of termination of the commitment of each Term A Lender to make Term A Loans pursuant to Section 8.02 or Section 2.06, and (c) April 30, 2014.

"Term A Borrowing" means a borrowing consisting of Term A Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term A Lenders pursuant to Section 2.01(d)(ii).

"Term A Commitment" means, as to each Term A Lender, its obligation to make a Term A Loan to the Borrower pursuant to Section 2.01(d) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01(a) under the caption "Term A Commitment" or in the Assignment and Assumption pursuant to which such Term A Lender becomes a party hereto, as applicable, as such amount may be (i) adjusted from time to time in accordance with this Agreement and (ii) increased or decreased in accordance with the terms of the Term A Reallocation Letter.  The initial aggregate amount of the Term A Commitments is $90,000,000, as such amount may be increased or decreased in accordance with the terms of the Term A Reallocation Letter.

"Term A Facility" means, at any time, (a) on or prior to the First Amendment Closing Date, the aggregate amount of the Term A Commitments at such time and (b) thereafter, the aggregate principal amount of the Term A Loans of all Term A Lenders outstanding at such time.

"Term A Facility Ticking Fee" has the meaning set forth in Section 2.09(d).

"Term A Lender" means at any time, any Lender that has a Term A Commitment or a Term A Loan at such time or is a lender under the Rocky Creek Loan.

"Term A Loan" means the Loans made pursuant to Section 2.01(d).

"Term A Note" means a promissory note made by the Borrower in favor of a Term A Lender, or its registered assigns, evidencing Term A Loans made by such Term A Lender, substantially in the form of Exhibit C-3.

"Term A Reallocation Letter" means that certain letter among the Borrower, the Term A Lenders and the Nexstar Term A Lenders permitting under certain circumstances the reallocation of the Term A Commitment and Nexstar Term A Commitment as described on Schedule 1.01(c).

 "Term B Advance Period" means that period commencing on the Closing Date and ending on the Term B Advance Period Termination Date.

 "Term B Advance Period Termination Date" means June 3, 2013.

 "Term B Borrowing" means a borrowing consisting of Term B Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term B Lenders pursuant to Section 2.01(a).

 "Term B Commitment" means, as to each Term B Lender, its obligation to make a Term B Loan to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 under the caption "Term B Commitment" or in the Assignment and Assumption pursuant to which such Term B Lender becomes a party hereto, as applicable, as such amount may be (i) adjusted from time to time in accordance with this Agreement and (ii) decreased in accordance with the terms of the Term B Reallocation Letter.  The initial aggregate amount of the Term B Commitments is $104,000,000, as such amount may be decreased in accordance with the terms of the Term B Reallocation Letter.

 "Term B Facility" means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term B Commitments at such time and (b) thereafter, the aggregate principal amount of the Term B Loans of all Term B Lenders outstanding at such time.

 "Term B Lender" means at any time, any Lender that has a Term B Commitment or a Term B Loan at such time.

 "Term B Loan" means a Loan made pursuant to Section 2.01(a).

 "Term B Loan Applicable Rate Adjustment Date" means the first date after March 31, 2013 on which each of the following conditions in clauses (a), (b) and (c) following is satisfied:  (a) there exists no Default on such date, (b) the Consolidated Total Net Leverage Ratio is less than 4.75:1.00 as demonstrated in a Compliance Certificate delivered to the Administrative Agent for the fiscal quarter end March 31, 2013, or for any fiscal quarter end thereafter, and (c) the first date on which (i) both the Term B Lenders and Nexstar Term B Lenders have advanced Term B Loans and Nexstar Term B Loans in the full amount of the aggregate Term B Commitments and the aggregate Nexstar Term B Commitments, respectively or (ii) the Term B Advance Period Termination Date has occurred and the Term B Commitments have been terminated.

 "Term B Note" means a promissory note made by the Borrower in favor of a Term B Lender, or its registered assigns, evidencing Term B Loans made by such Term B Lender, substantially in the form of Exhibit C-1.

 "Term B Reallocation Letter" means that certain letter among the Borrower, the Term B Lenders and the Nexstar Term B Lenders permitting under certain circumstances the reallocation of the Term B Commitment and the Nexstar Term B Commitment as described on Schedule 1.01(c).

 "Term Borrowing" means a Term A Borrowing, a Term B Borrowing or a borrowing in respect of Incremental Term Loans, as the context requires.

 "Term Lender" means, at any time, any Lender that has a Term A Commitment, a Term A Loan, a Term B Commitment, a Term B Loan or an Incremental Term Loan at such time.

 "Term Loan" means a Term A Loan, a Term B Loan, an Incremental Term Loan or an Extended Term Loan, as the context requires.

 "Term Loan Commitments" means a Term A Commitment, a Term B Commitment or a commitment in respect of any Incremental Term Loans or any combination thereof, as the context may require.

 "Test Period" means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date for which financial statements have been or are required to be delivered pursuant to Section 6.01(a) or (b).

 "Threshold Amount" means $25,000,000.

 "Ticking Fee" has the meaning specified in Section 2.09(c).

 "Total Assets" means the total assets of the Nexstar Entities and the Mission Entities on a consolidated basis, as shown on the most recent balance sheet of the Nexstar Ultimate Parent delivered pursuant to Section 6.01(a) or (b) of the Nexstar Credit Agreement (or, for the period prior to the time any such statements are so delivered pursuant to such sections, the pro forma financial statements of the Nexstar Ultimate Parent giving effect to the Transaction).

 "Total Outstandings" means the aggregate Outstanding Amount of all Loans.

 "Total Revolving Credit Outstandings" means, on any date of determination, the aggregate Outstanding Amount of all Revolving Credit Loans on such date.

 "Total Term A Loan Outstandings" means on any date of determination, the aggregate Outstanding Amount of all Term A Loans on such date.

 "Total Term B Loan Outstandings" means on any date of determination, the aggregate Outstanding Amount of all Term B Loans on such date.

 "Transaction" means, collectively, (a) the funding of the Term B Loans and the Initial Revolving Borrowing on the Closing Date, (b) the Refinancing, (c) the consummation of any other transactions in connection with the foregoing and (d) the payment of the fees and expenses incurred in connection with any of the foregoing.

 "Type" means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

 "UCC" means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

 "United States" and "U.S." mean the United States of America.

"Unrestricted Subsidiary" means (a) as of the Closing Date, each Subsidiary of the Borrower and the Nexstar Borrower listed on Schedule 1.01(e), (b) each Subsidiary of the Borrower and the Nexstar Borrower designated by the board of directors of the Borrower and the Nexstar Borrower as an Unrestricted Subsidiary pursuant to Section 2.18 subsequent to the Closing Date and (c) any Subsidiary of an Unrestricted Subsidiary; provided that, notwithstanding the foregoing, no Subsidiary or Nexstar Subsidiary that executes and delivers (or has executed and delivered) (i) any Loan Document, including without limitation a Guaranty or any Security Document, or (ii) a guarantee of (or provides or has provided any other credit support for) the Senior Second Lien Notes, the Senior 6 7/8% Notes due 2020, any Subordinated Debt, or any other public indebtedness of any Nexstar Entity or Mission Entity, or of any Restricted Subsidiary of a Loan Party, such Subsidiary or such Nexstar Subsidiary, as applicable, shall be designated as an Unrestricted Subsidiary.  Notwithstanding the foregoing or any other provision in this Agreement or any other Loan Document to the contrary, no Subsidiary or Nexstar Subsidiary shall be considered an "Unrestricted Subsidiary" if it does not receive similar treatment under all of the Indenture Documentation.

 "U.S. Person" means any Person that is a "United States Person" as defined in Section 7701(a)(30) of the Code.

 "U.S. Tax Compliance Certificate" has the meaning specified in Section 3.01(e)(ii)(B)(III).

"Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.

"Wholly-Owned" means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (a) director's qualifying shares, (b) shares issued to foreign nationals to the extent required by applicable Law and (c) other de minimus share issuances required by local Law) are owned by such Person and/or by one or more wholly-owned Subsidiaries of such Person.

1.02 Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."  The word "will" shall be construed to have the same meaning and effect as the word "shall."  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms; Calculation of Financial Covenants and other Financial Ratios and Terms.

(a) Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b) Changes in GAAP.  If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Majority Lenders shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c) Consolidation of Variable Interest Entities.  All references herein to consolidated financial statements of Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

(d) Calculation of Financial Covenants, and other Financial Ratios and Results.  With respect to the Nexstar Borrower and the Nexstar Restricted Subsidiaries, in calculating Financial Covenants pursuant to the Nexstar Credit Agreement, other financial ratios or results of operations, or financial performance in any manner (including without limitation the calculation of Excess Cash Flow) and for financial reporting purposes, the consolidated financial position and results of operations of the Borrower and its Restricted Subsidiaries (including without limitation, all Indebtedness, other liabilities, revenues and other income) shall be included as if the Borrower is a Restricted Subsidiary of the Nexstar Borrower and any television stations owned by a Mission Entity is a "Nexstar Station," so long as Sharing Arrangements between the Mission Entities and the Nexstar Borrower or one or more Nexstar Restricted Subsidiaries, covering all of the Stations, are in full force and effect.  Notwithstanding the foregoing, inclusion of the financial position and results of the Mission Entities shall at all times be without duplication; to the extent any provision of this Agreement, the Nexstar Credit Agreement or any other Loan Document or Nexstar Loan Document already includes the result of the Mission Entities, this provision shall not operate to duplicate any such included information.

(e) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Consolidated Total Net Leverage Ratio, the Consolidated Fixed Charge Coverage Ratio, the Consolidated Total Secured Debt Leverage Ratio, the Consolidated First Lien Leverage Ratio and the Consolidated First Lien Net Leverage Ratio shall be determined in accordance with the provisions of the Nexstar Credit Agreement and shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

1.04 Rounding.  Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement or required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Timing of Payment or Performance.  When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

1.06 Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to central time (daylight or standard, as applicable).

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 The Loans.

(a) The Term B Loans.  Subject to the terms and conditions set forth herein,

(i)          each Term B Lender severally agrees to make a term loan to the Borrower on the Closing Date in an aggregate principal amount not to exceed such Term B Lender's Applicable Term B Percentage (in effect on the Closing Date) of $44,000,000.  The Term B Borrowing shall consist of Term B Loans made simultaneously by the Term B Lenders in accordance with their respective Term B Commitments.  Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.  Term B Loans may be Base Rate Loans or Eurodollar Rate Loans as further provided herein; and

(ii)          each Term B Lender severally agrees to make one subsequent term loan to the Borrower on any Business Day during the Term B Advance Period for the Term B Facility, in an aggregate principal amount equal to such Term B Lender’s Applicable Term B Percentage of the difference between (x) $60,000,000 and (y) the amount of any reallocation in accordance with clause (iii) below  (such amount, the "Delayed Draw Term B Amount", and the aggregate amount for all Term B Lenders, the "Aggregate Delayed Draw Term B Amount"), provided that, notwithstanding the foregoing, such Aggregate Delayed Draw Term B Amount will only be available to be drawn by the Borrower during the Term B Advance Period if

(A)          the proceeds of such Term B Borrowing are used concurrently (or substantially simultaneously) with the funding of any such Term B Loan  to consummate the Little Rock Acquisition, the Identified Acquisition and/or another acquisition or acquisitions agreed to by the Administrative Agent and the Borrower, so long as (I) on such date of Term B Borrowing, (x) with respect to the Little Rock Acquisition, such acquisition is permitted under Section 7.03(z) and (y) each such acquisition (other than the Little Rock Acquisition) meets all the requirements of a Permitted Acquisition (and such acquisitions (other than the Little Rock Acquisition) shall be treated in all respects as acquisitions in accordance with the terms of Section 7.03(j)) and (II) the amount of such Term Borrowing is not in excess of the sum of the purchase price of such acquisitions and the costs and expenses related thereto; or

(B)          an amount not less than the Aggregate Delayed Draw Term B Amount has been deposited in an escrow account at the Administrative Agent by the Borrower, subject to a control agreement to secure the Obligations and the Nexstar Obligations for the benefit of the Secured Parties, and subject to an escrow agreement satisfactory to the Administrative Agent and the Borrower providing that (I) such escrowed funds will be used to fund the Little Rock Acquisition, the Identified Acquisition and/or any other acquisition or acquisitions agreed to by the Borrower and the Administrative Agent, and the costs and expenses related thereto, in each case in accordance with substantially similar terms as set forth in clause (A) preceding, or (II) to prepay the Term B Loans upon release provisions negotiated by the parties in good faith; or

(C)          any combination of the foregoing clauses (A) and (B) shall have occurred in an aggregate amount totaling not less than the Aggregate Delayed Draw Term B Amount.

On and after the Term B Advance Period Termination Date, no Lender shall be obligated to make any Term B Loan.  Each Term B Borrowing shall consist of Term B Loans made simultaneously by the Term B Lenders in accordance with their respective Term B Commitments.  Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.  Term B Loans may be Base Rate Loans or Eurodollar Rate Loans as further provided herein.

(iii)           After the Closing Date and until the Term B Advance Period Termination Date, the Term B Commitment of each Term B Lender may be reduced one time pursuant to a Permitted Term B Reallocation by the Borrower between the Term B Commitment and the Nexstar Term B Commitment of each Term B Lender.  The Permitted Term B Reallocation shall be limited to a reallocation of all or any portion of the $60,000,000 Term B Commitment that is available after the Closing Date in accordance with the Term B Reallocation Letter.  In connection with the Permitted Term B Reallocation, at the request of the Administrative Agent or any Term B Lender, the Borrower shall execute and deliver to the Administrative Agent replacement Term B Notes in an amount equal to each Term B Lender's Term B Commitment as adjusted in accordance with the terms of the Term B Reallocation Letter.

(b) The Revolving Credit Loans.  Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a "Revolving Credit Loan") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender's Revolving Credit Commitment; provided, however, that after giving effect to any such Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Revolving Credit Lender's Revolving Credit Commitment.  Within the limits of each Revolving Credit Lender's Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b).  Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(c) Permitted Revolver Reallocation.  Each Permitted Revolver Reallocation shall be limited to a reallocation of the Aggregate Available Revolving Credit Commitment and the Nexstar Aggregate Available Revolving Credit Commitment.  In connection with each such Permitted Revolver Reallocation, at the request of the Administrative Agent or any Revolving Credit Lender, the Borrower shall execute and deliver to the Administrative Agent replacement Revolving Credit Notes in an amount equal to each Revolving Credit Lender's Revolving Credit Commitment as adjusted in accordance with the terms of the Revolver Reallocation Letter.

(d)            The Term A Loans.

(i)            Subject to the terms and conditions set forth herein, at any time after the First Amendment Closing Date and during the Term A Availability Period, the Term A Commitment of each Term A Lender may be increased or decreased one time pursuant to a Permitted Term A Reallocation by the Borrower between the Term A Commitment, the Nexstar Term A Commitment and the Rocky Creek Loan, if any, of each Term A Lender.  If the Permitted Term A Reallocation increases the Term A Commitment, it shall be limited to a reallocation of all or any portion of the $94,000,000 Nexstar Term A Commitment (after taking into account the initial $50,000,000 in Nexstar Term A Loans made on the Nexstar First Amendment Closing Date) that is available after the Nexstar First Amendment Closing Date, in accordance with the provisions of Section 2.01(d)(ii) of the Nexstar Credit Agreement and in accordance with the Term A Reallocation Letter (such reallocated amount, the "Reallocated Term A Commitment Amount").  In connection with any Permitted Term A Reallocation, at the request of the Administrative Agent or any Term A Lender, the Borrower shall execute and deliver to the Administrative Agent replacement Term A Notes in an amount equal to each Term A Lender's Term A Commitment as adjusted in accordance with the terms of the Term A Reallocation Letter.

(ii)            Subject to the terms and conditions of Section 4.02 and Section 4.03 set forth herein, each Term A Lender severally agrees to make one Term A Loan to the Borrower on any Business Day during the Term A Availability Period, in an aggregate principal amount equal to such Term A Lender's Applicable Term A Percentage of the Reallocated Term A Commitment Amount.  Such Term A Borrowing shall consist of Term A Loans made simultaneously by the Term A Lenders in accordance with their respective Term A Commitments.  Amounts borrowed under this Section 2.01(d)(ii) and repaid or prepaid may not be reborrowed.  Term A Loans may be Base Rate Loans or Eurodollar Rate Loans as further provided herein.  After the expiration of the Term A Availability Period, no Lender shall be obligated to make any Term A Loan.

2.02 Borrowings, Conversions and Continuations of Loans.  (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 10:00 a.m. (i) three Business Days prior to the requested date of any Borrowing or continuation of Eurodollar Rate Loans or of any conversion of Base Rate Loans to Eurodollar Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans or any conversion of Eurodollar Rate Loans to Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of "Interest Period," the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them.  Not later than 10:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders.  Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.  Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $100,000 in excess thereof.  Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of Loan in a Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  For the avoidance of doubt, the Borrower and the Lenders acknowledge and agree that any conversion or continuation of an existing Loan shall be deemed to be a continuation of that Loan with a converted interest rate methodology and not a new Loan.

(b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in the preceding subsection.  In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 12:00 noon on the Business Day specified in the applicable Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan, unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith.  During the existence of an Event of Default, the Administrative Agent or the Majority Lenders may require that no Loans may be converted to or continued as Eurodollar Rate Loans without the consent of the Majority Lenders.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error.  At any time Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) Anything in subsections (a) to (d) above to the contrary notwithstanding after giving effect to all Term Borrowings and Revolving Credit Borrowings, all conversions of Term Loans and Revolving Credit Loans from one Type to the other, and all continuations of Term Loans and Revolving Credit Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect for Term Borrowings and Revolving Credit Borrowings.

(f) Anything in this Section 2.02 to the contrary notwithstanding, the Borrower may not select the Eurodollar Rate for the initial Credit Extension.

2.03 Intentionally Left Blank.

2.04 Intentionally Left Blank.

2.05 Prepayments.

(a) Optional Prepayments.

(i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty (except as set forth below); provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans, (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, and (C) any prepayment of Base Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender's ratable portion of such prepayment (based on such Lender's Applicable Percentage in respect of the relevant Facility and Incremental Facility).  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied to the installments thereof as directed by the Borrower (it being understood and agreed that if the Borrower does not so direct at the time of such prepayment, such prepayment shall be applied against the scheduled repayments of Term Loans under Section 2.07(a) in direct order of maturity) and shall be paid to the Appropriate Lenders, subject to Section 2.16, in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities and Incremental Facilities.  Notwithstanding the foregoing provisions of this Section 2.05(a) or anything in this Agreement or any other Loan Document to the contrary, in the event that, on or prior to the first anniversary of the Closing Date, the Borrower (a) makes any prepayment of Term B Loans in connection with any Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term B Lenders, a prepayment premium equal to 1% of the amount of the Term B Loans being prepaid or (b) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the non-consenting Term B Lenders to such amendment whose Term B Loans are required to be assigned pursuant to Section 10.13, a prepayment premium equal to 1% of the aggregate amount of the applicable Term B Loans of such non-consenting Term B Lenders outstanding immediately prior to such amendment.

(ii) Intentionally Left Blank.

(iii) Notwithstanding anything to the contrary contained in this Agreement, the Borrower may, subject to Section 3.05, rescind any notice of prepayment under Section 2.05(a) if such prepayment would have resulted from a refinancing of all of the Facilities and Incremental Facilities, which refinancing shall not be consummated or shall otherwise be delayed.

(b) Mandatory Prepayment.

(i) Within five Business Days after the date financial statements are required to be delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans and Nexstar Term Loans (allocated between the Term Loans and Nexstar Term Loans at the discretion of the Borrower) equal to (A) 50% (such percentage as it may be reduced as described below, the "ECF Percentage") of Excess Cash Flow, if any, for the fiscal year covered by such financial statements (commencing with the first full fiscal year ending after the Closing Date), minus (B) the sum of (1) all voluntary prepayments of Term Loans and Nexstar Term Loans (provided that, with respect to Discounted Voluntary Prepayments and Nexstar Discounted Voluntary Prepayments, only the actual amount of cash used to consummate such prepayment shall be included in such calculation) during such fiscal year and (2) all voluntary prepayments of Revolving Credit Loans and Nexstar Revolving Credit Loans during such fiscal year to the extent the Revolving Credit Commitments and/or Nexstar Revolving Credit Commitments, as applicable, are permanently reduced by the amount of such payments, in the case of each of the immediately preceding clauses (1) and (2), to the extent such prepayments are not funded with the proceeds of Indebtedness or any Specified Equity Contribution; provided that (a) the ECF Percentage shall be 25% if the Consolidated First Lien Leverage Ratio for the fiscal year covered by such financial statements was less than or equal to 3.0:1.0 and greater than 2.5:1.0 and (b) the ECF Percentage shall be 0% if the Consolidated First Lien Leverage Ratio for the fiscal year covered by such financial statements was less than or equal to 2.5:1.0.

(ii) (A)           Subject to Section 2.05(b)(ii)(B), if (x) any Mission Entity Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a), (b), (c), (d), (e), (f), (g), (j), (k), (m), (o), (p), (q), (r), (s), (t) or (u)), or (y) any Casualty Event occurs, which in the aggregate results in the realization or receipt by such Person of Net Cash Proceeds, the Borrower shall make a prepayment, in accordance with Section 2.05(b)(ii)(C), of an aggregate principal amount of Term Loans equal to 100% of all such Net Cash Proceeds realized or received; provided that no such prepayment shall be required pursuant to this Section 2.05(b)(ii)(A) with respect to such portion of such Net Cash Proceeds that the Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of its intent to reinvest in accordance with Section 2.05(b)(ii)(B) (which notice may only be provided if no Event of Default has occurred and is then continuing).

(B)           With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than any Disposition specifically excluded from the application of Section 2.05(b)(ii)(A)) or any Casualty Event, at the option of the Borrower (as evidenced in a written notice of reinvestment election (a "Notice of Reinvestment Election") delivered to the Administrative Agent within ten Business Days after the date of realization or receipt of such Net Cash Proceeds), the Borrower may reinvest all or any portion of such Net Cash Proceeds in assets useful for its business (other than working capital) and in Permitted Acquisitions and Capital Expenditures within the later of (x) 12 months following receipt of such Net Cash Proceeds or (y) if the Borrower enters into a legally binding commitment to reinvest such Net Cash Proceeds within 12 months following receipt thereof, 180 days of the date of such legally binding commitment; provided that (i) so long as a Default or an Event of Default shall have occurred and be continuing, the Borrower shall not be permitted to make any such reinvestments (other than pursuant to a legally binding commitment that the Borrower entered into at a time when no Default is continuing) and (ii) if any Net Cash Proceeds are not so reinvested by the deadline specified in clause (x) or (y) above, as applicable, or if any such Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a Notice of Reinvestment Election, an amount equal to 100% of such Net Cash Proceeds shall be applied, in accordance with Section 2.05(b)(ii)(C), to the prepayment of the Term Loans as set forth in this Section 2.05.

(C)           On each occasion that the Borrower must make a prepayment of the Term Loans pursuant to this Section 2.05(b)(ii), the Borrower shall, within five Business Days after the date of realization or receipt of such Net Cash Proceeds (or, in the case of prepayments required pursuant to Section 2.05(b)(ii)(B), within five Business Days of the deadline specified in clause (x) or (y) thereof, as applicable, or of the date the Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested, as the case may be), make a prepayment, in accordance with Section 2.05(b)(v) below, of the principal amount of Term Loans in an amount equal to 100% of such Net Cash Proceeds realized or received.

(iii) If any Mission Entity incurs or issues any (A) Refinancing Term Loans, (B) Indebtedness pursuant to Section 7.02(u)(i) or (C) Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.02, the Borrower shall (1) designate such Term Loans to be prepaid (other than in the case of a prepayment pursuant to subclause (C)) and (2) cause to be prepaid an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five Business Days after the receipt of such Net Cash Proceeds.  If the Borrower obtains any Refinancing Revolving Commitments, the Borrower shall, concurrently with the receipt thereof, terminate Revolving Credit Commitments in an equivalent amount pursuant to Section 2.06.

(iv) (A) Each prepayment of any Term Loans being prepaid pursuant to this Section 2.05(b) shall be applied pro rata as between the Term A Loans and the Term B Loans and within each such tranche first, to the installments thereof pro rata in direct order of maturity for the next eight scheduled payments pursuant to Section 2.07(a) following the applicable prepayment event and second, to the remaining installments thereof pro rata, (B) each prepayment pursuant to Section 2.05(b)(iii)(A) or (B) shall be applied as directed by the Borrower, and (C) each such prepayment shall be paid to the Lenders receiving such prepayment in accordance with their respective Applicable Percentages subject to clause (v) of this Section 2.05(b).

(v) The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i), (ii), and (iii) of this Section 2.05(b) at least five Business Days prior to 1:00 p.m. on the date of such prepayment.  Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment.  The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower's prepayment notice and of such Appropriate Lender's Applicable Percentage of the prepayment.  Each Appropriate Lender may reject all or a portion of its Applicable Percentage of any mandatory prepayment (such declined amounts, the "Declined Proceeds") of Term Loans required to be made pursuant to clauses (i) and (ii) of this Section 2.05(b) by providing written notice (each, a "Rejection Notice") to the Administrative Agent and the Borrower no later than 5:00 p.m. three Business Days after the date of such Lender's receipt of notice from the Administrative Agent regarding such prepayment.  Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory prepayment of Term Loans to be rejected by such Lender.  If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans.  Any Declined Proceeds shall be retained by the Borrower ("Retained Declined Proceeds").

(c) If for any reason the Total Revolving Credit Outstandings at any time exceed the aggregate Revolving Credit Commitments then in effect, the Borrower shall immediately prepay Revolving Credit Loans in an aggregate amount equal to such excess.  Such prepayments shall be applied first to Base Rate Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities.  No prepayment under this Section 2.05(c) shall result in a mandatory reduction of Revolving Credit Commitments.

(d) Anything contained in Section 2.05(b) to the contrary notwithstanding, (i) if, following the occurrence of any "Asset Sale" (as such term is defined in the Senior Second Lien Notes Indenture) by any Loan Party or any of its Subsidiaries, the Borrower is required to commit by a particular date (a "Commitment Date") to apply or cause its Subsidiaries to apply an amount equal to any of the "Net Proceeds" (as defined in the Senior Second Lien Notes Indenture) thereof in a particular manner, or to apply by a particular date (an "Application Date") an amount equal to any such "Net Proceeds" in a particular manner, in either case in order to excuse the Borrower from being required to make an "Asset Sale Offer" (as defined in the Senior Second Lien Notes Indenture) in connection with such "Asset Sale," and the Borrower shall have failed to so commit or to so apply an amount equal to such "Net Proceeds" at least 60 days before the applicable Commitment Date or Application Date, as the case may be, or (ii) if the Borrower at any other time shall have failed to apply or commit or cause to be applied an amount equal to any such "Net Proceeds," and, within 60 days thereafter assuming no further application or commitment of an amount equal to such "Net Proceeds" the Borrower would otherwise be required to make an "Asset Sale Offer" in respect thereof, then in either such case the Borrower shall immediately pay or cause to be paid to the Administrative Agent an amount equal to such "Net Proceeds" to be applied to the payment of the Loans in the manner set forth in Section 2.05(b) in such amounts as shall excuse the Borrower from making any such "Asset Sale Offer."

(e) Discounted Voluntary Prepayments.

(i) Notwithstanding anything to the contrary set forth in this Agreement (including Section 2.13) or any other Loan Document, the Borrower shall have the right at any time and from time to time to prepay Term Loans to the Lenders thereof at a discount to the par value of such Loans and on a non pro rata basis (each, a "Discounted Voluntary Prepayment") pursuant to the procedures described in this Section 2.05(e); provided that (A) no proceeds from Revolving Credit Loans shall be used to consummate any such Discounted Voluntary Prepayment, (B) any Discounted Voluntary Prepayment hereunder must be offered to all Term Lenders on a pro rata basis and must be offered simultaneously on a pro rata basis with a "Discounted Voluntary Prepayment" as defined in the Nexstar Credit Agreement, of Nexstar Term Loans to all Nexstar Term Lenders on a pro rata basis, (C) no Default shall have occurred and be continuing or would result from such Discounted Voluntary Prepayment, (D) no more than one Discounted Prepayment Option Notice shall be issued and pending at any one time and (E) the Borrower shall deliver to the Administrative Agent, together with each Discounted Prepayment Option Notice, a certificate of a Responsible Officer of the Borrower (1) stating that each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.05(e) has been satisfied, (2) stating that it does not possess material nonpublic information with respect to itself and its Restricted Subsidiaries for purposes of United States federal securities laws that has not been disclosed to the Lenders (other than Lenders who have elected not to receive such information) and (3) specifying the aggregate principal amount of Term Loans to be prepaid pursuant to such Discounted Voluntary Prepayment.

(ii) To the extent the Borrower seeks to make a Discounted Voluntary Prepayment, the Borrower will provide written notice to the Auction Manager substantially in the form of Exhibit F hereto (each, a "Discounted Prepayment Option Notice") that the Borrower desires to prepay Term Loans in an aggregate principal amount specified therein by the Borrower (each, a "Proposed Discounted Prepayment Amount"), in each case at a discount to the par value of such Loans as specified below.  The Proposed Discounted Prepayment Amount of any Loans shall not be less than $10,000,000.  The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment (A) the Proposed Discounted Prepayment Amount for Loans to be prepaid, (B) a discount range (which may be a single percentage) selected by the Borrower with respect to such proposed Discounted Voluntary Prepayment equal to a percentage of par of the principal amount of the Loans to be prepaid (the "Discount Range"), and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment, which shall be at least five Business Days following the date of the Discounted Prepayment Option Notice (the "Acceptance Date").

(iii) Upon receipt of a Discounted Prepayment Option Notice, the Auction Manager shall promptly notify each applicable Lender thereof.  On or prior to the Acceptance Date, each such Lender may specify by written notice substantially in the form of Exhibit G hereto (each, a "Lender Participation Notice") to the Auction Manager (A) a maximum discount to par (the "Acceptable Discount") within the Discount Range (for example, a Lender specifying a discount to par of 20% would accept a purchase price of 80% of the par value of the Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of the Loans to be prepaid held by such Lender with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Discount ("Offered Loans").  Based on the Acceptable Discounts and principal amounts of the Loans to be prepaid specified by the Lenders in the applicable Lender Participation Notice, the Auction Manager, in consultation with the Borrower, shall determine the applicable discount for such Loans to be prepaid (the "Applicable Discount"), which Applicable Discount shall be (1) the percentage specified by the Borrower if the Borrower has selected a single percentage pursuant to Section 2.05(e)(ii) for the Discounted Voluntary Prepayment or (2) otherwise, the highest Acceptable Discount at which the Borrower can pay the Proposed Discounted Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Discount, the Applicable Discount shall be the lowest Acceptable Discount specified by the Lenders that is within the Discount Range.  The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Discounted Voluntary Prepayment and have Qualifying Loans.  Any Lender with outstanding Loans to be prepaid whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Loans at any discount to their par value within the Applicable Discount.

(iv) The Borrower shall make a Discounted Voluntary Prepayment by prepaying those Loans to be prepaid (or the respective portions thereof) offered by the Lenders ("Qualifying Lenders") that specify an Acceptable Discount that is equal to or greater than the Applicable Discount ("Qualifying Loans") at the Applicable Discount; provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent).  If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay all Qualifying Loans.

(v) Subject to satisfaction of the conditions in Section 2.05(e)(i), each Discounted Voluntary Prepayment shall be made within five Business Days of the Acceptance Date (or such later date as the Administrative Agent and Auction Manager shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (but subject to Section 3.05), upon irrevocable notice substantially in the form of Exhibit H hereto (each a "Discounted Voluntary Prepayment Notice"), delivered to the Administrative Agent no later than 1:00 p.m., three Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent.  Upon receipt of any Discounted Voluntary Prepayment Notice, the Auction Manager shall promptly notify each relevant Lender thereof.  If any Discounted Voluntary Prepayment Notice is given, subject to satisfaction of the conditions in Section 2.05(e)(i), the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid.  Upon consummation of each Discounted Voluntary Prepayment, any such Term Loans so prepaid shall be immediately cancelled and the par principal amount of such Term Loans so prepaid shall be applied ratably to reduce the remaining installments of such Class of Term Loans (as applicable).

(vi) To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to reasonable procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of Applicable Discount in accordance with Section 2.05(e)(iii) above) established by the Administrative Agent, the Auction Manager and the Borrower.

(vii) Prior to the delivery of a Discounted Voluntary Prepayment Notice, (A) upon written notice to the Auction Manager, the Borrower may withdraw or modify its offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice and (B) no Lender may withdraw its offer to participate in a Discounted Voluntary Prepayment pursuant to any Lender Participation Notice unless the terms of such proposed Discounted Voluntary Prepayment have been modified by the Borrower after the date of such Lender Participation Notice.

(viii) Nothing in this Section 2.05(e) shall (A) require the Borrower to undertake any Discounted Voluntary Prepayment, (B) require any Lender to submit a Lender Participation Notice or (C) limit or restrict the Borrower from making voluntary prepayments of Term B Loans in accordance with Section 2.05(a).

(ix) The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article IX and Section 10.04 to the same extent as if each reference therein to the "Administrative Agent" were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Discounted Voluntary Prepayment.

(f) Interest, Funding Losses, Etc.  All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a Eurodollar Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan pursuant to Section 3.05.

Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans is required to be made under this Section 2.05, prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such Eurodollar Rate Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit with the Administrative Agent the amount of any such prepayment otherwise required to be made hereunder until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05.  Such deposit shall constitute cash collateral for the Eurodollar Rate Loans to be so prepaid; provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 2.05.

2.06 Termination or Reduction of Commitments.

(a) Optional.  The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce Commitments of any Class; provided that (i) any such notice shall be received by the Administrative Agent not later than 10:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $500,000 in excess thereof and (iii) the Borrower shall not terminate or reduce the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility.  Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the Facilities and Incremental Facilities, which refinancing shall not be consummated or otherwise shall be delayed.

(b) Mandatory.  The Term B Commitment of each Term B Lender shall be automatically and permanently reduced to $0 on the Term B Advance Period Termination Date. The Term A Commitments shall terminate on the last day of the Term A Availability Period.  The Revolving Credit Commitments (other than any Extended Revolving Credit Commitments) shall terminate on the applicable Maturity Date.  The Extended Revolving Credit Commitments shall terminate on the respective maturity dates applicable thereto.  If the Borrower obtains any Refinancing Revolving Commitments, the Borrower shall, concurrently with the receipt thereof, terminate Revolving Credit Commitments in an equivalent amount.

(c) Application of Commitment Reductions; Payment of Fees.  The Administrative Agent will promptly notify the Lenders of any termination or reduction of the unused Commitments of any Class under this Section 2.06.  Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender's Applicable Percentage of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.06).  All Commitment Fees accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination.

2.07 Repayment of Loans.

(a) Term B Loans.  Subject to adjustment as a result of the application of prepayments in accordance with Section 2.05, in each case, solely to the extent of any such amounts applied to the prepayment of the Term Loans, (i) the Term B Loans shall be due and payable, and the Borrower shall repay to the Administrative Agent for the ratable account of the Term B Lenders quarterly on the last Business Day of each month of March, June, September and December occurring until the Maturity Date, commencing with the first such payment due and payable on June 30, 2013, an amount equal to 0.25% of the aggregate principal amount of all Term B Loans made by all Term B Lenders under Section 2.01(a); provided, however, that the final principal repayment installment of the Term B Loans shall be due and payable on the Maturity Date for the Term B Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term B Loans outstanding on such date and (ii) the Term A Loans shall be due and payable, and the Borrower shall repay to the Administrative Agent for the ratable account of the Term A Lenders quarterly on the last Business Day of each month of March, June, September and December until the Maturity Date for such Term A Loans, commencing with the first such payment due and payable on the first such date occurring after the First Amendment Closing Date, an amount equal to one quarter of the following annual percentage reductions for each year set forth below of the aggregate principal amount of all Term A Loans made by all Term A Lenders under Section 2.01(d):

Date	Annual Percentage Reduction
For the first year following the First Amendment Closing Date	0%
For the second year following the First Amendment Closing Date	5%
For the third year following the First Amendment Closing Date	7%
For the fourth year following the First Amendment Closing Date	10%
For the fifth year following the First Amendment Closing Date	10%

provided, however, that the final principal repayment installment of the Term A Loans shall be due and payable on the Maturity Date for the Term A Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term A Loans outstanding on such date.

(b) Revolving Credit Loans.  The Revolving Credit Loans shall be due and payable, and the Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders, on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

(c) Intentionally Left Blank.

(d) Obligations.  All other Obligations that are due and payable under the Security Documents and to the Administrative Agent, the Collateral Agent, the First Lien Nexstar Agent (as defined in the Senior Second Lien Notes Intercreditor Agreement), the First Lien Mission Agent (as defined in the Senior Second Lien Notes Intercreditor Agreement), the Nexstar Control Agent (as defined in the Senior Second Lien Notes Intercreditor Agreement) and the Mission Control Agent (as defined in the Senior Second Lien Notes Intercreditor Agreement) under the Senior Second Lien Notes Intercreditor Agreement but remaining outstanding and unpaid shall be due and payable on the latest maturity date for the Term A Loans, Term B Loans, any Loans under Incremental ~~Loans~~Facilities or Extensions, as applicable.

2.08 Interest.

(a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for such Facility and (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility.

(b) (i)           If any amount of principal of any Loan is not paid when due (subject to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)           If any amount (other than the principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (subject to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Majority Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)           Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees.

(a) Commitment Fee.  The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee (the "Commitment Fee") equal to 0.50% per annum on the actual daily amount by which the aggregate Revolving Credit Commitments exceeds the Outstanding Amount of Revolving Credit Loans.  The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period for the Revolving Credit Facility.  The Commitment Fee shall be calculated quarterly in arrears.

(b) Other Fees.

(i) The Borrower shall pay to the Agents for their own respective accounts fees in the amounts and at the times specified in the Administrative Agent Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

(ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Lender).

(c) Ticking Fee.  The Borrower shall pay to the Administrative Agent for the account of each Term B Lender in accordance with its Applicable Term B Percentage, a ticking fee (the "Ticking Fee")

(i)          for the period commencing on the Closing Date and ending on (but not including) March 3, 2013, equal to 1.75% per annum on the actual daily amount by which the aggregate Term B Commitment (as it may be reduced by a Permitted Term B Reallocation) exceeds the sum of the aggregate Outstanding Amount of Term B Loans, subject to adjustment as provided in Section 2.16, and

(ii)          for the period commencing on March 3, 2013 and ending on the Term B Advance Period Termination Date, equal to 3.50% per annum on the actual daily amount by which the aggregate Term B Commitment (as it may be reduced by a Permitted Term B Reallocation) exceeds the sum of the aggregate Outstanding Amount of Term B Loans, subject to adjustment as provided in Section 2.16.

The Ticking Fee shall accrue at all times during the Term B Advance Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Term B Advance Period Termination Date.  The Ticking Fee shall be calculated quarterly in arrears.

(d)            Term A Facility Ticking Fee.  The Borrower shall pay to the Administrative Agent for the account of each Term A Lender in accordance with its Applicable Term A Percentage, a ticking fee (the "Term A Facility Ticking Fee") equal to 0.50% per annum on the actual daily amount by which the aggregate Term A Commitments (as increased or decreased by any Permitted Term A Reallocation) exceeds the sum of the aggregate Outstanding Amount of Term A Loans, for the period commencing on the date that is 120 days after the First Amendment Closing Date and ending on (but not including) the last day of the Term A Availability Period.  The Term A Facility Ticking Fee shall accrue at all times after the date that is the 120th day after the First Amendment Closing Date and during the Term A Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the date that is the 120th day after the First Amendment Closing Date, and on the last day of the Term A Availability Period.  The Term A Facility Ticking Fee shall be calculated quarterly in arrears.

2.10 Computation of Interest and Fees.

(a) All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 days or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which such Loan is made, and shall not accrue on such Loan, or any portion thereof, for the day on which such Loan or such portion is paid, provided that any such Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Borrower, the Borrower, the Nexstar Ultimate Parent or the Lenders determine that (i) the Consolidated Total Net Leverage Ratio as calculated by the Nexstar Borrower or the Nexstar Ultimate Parent as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Total Net Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Term B Lenders and the applicable Term A Lenders promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of the Administrative Agent or any Lender, as the case may be, under Section 2.08(b) or under Article VIII.  The Borrower’s obligations under this paragraph shall survive for a period of one year following the termination of the Aggregate Commitments and the Nexstar Aggregate Commitments, and the repayment of all other Obligations hereunder and Nexstar Obligations.

2.11 Evidence of Debt.  The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of demonstrable error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender's Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

2.12 Payments Generally; Administrative Agent's Clawback.

(a) General.  All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility or relevant Incremental Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office.  All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on, or principal, of Eurodollar Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(b) (i)           Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)           Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans and to make payments pursuant to Section 10.04(c) are several and not joint.  The failure of any Lender to make any Loan or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 10.04(c).

(e) Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds.  Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent in the order of priority set forth in Section 8.04.  If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

2.13 Sharing of Payments by Lenders.  If, other than as expressly provided elsewhere herein, any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment on account of Loans made by it resulting in such Lender receiving payment greater than its pro rata share (or other share contemplated hereunder) thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans, and owing them; provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section 2.13 shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant in accordance with the terms of Section 10.06 or (C) any reallocation in accordance with the terms of Section 10.21.

Each Loan Party and each Restricted Subsidiary of a Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party or such Restricted Subsidiary of a Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party or such Restricted Subsidiary of a Loan Party in the amount of such participation.  The Administrative Agent will keep records (which shall be conclusive and binding in the absence of demonstrable error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments.  Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

2.14 Incremental Credit Extensions.

(a) At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request to add one or more tranches of term A loans (the "Incremental Term A Loans") or term B loans (the "Incremental Term B Loans" and, together with the Incremental Term A Loans, the "Incremental Term Loans"), one or more increases in any Class of Term Loans or Incremental Term Loans (the "Incremental Term Loan Increases"), one or more additional revolving credit facility tranches (the "Incremental Revolving Facilities") or one or more increases in the Revolving Credit Commitments (the "Incremental Revolving Commitments"; together with the Incremental Term Loans, the Incremental Term Loan Increases and the Incremental Revolving Facilities, the "Incremental Facilities"); provided that (i) at the time of each such request and upon the effectiveness of each Incremental Facility Amendment, no Default has occurred and is continuing or shall result therefrom, (ii) after giving Pro Forma Effect thereto (assuming that any such Incremental Revolving Facilities or Incremental Revolving Commitments are drawn in full and excluding the cash proceeds of such Incremental Facility) and after giving effect to any Specified Transaction consummated in connection therewith, the Nexstar Borrower is in compliance (on a Pro Forma Basis) with the Consolidated First Lien Net Leverage Ratio and the Consolidated Total Net Leverage Ratio Financial Covenants as of the end of the most recent Test Period (as if the incurrence of such Incremental Facility had occurred on the first day of such Test Period) and (iii) the sum of (A) the aggregate principal amount of the Revolving Credit Commitment, (B) the aggregate amount of the Nexstar Revolving Credit Commitment, (C) all Incremental Facilities consisting of Incremental Revolving Commitments and Incremental Term A Loans, and (D) Nexstar Incremental Facilities consisting of Nexstar Incremental Revolving Commitments and Nexstar Incremental Term A Loans, shall not exceed $~~150,000,000.~~350,000,000.

(b) The Incremental Facilities are subject to the following terms and conditions:

(i) each Incremental Facility shall have the same guarantees as, and be secured on a pari passu basis by the same Collateral securing, the Obligations hereunder;

(ii) no existing Lender will be required to participate in any such Incremental Facility without its consent;

(iii) no Default would exist after giving effect thereto;

(iv) the maturity date of any such Incremental Term B Loans (including any Refinancing Term Loans) shall be no earlier than the Maturity Date of the Term B Loans and the Weighted Average Life to Maturity of such Incremental Term B Loans shall be not shorter than the then remaining Weighted Average Life to Maturity of the Term B Loans;

(v) in the case of Incremental Revolving Commitments, (A) the maturity date of such Incremental Revolving Commitments shall be the same as the Maturity Date of the Revolving Credit Facility, (B) such Incremental Revolving Commitments shall require no scheduled amortization or mandatory commitment reduction prior to the Maturity Date of the Revolving Credit Facility and (C) the Incremental Revolving Commitments shall be on the exact same terms and pursuant to the exact same documentation applicable to the Revolving Credit Facility;

(vi) in the case of an Incremental Revolving Facility, (A) the maturity date of such Incremental Revolving Facility shall be no earlier than the Maturity Date of the Revolving Credit Facility, (B) such Incremental Revolving Facility shall require no scheduled amortization or mandatory commitment reduction prior to the Maturity Date of the Revolving Credit Facility, (C) the Incremental Revolving Facility shall be on substantially the same terms and pursuant to substantially the same documentation applicable to the Revolving Credit Facility, and (D) borrowings and repayments under the Incremental Revolving Facility shall be made on a pro rata basis with the Revolving Credit Facility;

(vii) the interest rate margins, the maturity date of any Incremental Term A Loans and (subject to clauses (iv) and (vi) above, as appropriate) amortization schedule applicable to any Incremental Term Loans or Incremental Revolving Facilities shall be determined by the Borrower and the lenders thereunder; provided that in the event that the total all in interest rate margins for any Incremental Term B Loans or any Incremental Revolving Facility (in each case, other than Refinancing Term Loans and Refinancing Revolving Commitments) that is incurred on or prior to the date that is 18 months after the Closing Date are higher than the interest rate margins for the Term B Loans or the Revolving Credit Facility, as applicable, by more than (in any case) 50 basis points, then the interest rate margins for the Term B Loans or the Revolving Credit Facility, as the case may be, shall be increased to the extent necessary so that such interest rate margins are equal to the interest rate margins for such Incremental Term B Loans, or Incremental Revolving Facility, as the case may be, minus 50 basis points; provided, further, that, in determining the interest rate margins applicable to the Incremental Term B Loans and the Term B Loans or the Incremental Revolving Facility and the Revolving Credit Facility, (A) customary arrangement or commitment fees payable to the Arrangers (or their affiliates) in connection with the Term B Loans or the Revolving Credit Facility or to one or more arrangers (or their affiliates) of any Incremental Term A Loans, Incremental Term B Loans or Incremental Revolving Facility shall be excluded, (B) original issue discount ("OID") and upfront fees paid to the lenders thereunder shall be included (with OID being equated to interest based on assumed four-year life to maturity or, if shorter, the actual weighted average life to maturity) and (C) if the Incremental Term B Loans or the Incremental Revolving Facilities include an interest rate floor greater than the applicable interest rate floor under the Term B Loans or the Revolving Credit Facility, such differential between interest rate floors shall be equated to the applicable interest rate margin for purposes of determining whether an increase to the interest rate margin under the Facilities shall be required, but only to the extent an increase in the interest rate floor in the Term B Loans or the Revolving Credit Facility, as applicable, would cause an increase in the interest rate then in effect thereunder, and in such case the interest rate floor (but not the interest rate margin) applicable to the Term B Loans or the Revolving Credit Facility, as applicable, shall be increased to the extent of such differential between interest rate floors;

(viii) any Incremental Term A Loans, for purposes of prepayments, shall be treated substantially the same as (and in any event no more favorably than) the Term B Loans;

(ix) any Incremental Term B Loans, for purposes of prepayments, shall be treated substantially the same as (and in any event no more favorably than) the Term B Loans;

(x) any Incremental Term Loans or any Incremental Revolving Facility shall be on terms and pursuant to documentation to be determined; provided that, to the extent such terms and documentation are not consistent with the Term B Loans or the Revolving Credit Facility, as the case may be (except to the extent permitted by clauses (iv), (vi), (vii), (viii) and (ix) above), they shall be reasonably satisfactory to the Administrative Agent; provided, further, that, in the case of any Refinancing Term Loans and Refinancing Revolving Commitments with terms approved by the Administrative Agent pursuant to this clause (x), (A) the terms and conditions of such Incremental Term Loans and Incremental Revolving Facility (excluding pricing and optional prepayment or redemption terms) reflect market terms on the date of incurrence, (B) such Incremental Term Loans or Incremental Revolving Facility shall be subject to the Intercreditor Agreement and (C) such Incremental Term Loans or Incremental Revolving Facility shall not contain covenants (including financial maintenance covenants), taken as a whole, that are materially tighter than (or in addition to) those contained in this Agreement (except for covenants applicable only to the period after the Maturity Date of the Term B Loans); provided, however, that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Refinancing Term Loans or Refinancing Revolving Commitments, as the case may be, together with a reasonably detailed description of the material terms and conditions of such Refinancing Term Loans or Refinancing Revolving Commitments, as the case may be, or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees); and

(xi) each Incremental Facility shall be in an integral multiple of $1,000,000 and be in an aggregate principal amount that is not less than (A) $25,000,000 in the case of any Incremental Term Loans or Incremental Term Loan Increases or (B) $10,000,000 in the case of any Incremental Revolving Facilities or Incremental Revolving Commitments; provided that such amount may be less than the applicable minimum amount if such amount represents all the remaining availability hereunder as set forth above.

(c) Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans, Incremental Term Loan Increases, Incremental Revolving Facilities and/or Incremental Revolving Commitments. Any additional bank, financial institution, existing Lender or other Person that elects to provide the applicable Incremental Facility shall be an Eligible Assignee that is reasonably satisfactory to the Borrower and the Administrative Agent (any such bank, financial institution, existing Lender or other Person being called an "Additional Lender") and, if not already a Lender, shall become a Lender under this Agreement pursuant to an amendment (an "Incremental Facility Amendment") to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, such Additional Lender and the Administrative Agent.  No Incremental Facility Amendment shall require the consent of any Lenders other than the Additional Lenders with respect to such Incremental Facility Amendment.  Commitments in respect of any Incremental Facilities shall become Commitments under this Agreement.  An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.14. The effectiveness of any Incremental Facility Amendment shall, unless otherwise agreed to by the Administrative Agent and the Additional Lenders, be subject to the satisfaction on the date thereof (each, an "Incremental Facility Closing Date") of each of the conditions set forth in Section 4.02 (it being understood that (i) all references to "the date of such Credit Extension" in Section 4.02 shall be deemed to refer to the Incremental Facility Closing Date, (ii) the Incremental Facility Closing Date shall be deemed to be the initial Credit Extension for purposes of Section 4.02(a) and (iii) to the extent the proceeds of any Incremental Facility are being used to finance a Permitted Acquisition and the lenders under such Incremental Facility agree, the conditions in Section 4.02 may be subject to customary "SunGard" limitations). The proceeds of any Incremental Term Loans and Incremental Term Loan Increases will be used only for general corporate purposes (including Permitted Acquisitions).  The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

2.15 Extensions of Term Loans and Revolving Credit Commitments.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an "Extension Offer") made from time to time by the Borrower to all Lenders of any tranche of Term Loans with a like maturity date or Revolving Credit Commitments with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Credit Commitments with a like maturity date, as the case may be) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender's relevant tranche of Term Loans and/or Revolving Credit Commitments and otherwise modify the terms of such tranche of Term Loans and/or Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Credit Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender's Term Loans) (each, an "Extension," and each group of Term Loans or Revolving Credit Commitments, as applicable, in each case as so extended, as well as the original Term Loans and the original Revolving Credit Commitments (in each case not so extended), being a "tranche"; any Extended Term Loans (as defined below) shall constitute a separate tranche of Term Loans from the tranche of Term Loans from which they were converted, and any Extended Revolving Credit Commitments (as defined below) shall constitute a separate tranche of Revolving Credit Commitments from the tranche of Revolving Credit Commitments from which they were converted), so long as the following terms are satisfied: (i) no Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders, (ii) except as to interest rates, fees and final maturity (which shall be determined by the Borrower and set forth in the relevant Extension Offer), the Revolving Credit Commitment of any Revolving Credit Lender that agrees to an extension with respect to such Revolving Credit Commitment (an "Extending Revolving Credit Lender") extended pursuant to an Extension (an "Extended Revolving Credit Commitment"), and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with the same terms as the original Revolving Credit Commitments (and related outstandings); provided that at no time shall there be Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments and any original Revolving Credit Commitments) which have more than three different maturity dates, (iii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v) and (vi), be determined between the Borrower and set forth in the relevant Extension Offer), the Term Loans of any Term Lender that agrees to an extension with respect to such Term Loans (an "Extending Term Lender") extended pursuant to any Extension ("Extended Term Loans") shall have the same terms as the tranche of Term Loans subject to such Extension Offer until the maturity of such Term Loans, (iv) the final maturity date of any Extended Term Loans shall be no earlier than the then latest maturity date hereunder and the amortization schedule applicable to Term B Loans pursuant to Section 2.07(a) for periods prior to the Maturity Date for Term B Loans, as applicable, may not be increased, (v) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, (vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (vii) if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Credit Commitments, as the case may be, in respect of which Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Credit Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans or Revolving Credit Loans, as the case may be, of such Term Lenders or Revolving Credit Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or Revolving Credit Lenders, as the case may be, have accepted such Extension Offer, (viii) all documentation in respect of such Extension shall be consistent with the foregoing, (ix) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower, (x) the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agent and (xi) an extension comparable to each such Extension has been consummated (or will be concurrently consummated) with respect to the relevant Nexstar Loans under the Nexstar Credit Agreement on a pro rata basis.

(b) With respect to all Extensions consummated by the Borrower pursuant to this subsection, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that (A) the Borrower may at its election specify as a condition (a "Minimum Extension Condition") to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower's sole discretion and may be waived by the Borrower) of Term Loans or Revolving Credit Commitments (as applicable) of any or all applicable tranches be tendered and (B) no tranche of Extended Term Loans shall be in an amount of less than $20,000,000 (or, if less, the then aggregate outstanding amount of the Term Loans) (the "Minimum Tranche Amount"), unless such Minimum Tranche Amount is waived by the Administrative Agent. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this subsection (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.05, 2.12, 2.13 and 10.01) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.

(c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Credit Commitments (or a portion thereof).  Each Lender may, but is not obligated to, extend the maturity date of each such Lender's Term Loans and/or Revolving Credit Commitments.  All Extended Term Loans, all Extended Revolving Credit Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Revolving Credit Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this subsection.  Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Administrative Agent and the Collateral Agent are hereby directed to amend) any Mortgage that has a maturity date prior to the then latest maturity date so that such maturity date is extended to the then latest maturity date (or such later date as may be advised by local counsel to the Administrative Agent or Collateral Agent).

(d) In connection with any Extension, the Borrower shall provide the Administrative Agent at least five Business Days' (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section.

2.16 Defaulting Lenders.

(a) Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments.  Such Defaulting Lender's right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of " Majority Lenders," "Required Revolving Credit Lenders," "Required Term A Lenders," "Required Term B Lenders" and Section 10.01.

(ii) Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy such Defaulting Lender's potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders, as a result of any judgment of a court of competent jurisdiction obtained by any Lender, against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; fifth, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.  No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b) Defaulting Lender Cure.  If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Credit Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans to be held on a pro rata basis by the Revolving Credit Lenders in accordance with their Applicable Revolving Credit Percentages, whereupon such Revolving Credit Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from a Defaulting Lender to a Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender.

2.17 Intentionally Left Blank.

2.18 Designation of Subsidiaries.

(a) Subject to Section 2.18(b), the board of directors of the Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Subsidiary that is an Unrestricted Subsidiary as a Restricted Subsidiary.  The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower's investment therein.  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

(b) The Borrower may not (x) designate any Restricted Subsidiary as an Unrestricted Subsidiary, or (y) designate an Unrestricted Subsidiary as a Restricted Subsidiary, in each case unless:

(i) no Default shall have occurred and be continuing or would result therefrom;

(ii) in the case of clause (b)(x) only, (A) the Subsidiary to be so designated does not (directly, or indirectly through its Subsidiaries) own any Equity Interests or Indebtedness of, or own or hold any Lien on any property of, any Nexstar Entity or any Mission Entity, (B) the Subsidiary to be so designated does not guarantee or otherwise provide credit support for the Senior Second Lien Notes or is otherwise obligated under any other Indenture Documentation or any Permitted Refinancing of any thereof, or any security with respect to any of such debt issuances and (C) none of the Nexstar Entities or Mission Entities shall at any time be directly or indirectly liable (or otherwise provide credit support for) for any Indebtedness, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary); and

(iii) the Nexstar Borrower shall be in compliance (on a Pro Forma Basis) with the Financial Covenants as of the end of the most recent Test Period (as if such designation had occurred on the first day of such Test Period).

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Loan Party or any Subsidiary of a Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws.  If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent, a Loan Party or any Subsidiary of a Loan Party, then the Administrative Agent, such Loan Party or such Subsidiary of a Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any Loan Party or any Subsidiary of a Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party or the applicable Subsidiary of a Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If any Loan Party, any Subsidiary of a Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party, such Subsidiary of a Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party, such Subsidiary of a Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party or the applicable Subsidiary of a Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

~~(b)~~ Payment of Other Taxes by the Loan Parties and their Subsidiaries.  Without limiting the provisions of subsection (a) above, the Loan Parties and the Subsidiaries of the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnifications.

(i) Each of the Loan Parties and the Subsidiaries of the Loan Parties shall, and does hereby, jointly and severally, indemnify each Recipient, and shall make payment in respect thereof within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii) Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within ten days after demand therefor, (A) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party or any Subsidiary of a Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties and their Subsidiaries to do so), (B) the Administrative Agent, the Loan Parties and the Subsidiaries of the Loan Parties, as applicable, against any Taxes attributable to such Lender's failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (C) the Administrative Agent, the Loan Parties, and the Subsidiaries of the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent, a Loan Party or a Subsidiary of a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments.  Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and to the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in subsections (ii)(A), (ii)(B) and (ii)(D) of this Section 3.01(e)) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(II) executed originals of IRS Form W-8ECI;

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) executed originals of IRS Form W 8BEN; or

(IV) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W 8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this subclause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party or any Subsidiary of a Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party or such Subsidiary of a Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party or such Subsidiary of a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party or such Subsidiary of a Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party or such Subsidiary of a Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party or any Subsidiary of a Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party, any Subsidiary of a Loan Party or any other Person.

(g) Survival.  Each party's obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02 Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (a) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates.  If the Majority Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Majority Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04 Increased Costs; Reserves on Eurodollar Rate Loans.

(a) Increased Costs Generally.  If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e));

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender's holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

(c) Certificates for Reimbursement.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.

(d) Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on Eurodollar Rate Loans.  The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least ten days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice ten days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten days from receipt of such notice.

3.05 Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss or expense (excluding loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.

3.07 Survival.  All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Initial Credit Extension.  The obligation of each Lender to make Loans on the Closing Date, is subject at the time of the making of such Loans to the satisfaction of the following conditions on or before such date:

(a) Credit Agreement.  This Agreement shall have been duly executed and delivered by each party to this Agreement and the exhibits and schedules hereto shall be in form and substance reasonably satisfactory to the Administrative Agent.

(b) Notes.  The Administrative Agent shall have received a Note duly executed by the Borrower in favor of each Lender requesting a Note.

(c) Acquisition Documents.  The Administrative Agent shall have received a certified copy of the Acquisition Documents, duly executed by the parties thereto (together with all exhibits and schedules thereto), and each of which shall be in full force and effect.

(d) Borrower Organization Documents. The Administrative Agent shall have received (i) a copy of the Organization Documents, including all amendments thereto, of the Borrower, certified, if applicable, as of a recent date by the Secretary of State or other competent authority of the state of its organization, if applicable, or similar Governmental Authority, and a certificate as to the good standing or comparable certificate under applicable Law (where relevant) of the Borrower as of a recent date from the Closing Date, from such Secretary of State, similar Governmental Authority or other competent authority and (ii) a certificate of the Secretary or Assistant Secretary or comparable officer under applicable Law or director of the Borrower dated the Closing Date and certifying (where relevant) (A) that attached thereto is a true and complete copy of the Organization Documents of the Borrower as in effect on the Closing Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of the Borrower authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the Organization Documents of the Borrower have not been amended since the date of the last amendment shown on such certificate, (D) as to (if applicable) the incumbency and specimen signature of each officer executing any Loan Document on behalf of the Borrower and countersigned by another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or comparable officer under applicable Law executing the certificate pursuant to clause (ii) above and (E) such other matters that are customarily included in a certificate of this nature in the jurisdiction of its incorporation or organization.

(e) Guarantor Organization Documents. The Administrative Agent shall have received (i) a copy of the Organization Documents, including all amendments thereto, of each of the Guarantors, certified, if applicable, as of a recent date by the Secretary of State or other competent authority of the state of their respective organization, if applicable, or similar Governmental Authority, and a certificate as to the good standing or comparable certificate under applicable Law (where relevant) of each Guarantor as of a recent date from the Closing Date, from such respective Secretary of State, similar Governmental Authority or other competent authority and (ii) a certificate of the Secretary or Assistant Secretary or comparable officer under applicable Law or director of each of the Guarantors dated the Closing Date and certifying (where relevant) (A) that attached thereto is a true and complete copy of the Organization Documents of each of the Guarantors as in effect on the Closing Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of each of the Guarantors authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the Organization Documents of each such Guarantor have not been amended since the date of the last amendment shown on such certificate, (D) as to (if applicable) the incumbency and specimen signature of each officer executing any Loan Document on behalf of each Guarantor and countersigned by another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or comparable officer under applicable Law executing the certificate pursuant to clause (ii) above and (E) such other matters that are customarily included in a certificate of this nature in the jurisdiction of its incorporation or organization.

(f) USA PATRIOT Act.  The Administrative Agent and the Arrangers shall have received all documentation and other information about the Borrower and the Guarantors at least three Business Days prior to the Closing Date as has been reasonably requested in writing at least ten days prior to the Closing Date by the Administrative Agent and the Arrangers that they reasonably determine is required by regulatory authorities under applicable "know your customer" and Anti-Money Laundering Laws, including without limitation, the Act.

(g) Legal Opinions.  The Administrative Agent shall have received, on behalf of itself, the Collateral Agent, the Lenders, the Nexstar Swing Line Lender and the Nexstar L/C Issuers, (i) an opinion of Kirkland & Ellis LLP, counsel for the Borrower, the Nexstar Entities and the Mission Entities, addressed to the Nexstar L/C Issuers, the Administrative Agent, the Collateral Agent and the Lenders and permitted to be relied upon by any persons who become Lenders pursuant to the primary syndication of the Facilities, in each case in form and substance reasonably satisfactory to the Administrative Agent and the Lenders and customary for senior secured credit facilities in transactions of this kind (including a customary no conflicts opinion with respect to (A) the Senior Second Lien Notes, the Senior Second Lien Notes Indenture, the Senior Second Lien Notes Intercreditor Agreement and the "Security Documents" (as defined in the Senior Second Lien Notes Indenture), and (B) the Senior 6 7/8% Notes due 2020 and Senior 6 7/8% Notes due 2020 Indenture), and (ii) an opinion of Wiley Rein, LLP, special FCC counsel for the Nexstar Entities and the Mission Entities, addressed to the Nexstar L/C Issuers, the Administrative Agent, the Collateral Agent, the Nexstar Swing Line Lender and the Lenders and capable of being relied upon by any persons who become Lenders pursuant to the primary syndication of the Facilities, with respect to the Target Assets only and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

(h) Intentionally Left Blank.

(i) Certain Collateral and Guarantees.  Each of the Guaranties, each of the Security Agreements, each of the Pledge Agreements and all other Security Documents shall have been duly executed and delivered by each party thereto and the Borrower shall have delivered or caused to have been delivered (i) UCC financing statements for each Loan Party identifying the Borrower and all Guarantors as debtors and (ii) stock certificates of (A) each Nexstar Entity that is a Domestic Subsidiary of the Nexstar Ultimate Parent and that are required to be pledged pursuant to the Collateral and Guarantee Requirement, together with undated stock powers duly executed in blank and (B) each Mission Entity that is required to be pledged pursuant to the Collateral and Guarantee Requirement, together with undated stock powers duly executed in blank.

(j) Refinancing.  Concurrently with the funding of the Loans, all obligations of the Nexstar Entities and Mission Entities under the Existing Credit Agreement and the Existing Nexstar Credit Agreement shall have been refinanced in full.  After giving effect to the consummation of the Transactions, the Borrower and its Subsidiaries shall have no outstanding preferred equity, Indebtedness or Guarantee Obligations (other than ordinary course trade payables), except for indebtedness (i) incurred pursuant to the (A) Loans, (B) Senior Second Lien Notes, and (C) Senior 6 7/8% Notes due 2020, (ii) described in the Acquisition Agreements (other than Indebtedness specifically contemplated to be refinanced in connection with the Transactions), and (iii) expressly permitted by this Agreement.

(k) Nexstar Credit Agreement.  Concurrently on the Closing Date, the Nexstar Credit Agreement shall be executed, delivered and effective on substantially similar terms for the Nexstar Borrower as the terms in this Agreement.

(l) Financial Information.

(i) The Administrative Agent and the Arrangers shall have received a pro forma debt capitalization and related pro forma consolidated statement of income of the Nexstar Ultimate Parent (including the Borrower) as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 60 days prior to the Closing Date (or 120 days in case such four-fiscal quarter period is the end of the Nexstar Ultimate Parent's fiscal year), prepared after giving effect to the Nexstar Transactions as if the Nexstar Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income).

(ii) The Arrangers shall have received the following unaudited financial statements from the Seller's and the High Plains Entities' internal reporting system, on a per market basis with respect to the Stations Business (as defined in the Acquisition Agreements) and with respect to the Inergize Business, relating to the operation of the Newport Stations: (A) the un-audited balance sheet as of the fiscal year ended December 31, 2011, (B) the un-audited statements of operations for the fiscal year ended December 31, 2011, (C) the un-audited balance sheet as of June 30, 2012, and the related un-audited statement of operations for the six month period then ended and (D) comparable quarterly financial statements for relevant periods after June 30, 2012 ending at least 60 days prior to the Closing Date.

(m) Solvency Certificate.  The Administrative Agent shall have received duly executed certificates attesting to the Solvency of (i) the Nexstar Entities taken as a whole on a consolidated basis and (ii) the Mission Entities taken as a whole on a consolidated basis, in each case after giving effect to the Transaction and from the applicable Chief Financial Officer of the Borrower and the Nexstar Borrower, in the form previously agreed to in writing by the Borrower, the Administrative Agent and the Arrangers.

(n) Fees, Etc.  Concurrently with the funding of the Loans, the Administrative Agent shall have received evidence of payment of all fees required to be paid on the Closing Date pursuant to the Fee Letters and reasonable and documented out-of-pocket costs and expenses (including, without limitation, legal fees and expenses) that have been invoiced at least three Business Days before the Closing Date.

(o) Officer's Certificate.  The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower confirming, as of the Closing Date, the satisfaction of the conditions specified in Section 4.02(a).

(p) Request for Credit Extension. The Administrative Agent shall have received a Loan Notice relating to the initial Credit Extension.

(q) Senior Debt.  The following shall be a true and correct representation on the Closing Date:  The Obligations constitute "Senior Indebtedness" (or similar term or treatment) of the Borrower and the Nexstar Borrower under its Subordinated Debt Documents (if any), Nexstar Subordinated Debt Documents (if any), and Indenture Documentation.

(r) Closing Date.  The Closing Date shall have occurred on or before July 18, 2013.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to satisfaction or waiver of the following conditions precedent:

(a) The representations and warranties of each Loan Party contained in Article V or in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all respects or, in the case of such representations and warranties which are not otherwise subject to a materiality qualification in accordance with its terms, shall be true and correct in all material respects, in each case on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all respects (or in the case of such representations and warranties which are not otherwise subject to a materiality qualification in accordance with its terms, in all material respects) as of such earlier date, provided that, notwithstanding the foregoing, with respect to the initial Credit Extension made on the Closing Date, the representations and warranties the accuracy of which shall be a condition to the funding of the initial Credit Extension shall be limited to those set forth in Sections 5.01(a) (with respect to organizational status), 5.01(b)(ii), 5.02, 5.04, 5.07(b), 5.12, 5.15, 5.16 (except with respect to Mortgages), 5.18, 5.21, and 5.24 and the Specified Acquisition Agreement Representations.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof; provided that, notwithstanding the foregoing, this condition shall not apply to the initial Credit Extension made on the Closing Date.

(c) The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

4.03            Additional Conditions to CCA Funding Date.  In addition to the conditions set forth in Section 4.02, the obligation of each Lender to make a Term A Loan pursuant to Section 2.01(d)(ii) is subject at the time of the making of such Loans to the satisfaction of the following conditions on or before such date:

(a)            CCA Acquisition.  The CCA Acquisition Agreement shall be in full force and effect and the Administrative Agent shall have evidence that concurrently (or substantially simultaneously) with the funding of the Loans, the CCA Acquisition shall have been consummated in all material respects in accordance with the terms of the CCA Acquisition Agreement without giving effect to any modifications, amendments, consents or waivers by the Borrower to the CCA Acquisition Agreement or the other CCA Acquisition Documents that are materially adverse to the Lenders (as reasonably determined by the Administrative Agent) without the prior consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood that any reduction in the purchase price of, or consideration for, the CCA Acquisition is not materially adverse to the interests of the Lenders but, to the extent such reduction is greater than $5,000,000, shall reduce the Term A Commitments pro rata on a dollar-for-dollar basis).  The Borrower shall have delivered to the Administrative Agent all CCA Acquisition Documents that were not been previously delivered in connection with the effectiveness of the First Amendment.

(b)            Legal Opinions.  The Administrative Agent shall have received, on behalf of itself, the Collateral Agent, the Lenders, the Nexstar Swing Line Lender and the Nexstar L/C Issuer, (i) an opinion of Kirkland & Ellis LLP, counsel for the Borrower, the other Mission Entities and the Nexstar Entities, addressed to the Nexstar L/C Issuer, the Administrative Agent, the Collateral Agent and the Lenders and permitted to be relied upon by any persons who become Lenders pursuant to the First Amendment, in form and substance reasonably satisfactory to the Administrative Agent and customary for senior secured credit facilities in transactions of this kind (including a customary no conflicts opinion consistent with that provided pursuant to Section 4.01(g)), and (ii) an opinion of Wiley Rein, LLP, special FCC counsel for the Nexstar Entities and the Mission Entities, addressed to the Nexstar L/C Issuer, the Administrative Agent, the Collateral Agent, the Nexstar Swing Line Lender and the Lenders and capable of being relied upon by any persons who become Lenders pursuant to the First Amendment, with respect to all assets being acquired pursuant to the CCA Acquisition Documents only and otherwise in form and substance consistent with that provided pursuant to Section 4.01(g) and reasonably satisfactory to the Administrative Agent.

(c)            Fees, Etc.  Concurrently with the funding of the Loans, the Administrative Agent shall have received evidence of payment of all fees required to be paid on the Term Loan A funding date pursuant to the First Amendment Fee Letters and reasonable and documented out-of-pocket costs and expenses (including, without limitation, legal fees and expenses) of the Administrative Agent required to be reimbursed by the Borrower under this Agreement that have been invoiced at least three Business Days before the funding date.  For the avoidance of doubt, such fees will include an upfront fee, for the account of each Term A Lender, equal to 0.25% on each Term A Lender's Applicable Percentage of the aggregate amount of Term A Loans to be made pursuant to Section 2.01(d)(ii).

(d)            Responsible Officer Certificate. Prior to the funding of the Loans, the Administrative Agent shall have received the certificate required by Section 7.03(j), together with such additional financial information as shall be reasonably requested by the Administrative Agent.

(e)            Concurrent Nexstar Borrowings. Concurrently with the funding of the Loans, the Administrative Agent shall have received evidence of the closing and funding of the Nexstar Term A Loans (if any) by the Nexstar Borrower in accordance with Section 2.01(d)(ii) of the Nexstar Credit Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification and Power; Compliance with Laws.  Each Mission Entity and each other Restricted Subsidiary (a) is a Person duly incorporated, organized or formed, and validly existing (to the extent applicable in the relevant jurisdiction), and in good standing under the Laws of the jurisdiction of its incorporation or organization, except, in the case of any Restricted Subsidiary, where the failure of such Restricted Subsidiary to be in good standing could not reasonably be expected to have a Material Adverse Effect, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party (c) (to the extent applicable in the relevant jurisdiction) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, (d) is in compliance with all Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention.  The execution, delivery and performance by each Mission Entity of each Loan Document to which such Person is a party, and the consummation of the Transaction, are within such Mission Entity's corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than the creation of any Lien under the Loan Documents and under the Senior Second Lien Notes Indenture Documentation), or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (c) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i), to the extent that such conflict, breach, contravention or payment could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.03 Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Mission Entity of this Agreement or any other Loan Document, other than (i) the filing of certain of the Loan Documents with the FCC after the Closing Date, and (ii) the prior approval of the FCC, as may be required for the Lenders to exercise certain of their rights with respect to the Stations and the Nexstar Stations, (b) as of the Closing Date, the grant by any Mission Entity of the Liens granted by it pursuant to the Security Documents, (c) as of the Closing Date, the perfection or maintenance of the Liens created under the Security Documents (including the priority thereof), (d) approvals, consents, exceptions, authorization, action, notice or filing under securities laws or (e) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Security Documents except for (i) filings necessary to perfect the Liens on the Collateral granted by the Mission Entities in favor of the Secured Parties from and after the Closing Date, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate for the Nexstar Entities and the Mission Entities, reasonably be expected to have a Material Adverse Effect.

5.04 Binding Effect.  This Agreement has been, and each other Loan Document to which any Mission Entity is a party, when delivered hereunder, will have been, duly executed and delivered by such Mission Entity that is party thereto.  This Agreement constitutes, and each other Loan Document to which any Mission Entity is a party when so delivered will constitute, a legal, valid and binding obligation of such Mission Entity, enforceable against each Mission Entity that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP, except as otherwise expressly noted therein and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP, except in the case of clauses (i) and (ii), as disclosed to the Administrative Agent prior to the Closing Date.

(b) The unaudited consolidated balance sheets of the Borrower and its Subsidiaries dated September 30, 2012, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP, and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby (subject to year-end audit adjustments and the absence of footnotes), except, in the case of clauses (i) and (ii), as disclosed to the Administrative Agent prior to the Closing Date.

(c) The unaudited pro forma debt capitalization of the Borrower and its Subsidiaries as at September 30, 2012, and the unaudited pro forma consolidated statement of income of the Borrower and its Subsidiaries for the 12-month period ending on September 30, 2012 (together with the pro forma debt capitalization, the "Pro Forma Financial Statements"), copies of which have heretofore been furnished to the Administrative Agent and the Arrangers, have been prepared giving effect (as if such events had occurred on such date or at the beginning of such periods, as the case may be) to the Transactions.  The Pro Forma Financial Statements have been prepared in good faith, based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a Pro Forma Basis the estimated financial position of the Borrower and its Subsidiaries as at September 30, 2012 and their estimated results of operations for the periods covered thereby, assuming that the events specified in the preceding sentence had actually occurred at such date or at the beginning of the periods covered thereby.

(d) Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.06 Litigation.  Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened or contemplated in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Mission Entity, or against any of their properties or revenues that either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07 Ownership of Property; Liens.

(a) Each Mission Entity and each of its Restricted Subsidiaries has good and valid title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially impair its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted under the Loan Documents and except, in each case, where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  This representation shall not apply to IP Rights, which are the subject of Section 5.14.

(b) All owned Real Properties of the Mission Entities and their Restricted Subsidiaries as of the Closing Date, and all leased properties subject to a mortgage or deed of trust to secure the Senior Second Lien Notes as of the Closing Date are listed on Schedule 5.07.  All of such Real Properties that are Mortgaged Properties as of the Closing Date are denoted with an "*" on Schedule 5.07 (the "Existing Mortgaged Properties").  The list of Real Properties owned and leased on Schedule 5.07 is a true, accurate and complete list of (i) all leased Real Property that is subject to a mortgage or deed of trust to secure the Senior Second Lien Notes and (ii) all owned Real Property, in each case of the Mission Entities and their Restricted Subsidiaries on the Closing Date.

5.08 Environmental Compliance.

(a) With respect to properties currently owned or operated by any Mission Entity or any of their Restricted Subsidiaries, or to the knowledge of the Borrower, any property formerly owned or operated by any Mission Entity or any of its Restricted Subsidiaries, no such property is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list;

(b) to the knowledge of the Borrower, (A) there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Mission Entity or any of its Restricted Subsidiaries or on any property formerly owned or operated by any Mission Entity or any of its Restricted Subsidiaries and (B) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Mission Entity or any of its Restricted Subsidiaries; and

(c) Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Mission Entity or any of its Restricted Subsidiaries in excess of the applicable legal limit;

in each case of (a), (b) and (c) above, other than such matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(d) (i) No Mission Entity is undertaking, nor has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law and (ii) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Mission Entity or any of its Restricted Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Mission Entity or any of its Restricted Subsidiaries, in each case of clauses (i) and (ii) above, other than such matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.09 Taxes.  Each Mission Entity and each of its Restricted Subsidiaries has timely filed all federal, provincial, state, municipal, foreign and other tax returns and reports required to be filed, and have timely paid all federal, provincial, state, municipal, foreign and other Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets or otherwise due and payable (including in their capacity as a withholding agent), except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP and, except for failures to file or pay as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  There are no Tax audits, deficiencies, assessments or other claims with respect to any Mission Entity or its Restricted Subsidiaries that could, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

5.10 ERISA Compliance.

(a) Except as could not reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state laws.

(b) There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) Except as could not reasonably be expected to result in a Material Adverse Effect: (i) no ERISA Event has occurred, and the Borrower is not aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each of the Mission Entities, and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) neither any Mission Entity nor any ERISA Affiliate has incurred or reasonably expects to incur any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 et seq. or 4243 of ERISA with respect to a Multiemployer Plan; (iv) neither any Mission Entity nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

5.11 Subsidiaries; Equity Interests; Nexstar Entities.  As of the Closing Date, no Mission Entity has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.11, and all of the outstanding Equity Interests in each Mission Entity and each Restricted Subsidiary have been validly issued, are fully paid and nonassessable, and are owned by (i) with respect to the Borrower, the Mission Equity Holders and (ii) with respect to each Mission Entity except the Borrower, a Mission Entity, in each case in the amounts specified on Part (a) of Schedule 5.11 free and clear of all Liens except (i) those created under the Security Documents, (ii) those created under the Senior Second Lien Notes Indenture Documentation and (iii) any nonconsensual Lien that is permitted under Section 7.01.  As of the Closing Date, Part (b) of Schedule 5.11 is a complete and accurate list of all Mission Entities and their Subsidiaries, showing as of the Closing Date (as to each Mission Entity) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number.

5.12 Margin Regulations; Investment Company Act.

(a) No Mission Entity is engaged nor will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U or Regulation X of the FRB.

(b) None of the Mission Entities is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

5.13 Disclosure.  No report, financial statement, certificate or other written information furnished by or on behalf of any Mission Entity, or any Restricted Subsidiary of any Mission Entity, to any Agent, any Arranger or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished), when taken as a whole, contains when furnished any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation, it being understood that such projections may vary from actual results and that such variances may be material.

5.14 Intellectual Property; Licenses, Etc.  Each of the Mission Entities own, license or possess the legal right to use, all of the trademarks, service marks, trade names, copyrights, domain names, patents, patent rights, franchises, technology, software, know how, database rights, design rights, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses as currently conducted, except where the failure to own or have a license or other right to use such assets could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  To the knowledge of the Borrower, no such IP Rights infringe upon any rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect.  No claim or litigation regarding any such IP Rights, is pending or, to the knowledge of the Borrower, threatened against any Mission Entity or any other Restricted Subsidiary of a Mission Entity, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.15 Solvency.  On the Closing Date, after giving effect to the Transaction the Mission Entities, on a consolidated basis, are Solvent.

5.16 Security Documents.  The Security Documents are effective to create for the benefit of the Secured Parties legal, valid and enforceable Liens on, and security interests in, the Collateral and, (a) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable Laws (which filings or recordings shall be made to the extent required by any Security Document) and (b) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Security Document), such Security Document will constitute fully perfected Liens on (to the extent that perfection can be achieved under applicable Law by making such filings or recordings or taking such possession or control), and security interests in, all right, title and interest of the Mission Entities in such Collateral, in each case subject to no Liens other than the applicable Liens permitted under the Loan Documents.

5.17 Use of Proceeds.  The proceeds of the Term B Loans and the Revolving Credit Loans shall be used in a manner consistent with the uses set forth in the Preliminary Statements to this Agreement. The proceeds of the Term A Loans shall be used to consummate the CCA Acquisition.

5.18 Senior Second Lien Notes Intercreditor Agreement and First Lien/Second Lien Matters.  The (a) execution, delivery and performance of this Agreement, (b) consummation of the Little Rock Acquisition and (c) the consummation and performance of the Transactions, do not and will not conflict with or result in any breach or contravention of, the Senior Second Lien Notes or the Senior Second Lien Notes Indenture Documentation.  The Liens on the Collateral securing or purporting to secure the Obligations and Nexstar Obligations are senior and prior in all respects to each Lien (if any) on such Collateral securing or purporting to secure any Senior Second Lien Notes, and each Lien on Collateral securing or purporting to secure all or any portion of the Senior Second Lien Notes is junior and subordinate in all respects to the Liens on such Collateral securing or purporting to secure the Obligations and the Nexstar Obligations.

5.19 Insurance.  The properties of the Mission Entities and their Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of any of the Mission Entities, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Person operates.

5.20 Labor Matters.  There are no strikes, walkouts, work stoppages or other material labor disputes pending or, to the knowledge of the Borrower, threatened against any of the Mission Entities, except for those as would not, individually or in the aggregate for the Mission Entities, reasonably be expected to result in a Material Adverse Effect.

5.21 OFAC; Anti-Money Laundering and Economic Sanctions Laws.

(a) No Mission Entity or any of its Restricted Subsidiaries, nor, to the knowledge of senior management of the Borrower, any respective officers or directors of any Mission Entity, (i) is currently the subject of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction, or (iii) is or has been (within the previous five years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction.  No Loan, nor the proceeds from any Loan, has been used, directly or indirectly, to lend, contribute, provide or has otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender, any Arranger or any Agent) of Sanctions.

(b) No Mission Entity, none of its Restricted Subsidiaries and, to the knowledge of senior management of the Borrower, none of the respective officers or directors of any Mission Entity or such Restricted Subsidiary (i) has violated or is in violation of any applicable Anti-Money Laundering Law or (ii) has engaged or engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in any applicable Law, regulation or other binding measure implementing the "Forty Recommendations" and "Nine Special Recommendations" published by the Organization for Economic Cooperation and Development's Financial Action Task Force on Money Laundering.

(c) No Mission Entity, none of its Restricted Subsidiaries and, to the knowledge of senior management of the Borrower, none of the respective officers or directors of any Mission Entity or such Restricted Subsidiary that is acting or benefiting in any capacity in connection with the Loans is an Embargoed Person.

(d) Except as otherwise authorized by OFAC, no Mission Entity, none of its Restricted Subsidiaries and, to the knowledge of senior management of the Borrower, none of the respective officers, directors, brokers or agents of any Mission Entity or such Restricted Subsidiary that is acting or benefiting in any capacity in connection with the Loans conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person.

5.22 FCC Licenses.

(a) Each Mission Entity, and each Restricted Subsidiary of each such entity, holds such validly issued Broadcast Licenses as are necessary to operate the Stations as they are currently operated, and each such Broadcast License is in full force and effect (it being recognized that, as indicated on Schedules 5.22, certain Stations may, from time to time, operate pursuant to Special Temporary Authority granted by the FCC).  The Stations, together with Broadcast Licenses, are identified on Schedule 5.22, and each such Broadcast License has the expiration date set forth on Schedule 5.22.

(b) No Mission Entity has knowledge of any condition imposed by the FCC as part of any Broadcast License which is neither set forth on the face thereof as issued by the FCC nor contained in the Communications Laws applicable generally to stations of the type, nature, class or location of the Station in question.  Except as otherwise set forth on Schedules 5.22 and 5.22(c), each Station has been and is being operated in all material respects in accordance with the terms and conditions of the Broadcast Licenses applicable to it and the Communications Laws.

(c) Except as otherwise set forth on Schedule 5.22(c), no proceedings are pending or, to the knowledge of any Mission Entity or any Restricted Subsidiary are threatened which may result in the revocation, modification, non-renewal or suspension of any applicable Broadcast License of such Mission Entity, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to any Station, or its operation, other than (i) any proceedings which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (ii) proceedings affecting the television broadcasting industry in general.

(d) All reports, applications and other documents required to be filed by the Mission Entities and their Restricted Subsidiaries with the FCC with respect to the Stations, have been timely filed, and all such reports, applications and documents are true, correct and complete in all respects, except where the failure to make such timely filing or any inaccuracy therein could not reasonably be expected to have a Material Adverse Effect, and except as otherwise set forth on Schedule 5.22(c), no Mission Entity nor any Restricted Subsidiary of a Mission Entity has knowledge of any matters which could reasonably be expected to result in the suspension or revocation of or the refusal to renew any Broadcast License or the imposition on any Mission Entity or any Restricted Subsidiary of any material fines or forfeitures by the FCC, or which could reasonably be expected to result in the revocation, rescission, reversal or material adverse modification of the authorization of any Broadcast License.

(e) There are no unsatisfied or otherwise outstanding citations issued by the FCC with respect to any Station or its operations.

5.23 Nexstar/Mission Agreements.  All Nexstar/Mission Agreements in effect on the Closing Date are listed on Schedule 1.01(a), and full and complete copies thereof have been delivered to the Administrative Agent together with all exhibits, schedules, annexes and other documents related thereto or executed in connection therewith.

5.24 Cross-Collateralization, Cross-Default and Cross-Guaranties of the Nexstar and Mission Entities.

(a) Cross-Default.  The provisions of this Agreement are effective to provide that the occurrence of a Nexstar Event of Default under the Nexstar Credit Agreement will result in an Event of Default under this Agreement.

(b) Cross-Guaranties.  The Mission Guaranty of Nexstar Obligations is effective to bind the Mission Entities to an unconditional guarantee of the Nexstar Obligations and is a legal, valid and binding obligation of the Mission Entities, enforceable against each such Mission Entity in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

(c) Cross-Collateralization.  The Mission Security Agreement, Mission Pledge Agreements and Mortgages are effective to create for the benefit of the Secured Parties legal, valid and enforceable Liens on, and security interests in, the Collateral to secure payments of all or any portion of the Nexstar Obligations and the Obligations.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as (1) any Lender shall have any Commitment hereunder or any Nexstar Lender shall have any Nexstar Commitment under the Nexstar Credit Agreement, (2) any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied or any Nexstar Loan or other Nexstar Obligation under the Nexstar Loan Documents which is accrued and payable shall remain unpaid or unsatisfied, or (3) any Nexstar Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Mission Entity to:

6.01 Financial Statements.  Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income or operations, shareholders' or members' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower commencing with the fiscal quarter ending March 31, 2013, a consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations and shareholders' or members' equity for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders' or members' equity and cash flows of the Borrower and its consolidated Subsidiaries, in accordance with GAAP, subject only to normal year-end adjustments and the absence of footnotes;

(c) simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and (b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;

(d) at such time as required by the Nexstar Credit Agreement and such to the extent not otherwise delivered under this Agreement, documents, instruments, agreements, letters, certificates and other information required to be delivered by any of the Nexstar Entities by Section 6.01 of the Nexstar Credit Agreement.  The agreements in this clause (d) shall survive the resignation of the Nexstar Administrative Agent, the Collateral Agent, the replacement of any Nexstar Lender, the repayment of Nexstar Loans, the termination of the Nexstar Commitments, the repayment, satisfaction or discharge of all the other Nexstar Obligations and the termination of the Nexstar Credit Agreement (provided, that, if the Nexstar Credit Agreement has been terminated, the provisions most recently in effect will be the applicable provisions); and

(e) on or prior to March 31 of each year, to the extent requested by at least three Revolving Credit Lenders in writing to the Administrative Agent (with a copy to the Borrower), a copy of the annual budget for the Borrower and its consolidated Subsidiaries for the next fiscal year;

6.02 Certificates; Other Information.  Deliver to the Administrative Agent for prompt distribution to each Lender:

(a) (i) no later than five days after the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of financial statements for the fiscal year ended December 31, 2012), a duly completed Compliance Certificate signed by the chief executive officer, president, chief financial officer, or vice president of the Borrower (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes), including (A) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a prepayment under Section 2.05(b), (B) a list that identifies each Domestic Subsidiary that is an Immaterial Subsidiary as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Closing Date or the date of the last such list, (C) if during the last fiscal quarter covered by such Compliance Certificate the Borrower and its Restricted Subsidiaries shall have made any Investment pursuant to Section 7.03(n), any Restricted Payment pursuant to Section 7.09(j) or any payment made pursuant to Section 7.06(a)(iii) (or any of the Nexstar Entities shall have taken any such action under the comparable provision in the Nexstar Credit Agreement), a reasonably detailed calculation (including all relevant financial information reasonably requested by the Administrative Agent) of the Available Amount as of the end of such fiscal quarter, (D) if during the last fiscal quarter covered by such Compliance Certificate, the Borrower and its Restricted Subsidiaries shall have made any Discounted Voluntary Prepayment pursuant to Section 2.05(e), and (E) such other information required by the Compliance Certificate, and (ii) at such time as required by the Nexstar Credit Agreement and to the extent not otherwise delivered under this Agreement, such documents, instruments, agreements, letters, certificates and other information required by the Nexstar Entities to deliver under Section 6.02(a) of the Nexstar Credit Agreement.  The agreements in this Section 6.02(a)(ii) shall survive the resignation of the Nexstar Administrative Agent, the Collateral Agent, the replacement of any Nexstar Lender, the repayment of Nexstar Loans, the termination of the Nexstar Commitments, the repayment, satisfaction or discharge of all the other Nexstar Obligations and the termination of the Nexstar Credit Agreement (provided, that, if the Nexstar Credit Agreement has been terminated, the provisions most recently in effect will be the applicable provisions);

(b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which any Nexstar Entity or Mission Entity may file or be required to file with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c) promptly after any reasonable request by the Administrative Agent, copies of any detailed audit reports and final management letters submitted to the board of directors (or the audit committee of the board of directors) of any Nexstar Entity or Mission Entity by independent accountants in connection with the accounts or books of any Nexstar Entity or Mission Entity or any of their Subsidiaries, or any audit of any of them;

(d) promptly after the furnishing thereof, copies of any material requests or material notices received by any Nexstar Entity or Mission Entity or any of their Subsidiaries that could reasonably be expected to result in a Material Adverse Effect;

(e) together with the delivery of the financial statements pursuant to Section 6.01(a) and each Compliance Certificate pursuant to Section 6.02(a) (commencing with the financial statements for the fiscal year ended December 31, 2012), a report showing in reasonable detail (i) any new Material Real Property, (ii) any new registered Marks, Copyrights, and Patents (as each is defined in the Security Documents), that, in each case, are required by the Collateral and Guarantee Requirement to secure the Obligations, (iii) any new Equity Interests of any JV Entity that are required by the Collateral and Guarantee Requirement to secure the Obligations, (iv) any new investment property and letter of credit rights, with a value of greater than $1,000,000, (v) any new Restricted Subsidiary of any Nexstar Entity or any Mission Entity the Equity Interests of which are required by the Collateral and Guarantee Requirement to be pledged to secure the Obligations, and (vi) any new Restricted Subsidiary of any Nexstar Entity or any Mission Entity that is required by the Collateral and Guarantee Requirement to Guarantee the Obligations, in each case since the Closing Date and that have not been previously disclosed in writing;

(f) promptly, such additional information regarding the Collateral or the business, legal, financial or corporate affairs of any Nexstar Entity or Mission Entity, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request;

(g) promptly following their submission with the FCC or any other Federal, state or local Governmental Authority, copies of any and all periodic or special reports filed by the Borrower or any of its Subsidiaries, if such reports are publicly available and indicate a material adverse change in the business, operations or financial condition of the Nexstar Entities and Mission Entities taken as a whole (but only to the extent such reports are publicly available); and

(h) promptly after the occurrence of (i) any other Material Adverse Effect not otherwise described in this Section 6.03 under this Agreement or (ii) any "Material Adverse Effect" as defined in the Nexstar Credit Agreement not otherwise described in this Section 6.03.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (x) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 10.02; or (y) on which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request of the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on Debt Domain, IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders (each, a "Public Lender") may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons' securities.  The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof, (x) by marking Borrower Materials "PUBLIC," the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07), (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Side Information," and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Side Information."  Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials "PUBLIC."

6.03 Notices.  Upon any Responsible Officer of a Mission Entity obtaining actual knowledge thereof, notify the Administrative Agent:

(a) promptly of the occurrence of any Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto;

(b) promptly of any litigation or governmental proceeding (including, without limitation, pursuant to any applicable Environmental Laws) pending, or to the knowledge of any Mission Entity, threatened, against any Mission Entity (i) that could reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect or (ii) which relates to this Agreement or any other Loan Document;

(c) promptly of the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect;

(d) promptly of any material change in accounting policies or financial reporting practices by any Mission Entity, including, without limitation, any change in the methodology of calculating or including the Mission Entity financial results in the financial covenants of the Nexstar Credit Agreement;

(e) promptly and in any event within five Business Days after the receipt by any Mission Entity from the FCC or any other Governmental Authority, or the filing by any Mission Entity, as applicable, of, (i) any citation, notice of violation or order to show cause issued by the FCC or any Governmental Authority with respect to any Mission Entity which is available to any Mission Entity, in each case which could reasonably be expected to have a Material Adverse Effect and (ii) a copy of any notice or application by any Mission Entity requesting authority to or notifying the FCC of its intent to cease broadcasting on any full-power broadcast station for any period in excess of ten days;

(f) promptly and in any event within five Business Days after the receipt by any Mission Entity or the occurrence of (i) any complaint or other matter filed with or communicated to the FCC or other Governmental Authority, of which any Mission Entity has knowledge which could reasonably be expected to have a Material Adverse Effect and (ii) any lapse, termination or relinquishment of any material Broadcast License or any other material License held by any Mission Entity, or any denial by the FCC or other Governmental Authority of any application to renew or extend such material Broadcast License, or such other material License for the usual period thereof;

(g) promptly and in any event within five Business Days after the designation of a Subsidiary as an Unrestricted Subsidiary, or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary;

(h) promptly and in any event within five Business Days after the receipt by any Mission Entity of any notice from any Second Lien Claimholder (as defined in the Senior Second Lien Notes Intercreditor Agreement) or any other party in connection with the Senior Second Lien Notes Intercreditor Agreement; and

(i) promptly if the Mission Acquisition Agreement for the Little Rock Acquisition is terminated in accordance with its terms.

6.04 Preservation of Existence, Etc.  (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization and (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses (including FCC Licenses) and franchises necessary or desirable in the normal conduct of its business, except in the case of clauses (a) (other than with respect to the Borrower) and (b), (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 7.04 or Section 7.05.

6.05 Maintenance of Properties.  Except if the failure to do so could not, individually or in the aggregate for all Nexstar Entities and all Mission Entities, reasonably be expected to have a Material Adverse Effect, (i) maintain, preserve and protect all of its material tangible properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted; and (ii) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

6.06 Maintenance of Insurance.  Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower) as are customarily carried under similar circumstances by such other Persons.  If any portion of any of the Mortgaged Properties is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then, to the extent required by applicable Laws, the Borrower shall, or shall cause each Restricted Subsidiary and each other Mission Entity to, (a) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount reasonably satisfactory to the Administrative Agent and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (b) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

6.07 Compliance with Laws.

(a) Comply in all respects with the requirements of all Laws and all orders, writs, injunctions, decrees and judgments applicable to it or to its business or property (including, without limitation, Environmental Laws, ERISA and the Act), except if the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Comply in all material respects with all terms and conditions of all Broadcast Licenses, applicable Communications Laws, all Federal, state and local laws, all rules, regulations and administrative orders of Governmental Authorities which are applicable to each Mission Entity or to the operation of the Stations.

6.08 Books and Records.  Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of such Mission Entity.

6.09 Inspection Rights.  Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.09 and the Administrative Agent shall not exercise such rights more often than two times during any calendar year absent the existence of an Event of Default and only one such time shall be at the Borrower's expense; provided further that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice.  The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower's independent public accountants.  Notwithstanding anything to the contrary in this Section 6.09, none of the Mission Entities will be required to disclose or permit the inspection or discussion of, any document, information or other matter (a) that constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (c) that is subject to attorney client or similar privilege or constitutes attorney work product.

6.10 Maintenance of First Lien Priority.  In connection with the granting of any new Liens to secure the Senior Second Lien Notes on property or assets acquired by any Loan Party on, concurrently with, and after the Closing Date, maintain the first and prior Lien priority of all Liens required by this Agreement and the Security Documents to secure the Obligations and the Nexstar Obligations, subject in all cases to Liens permitted by Section 7.01.

6.11 Covenant to Guarantee the Obligations and Give Security.  From and after the Closing Date, subject to Section 6.14, at the Borrower's expense, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a) upon the formation, acquisition, designation or occurrence of any new direct or indirect Subsidiary or Nexstar Subsidiary, within 45 days after such formation, acquisition, designation or occurrence (or such longer period as the Administrative Agent may agree in its reasonable discretion):

(i) with respect to each Subsidiary and Nexstar Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement, deliver to the Administrative Agent a description of the Material Real Properties owned by such Person in detail reasonably satisfactory to the Administrative Agent;

(ii) with respect to each Subsidiary and Nexstar Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement, deliver to the Administrative Agent a duly executed guarantee substantially in the form of the Guaranties, as appropriate (or supplement thereto), Mortgages, pledges, assignments, Security Agreement Supplements and other security agreements and documents or joinders or supplements thereto (including without limitation, with respect to Mortgages, the documents listed in Section 6.11(b) and Section 6.11(b) of the Nexstar Credit Agreement), to the extent required by the Collateral and Guarantee Requirement, the Security Documents or as otherwise reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent (consistent with the Mortgages, Security Agreement and other Security Documents in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(iii) with respect to each Subsidiary and Nexstar Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement, deliver to the Administrative Agent any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank (or any other documents customary under local law) and instruments evidencing the Indebtedness held by such Person and required to be pledged pursuant to the Security Documents, indorsed in blank to the Collateral Agent;

(iv) with respect to each Subsidiary and Nexstar Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement, deliver to the Administrative Agent executed pledge agreements substantially similar to the Pledge Agreements and deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank (or any other documents customary under local law) (limited, in the case of Equity Interests of any Foreign Subsidiary, to 65% of the issued and outstanding Equity Interests of each such Foreign Subsidiary);

(v) with respect to each Subsidiary and Nexstar Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement, deliver to the Administrative Agent, take whatever action (including the recording of Mortgages, the filing of financing statements and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Collateral Agent and Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law); and

(vi) with respect to each Subsidiary and Nexstar Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement, deliver to the Administrative Agent, (1) a copy of the Organization Documents, including all amendments thereto, of each such Person, certified, if applicable, as of a recent date by the Secretary of State or other competent authority of the state of its respective organization, if applicable, or similar Governmental Authority, and a certificate as to the good standing or comparable certificate under applicable Laws (where relevant) of such Person as of a recent date from the date of formation or acquisition, from such respective Secretary of State, similar Governmental Authority or other competent authority and (2) a certificate of the Secretary or Assistant Secretary or comparable officer under applicable Law or director of each such Person dated the date of formation or acquisition and certifying (where relevant) (A) that attached thereto is a true and complete copy of the Organization Documents of each such Person as in effect on the date of formation or acquisition, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of each such Person authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the Organization Documents of each such Person have not been amended since the date of the last amendment shown on such certificate, (D) as to (if applicable) the incumbency and specimen signature of each officer executing any Loan Document on behalf of each such Person and countersigned by another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or comparable officer under applicable Law executing the certificate pursuant to clause (2) above and (E) such other matters that are customarily included in a certificate of this nature in the jurisdiction of its incorporation or organization.

(b) As promptly as practicable after the request therefor by the Collateral Agent or the Administrative Agent, deliver to the Collateral Agent with respect to each Material Real Property and Nexstar Material Real Property for which a Mortgage has not yet been executed and delivered, any existing title reports, title insurance policies and surveys or environmental assessment reports.

(c) As to each Material Real Property and Nexstar Material Real Property acquired after the Closing Date (excluding any Material Real Property and Nexstar Material Real Property subject to a Lien permitted by Section 7.01(i) or (o), or Section 7.01(i) or (o) of the Nexstar Credit Agreement), deliver to the Collateral Agent the following and otherwise satisfy the applicable Collateral and Guarantee Requirement with respect to such Material Real Property and Nexstar Material Real Property within 60 days (or such longer period as the Collateral Agent may agree in its sole discretion) of the acquisition or leasing of such Material Real Property and Nexstar Material Real Property:

(i) one or more counterparts, as specified by the Collateral Agent, of a Mortgage on such Material Real Property or Nexstar Material Real Property, as applicable, for the benefit of the Secured Parties, duly executed, acknowledged and delivered by the appropriate Nexstar Entities and Mission Entities;

(ii) evidence that counterparts of such Mortgage have been duly filed or recorded in all filing or recording offices that the Collateral Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on such Material Real Property or Nexstar Material Real Property, as applicable, for the benefit of the Secured Parties, and that all applicable filing, documentary, stamp, intangible and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent;

(iii) a Mortgage Policy in form and substance reasonably acceptable to the Collateral Agent and the Administrative Agent, and in an amount equal to the value of such Material Real Property or Nexstar Material Real Property, as applicable, covered thereby~~)~~;

(iv) unless waived by the Collateral Agent, an American Land Title Association/American Congress on Surveying and Mapping form survey, for which all necessary fees (where applicable) have been paid, and dated no more than 30 days before the date of such Mortgage or such earlier date as approved in writing by the Collateral Agent, certified to the Collateral Agent and the issuer of such Mortgage Policy in a manner satisfactory to the Collateral Agent and the Administrative Agent by a land surveyor duly registered and licensed in the State(s) in which such Material Real Property or Nexstar Material Real Property, as applicable, is located and acceptable to the Collateral Agent and the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than Liens permitted under Section 7.01 and other defects acceptable to the Collateral Agent and the Administrative Agent;

(v) a flood insurance policy on such Material Real Property or Nexstar Material Real Property, as applicable, in an amount equal to the lesser of the maximum amount secured by such Mortgage or the maximum amount of flood insurance available under the Flood Disaster Protection Act of 1973, as amended, and otherwise in compliance with the requirements of the Loan Documents, or evidence satisfactory to the Collateral Agent and the Administrative Agent that none of the improvements located on such Material Real Property or Nexstar Material Real Property, as applicable, is located in a flood hazard area;

(vi) evidence satisfactory to the Administrative Agent and the Collateral Agent that the land constituting such Material Real Property or Nexstar Material Real Property, as applicable, is a separate tax lot or lots with separate assessment or assessments of such land and the improvements thereon, independent of any other land or improvements and that such land is a separate legally subdivided parcel, provided, however, that receipt of relevant title policy endorsements acceptable to the Administrative Agent and the Collateral Agent for such Mortgage Policy shall deemed to satisfy this clause (vi);

(vii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the applicable Nexstar Entity and Mission Entity on behalf of such Person as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the requirements of this Section 6.11;

(viii) such documents and certifications as the Administrative Agent and the Collateral Agent may reasonably require to evidence that each Nexstar Entity and Mission Entity granting Liens and security interests in connection with this Section 6.11 or otherwise is duly organized or formed and is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

(ix) an opinion of local counsel for the Nexstar Entities and the Mission Entities (or any local counsel for the Administrative Agent if customary in such jurisdiction) in states or provinces in which such Material Real Property or Nexstar Material Real Property, as applicable, is located, with respect to the enforceability and perfection of such Mortgage and any related fixture filings in form and substance reasonably satisfactory to the Collateral Agent; and

(x) such other evidence that all other actions that the Administrative Agent and the Collateral Agent may reasonably deem necessary or desirable in order to create valid and subsisting Liens on the property described in such Mortgage has been taken.

(d) With respect to (i) the acquisition, or series of related acquisitions, of any assets or properties for an aggregate purchase price in excess of $35,000,000 for the Nexstar Entities and the Mission Entities, or (ii) the formation, acquisition, designation or occurrence of any new direct or indirect Subsidiary or Nexstar Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement, promptly, at the request of the Administrative Agent, deliver to the Administrative Agent an opinion of Kirkland & Ellis LLP, counsel to the Nexstar Entities and the Mission Entities and each Subsidiary and Nexstar Subsidiary, or other counsel reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent, the Collateral Agent, the Nexstar Swing Line Lender, the Nexstar L/C Issuers and each Lender, as to the enforceability, authorization and execution of the Loan Documents, as applicable, and such other matters concerning the Nexstar Entities, the Mission Entities, their Subsidiaries and the Loan Documents, and the new Guarantors and any new Collateral, as the Administrative Agent or the Collateral Agent may reasonably request.

(e) With respect to any acquisition, or series of related acquisitions, of any Equity Interests or assets or properties for an aggregate purchase price in excess of $35,000,000 for the Nexstar Entities and the Mission Entities, in each case only to the extent any such acquisition includes any Broadcast License or Nexstar Broadcast License, promptly, at the request of the Administrative Agent, deliver to the Administrative Agent an opinion of Wiley Rein, LLP, special FCC counsel to the Nexstar Entities and the Mission Entities, or other counsel reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent, the Collateral Agent, the Nexstar Swing Line Lender, the Nexstar L/C Issuers and each Lender, as to any applicable FCC matters related to such new Guarantors or Collateral as the Administrative Agent or the Collateral Agent may reasonably request.

6.12 Use of Proceeds.

(a) Use the proceeds of the Term B Loans to fund the (i) payment of the purchase price of the Little Rock Acquisition, (ii) payment of the fees, costs, expenses, stamp, registration and other Taxes incurred by the Borrower or any of its Subsidiaries in connection with the Little Rock Acquisition, the Mission Acquisition Agreement or the Loan Documents, (iii) Refinancing and (iv) payment of any breakage costs, redemption premiums and other fees, costs and expenses payable in connection with such Refinancing and/or the Little Rock Acquisition.

(b) Use the proceeds of the Credit Extensions under the Revolving Credit Facility to finance general corporate and working capital purposes of the Borrower, any of its Restricted Subsidiaries, and to the extent permitted by the terms of this Agreement, any of its Subsidiaries that are not Restricted Subsidiaries, (including Investments, Capital Expenditures and Restricted Payments permitted hereunder), the payment of fees, costs and expenses related to or arising in connection with the Little Rock Acquisition and the funding of any original issue discount in accordance with the terms set forth herein; provided that in no event shall the proceeds of the Credit Extensions be used in contravention of any Law or of any Loan Document.

(c)            Use the proceeds of the Term A Loans made pursuant to Section 2.01(d)(ii) to fund the (i) payment of the purchase price of the CCA Acquisition, (ii) payment of the fees, costs, expenses, stamp, registration and other Taxes incurred by the Borrower or any of its Subsidiaries in connection with the CCA Acquisition, the CCA Acquisition Agreement or the Loan Documents and (iii)  payment of any breakage costs, redemption premiums and other fees, costs and expenses payable in connection with the CCA Acquisition.

6.13 Compliance with Environmental Laws.  Except as could not, individually or in the aggregate for all Nexstar Entities and Mission Entities, reasonably be expected to have a Material Adverse Effect, comply, and cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits, obtain and renew all Environmental Permits necessary for its operations and properties, and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that no Mission Entity shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.14 Further Assurances; Post-Closing Conditions.

(a) Promptly upon the reasonable request by the Administrative Agent or the Collateral Agent, (i) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation of any Security Document or other filing, document or instrument relating to Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or the Collateral Agent may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable Law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Security Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document, Nexstar Loan Document or under any other instrument executed in connection with any Loan Document or Nexstar Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

(b) To the extent not completed prior to the Closing Date, promptly after the Closing Date, and in no event later than (1) 30 days after the Closing Date (or such longer period as the Administrative Agent may agree in its reasonable discretion) with respect to any Mortgages with respect to new Material Real Property acquired in connection with the Acquisition Agreements; and (2) 90 days after the Closing Date (or such longer period as the Administrative Agent may agree in its reasonable discretion) with respect to any Mortgage Amendments with respect to Existing Mortgages, the Borrower will, and will cause each of its Restricted Subsidiaries and the other Mission Entities to (in each case upon terms and conditions, and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, and delivered to the Administrative Agent duly executed by each applicable Person):

(i) Real Property.  Deliver to the Collateral Agent for the benefit of the Secured Parties, for each of the Mortgaged Properties listed on Schedule 5.07:

(A) with respect to each of the Existing Mortgaged Properties:

(I) one or more counterparts, as specified by the Collateral Agent, of a Mortgage Amendment duly executed, acknowledged and delivered by the appropriate Nexstar Entities and Mission Entities amending the Existing Mortgage covering such Existing Mortgaged Property to reflect the new Maturity Date and reflect changes made to the Obligations evidenced by this Agreement, and to make such other amendments as the Collateral Agent and the Administrative Agent deem necessary for such Existing Mortgage to be consistent with this Agreement;

(II) evidence that counterparts of each such Mortgage Amendment have been duly filed or recorded in all appropriate filing or recording offices in order to continue a valid first and subsisting Lien on the Existing Mortgaged Property described therein for the benefit of the Secured Parties, and that all applicable filing, documentary, stamp, intangible and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent and the Administrative Agent;

(III) either (1) an ALTA Form 11 endorsement or similar endorsement where ALTA Form 11 is unavailable to the Existing Mortgage Policy for such Existing Mortgaged Property insuring that coverage under such Existing Mortgage Policy has not been reduced or terminated by virtue of such Mortgage Amendment, including a down date endorsement disclosing no additional liens or title exceptions against such Existing Mortgaged Property unless approved by the Administrative Agent and Collateral Agent, and an endorsement extending the date of such Existing Mortgage Policy to the date of recordation of such Mortgage Amendment, or (2) a Mortgage Policy to replace the applicable Existing Mortgage Policy covering such Existing Mortgaged Property;

(IV) a flood insurance policy in an amount equal to the lesser of the maximum amount secured by the applicable Existing Mortgage or the maximum amount of flood insurance available under the Flood Disaster Protection Act of 1973, as amended, and otherwise in compliance with the requirements of the Loan Documents, or evidence satisfactory to the Collateral Agent that none of the improvements located on such land is located in a flood hazard area; and

(V) at the request of the Administrative Agent, a local counsel opinion from counsel in the applicable State addressed to the Secured Parties regarding the enforceability of each such Mortgage Amendment and such other matters as reasonably requested by the Collateral Agent.

(B) With respect to each Material Real Property being acquired by any Loan Party in connection with the Acquisition Agreements, the Mortgages and other documents and items specified in Section 6.11(c) and Section 6.11(c) of the Nexstar Credit Agreement;

(ii) Other Collateral.  Grant to the Collateral Agent for the benefit of all Secured Parties, Liens and assignments on all other assets and properties of the Loan Parties pursuant to the Collateral and Guarantee Requirement that are not described in subsection (i) of Section 4.01 and not completed prior to the Closing Date, and take all such actions reasonably required by the Administrative Agent and the Collateral Agent to perfect each such Lien and assignment;

(iii) Insurance.  Deliver evidence that the Administrative Agent and Collateral Agent has been named as loss payee and additional insured under each general liability and property (excluding business interruption insurance), as applicable, insurance policy of the Nexstar Entities and Mission Entities; and

(iv) Searches.  Deliver copies of a recent Lien, bankruptcy, judgment, copyright, patent and trademark search in each jurisdiction reasonably requested by the Collateral Agent with respect to the Nexstar Entities and the Mission Entities.

(c) Generally.  Notwithstanding anything else to the contrary in this Agreement or in any Loan Document, Section 6.14(b) is intended to address a specific Collateral request of the Administrative Agent, and in each case shall be in addition to those obligations and requirements of the Borrower and the Nexstar Entities and Mission Entities elsewhere in this Agreement, the Nexstar Credit Agreement and the other Loan Documents, including but not limited to, those obligations and requirements in Section 6.11 (it being agreed among the Borrower, the other Mission Entities, the Nexstar Entities, the Administrative Agent and the Lenders that Section 6.14(b) shall specifically NOT limit those obligations of the Borrower, the other Mission Entities and the Nexstar Entities under the Collateral and Guarantee Requirement, Section 6.11 and the other provisions of this Agreement and the other Loan Documents).

6.15 Designation as Senior Debt.  Designate all Obligations as "Designated Senior Indebtedness" under, and defined in, the Subordinated Debt Documents, the Senior 6 7/8% Notes due 2020 Indenture Documentation and all supplemental indentures thereto.

6.16 Payment of Taxes.  Pay and discharge all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, may reasonably be expected to become a Lien or charge upon any properties of any of the Mission Entities not otherwise permitted under this Agreement; provided that none of the Mission Entities shall be required to pay any such Tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP or which would not reasonably be expected to, individually or in the aggregate, constitute a Material Adverse Effect.

ARTICLE VII

NEGATIVE COVENANTS

So long as (1) any Lender shall have any Commitment hereunder or any Nexstar Lender shall have any Nexstar Commitment under the Nexstar Credit Agreement, (2) any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied or any Nexstar Loan or other Nexstar Obligation under the Nexstar Loan Documents which is accrued and payable shall remain unpaid or unsatisfied, or (3) any Nexstar Letter of Credit shall remain outstanding, the Borrower shall not, and shall not permit any other Mission Entity or Nexstar Entity to, directly or indirectly:

7.01 Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens securing the Obligations and the Nexstar Obligations;

(b) Liens existing on the Closing Date and set forth on Schedule 7.01(b);

(c) Liens of the Mission Entities for taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith by appropriate proceedings; provided that the appropriate reserves required pursuant to GAAP have been made in respect thereof;

(d) statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens of the Mission Entities arising in the ordinary course of business which secure amounts not overdue for a period of more than 60 days, or if more than 60 days, overdue, are unfiled (or if filed have been discharged or stayed) and no other action has been taken to enforce such Liens or such Liens are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Mission Entities to the extent required in accordance with GAAP;

(e) Liens encumbering property of the Mission Entities consisting of (i) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Mission Entities;

(f) deposits to secure the performance and payment of bids, trade contracts, governmental contracts, licenses and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, completion guarantees, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(g) easements (including reciprocal easement agreements), rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property and Permitted Encumbrances (i) described in Mortgage Policies or (ii) which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Mission Entity;

(h) Liens of the Mission Entities securing judgments for the payment of money (or appeal or surety bonds relating to such judgments) not constituting an Event of Default under Section 8.01(h);

(i) Liens of the Mission Entities securing Indebtedness permitted under Section 7.02(f); provided that (i) such Liens attach concurrently with or within 270 days after the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits, and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capitalized Leases; provided further that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(j) leases, licenses, subleases or sublicenses and Liens on the property covered thereby (including real property and intellectual property), in each case, granted to others by the Mission Entities in the ordinary course of business which do not (i) interfere in any material respect with the business of the Mission Entities taken as a whole, or (ii) secure any Indebtedness;

(k) Liens of the Mission Entities (i) of a collection bank (including those arising under Section 4-210 of the UCC) on the items in the course of collection or (ii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are within the general parameters customary in the banking industry that are not part of the perfected Collateral;

(l) Liens of the Mission Entities (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.03(j) or (n) to be applied against the purchase price for such Investment and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted (or that is required to be permitted as a condition to closing such Disposition) under Section 7.05 (other than Section 7.05(e)), in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(m) Liens in favor of a Mission Entity securing Indebtedness permitted under Section 7.02(d) (provided that, solely with respect to Indebtedness required to be Subordinated Debt under Section 7.02(d), such Lien shall be expressly subordinated to the Liens on the Collateral securing the Obligations to the same extent);

(n) Liens of the Mission Entities existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary of the Borrower (other than by designation as a Restricted Subsidiary pursuant to Section 2.18), in each case after the date hereof and in accordance with the terms of Section 7.02(g); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.02(g); provided that the aggregate principal amount of Indebtedness of the Nexstar Entities and the Mission Entities that is incurred pursuant to Section 7.02(g) and Section 7.02(g) of the Nexstar Credit Agreement that is secured by Liens pursuant to this Section 7.01(n) and pursuant to Section 7.01(n) of the Nexstar Credit Agreement (including any modification, replacement, renewal or extension of any such Lien pursuant to Section 7.01(u) or Section 7.01(u) of the Nexstar Credit Agreement) shall not exceed $25,000,000 at any one time outstanding;

(o) any interest or title of a lessor or sublessor under leases or subleases entered into by the Mission Entities in the ordinary course of its business;

(p) Liens arising out of conditional sale, title retention, hire, purchase, consignment or similar arrangements for sale of goods permitted hereunder entered into by a Mission Entity in the ordinary course of its business;

(q) Liens of the Mission Entities that are contractual rights of set off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Mission Entities to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of such Person or (iii) relating to purchase orders and other agreements of the Mission Entities entered into with customers of such Person in the ordinary course of its business;

(r) Liens of the Mission Entities arising from precautionary UCC financing statement filings that do not secure Indebtedness;

(s) Liens of the Mission Entities on insurance policies and the proceeds thereof securing any financing of the premiums with respect thereto permitted under the terms of this Agreement;

(t) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property of the Mission Entities that does not materially interfere with the ordinary conduct of the business of such Person;

(u) the modification, replacement, renewal or extension of any Lien permitted by clauses (b), (i) and (n) of this Section 7.01; provided that (i) the Lien does not extend to any additional property other than (A) after acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds and products thereof, (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.02 and is not increased, and (iii) such Liens are not extended to secure any other obligations or Indebtedness;

(v) Liens on assets or property of a Non-Loan Party securing Indebtedness of such Non-Loan Party permitted to be incurred by Section 7.02;

(w) Liens solely on any cash earnest money deposits made by Mission Entities in connection with any letter of intent or purchase agreement permitted hereunder;

(x) Liens of the Mission Entities securing Indebtedness permitted to be incurred under Section 7.02(b), provided that, such Liens are subordinate to the Liens securing the Obligations on terms substantially similar to the subordination terms of the Senior Second Lien Notes Intercreditor Agreement;

(y) other Liens of the Borrower and its Restricted Subsidiaries securing Indebtedness or other obligations in an aggregate amount for the Mission Entities under this Section 7.01(y) and the Nexstar Entities under Section 7.01(y) of the Nexstar Credit Agreement at any time outstanding not to exceed $~~15,000,000~~25,000,000;

(z) Liens on equipment of the Borrower or any Restricted Subsidiary and located on the premises of any client or supplier in the ordinary course of business;

(aa) any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement, in each case only to the extent such encumbrances or restrictions do not secure Indebtedness; and

(bb) so long as the Nexstar Credit Agreement has not been terminated, the Nexstar Entities may incur Liens permitted under the terms of Section 7.01 of the Nexstar Credit Agreement.

7.02 Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a) the Obligations and the Nexstar Obligations;

(b) (i) second lien secured Indebtedness of the Borrower, so long as (A) after giving Pro Forma Effect to the incurrence of such Indebtedness and any related Specified Transaction, no Default has occurred and is continuing, (B) the Consolidated Total Secured Debt Leverage Ratio (calculated on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness and any related Specified Transaction) is not greater than 5.50 to1.00 as of the end of the most recent Test Period, (C) such Indebtedness has a final maturity date equal to or later than 180 days after the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Term B Loans, and (D) the terms and conditions of such Indebtedness reflect market terms on the date of issuance; provided that such Indebtedness shall not contain covenants (including financial maintenance covenants), taken as a whole, that are materially tighter (or in addition to), with respect to the borrower of such Indebtedness and its Restricted Subsidiaries, than those contained in this Agreement and the Financial Covenants contained in the Nexstar Credit Agreement on the date of issuance with respect to the Mission Entities (except for covenants applicable only to the period after the Maturity Date of the Term B Loans) (provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)); and (ii) any Permitted Refinancing thereof;

(c) obligations of the Borrower and its Restricted Subsidiaries (contingent or otherwise) existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates;

(d) Guarantee Obligations of the Mission Entities in respect of Indebtedness of any Loan Party otherwise permitted hereunder (except that an Immaterial Subsidiary may not, by virtue of this Section 7.02(d), guarantee Indebtedness that such Immaterial Subsidiary could not otherwise incur under this Section 7.02); provided that, if the Indebtedness being guaranteed is subordinated to the Obligations, such Guarantee Obligation shall be subordinated to the Guaranties of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(e) Indebtedness of any Mission Entity owing to any Mission Entity to the extent constituting an Investment permitted by Section 7.03 (other than Section 7.03(f)); provided that all such Indebtedness incurred following the Closing Date of any Loan Party or any Restricted Subsidiary of a Loan Party owed to any Person that is not a Loan Party shall be subject to subordination terms reasonably satisfactory to the Administrative Agent;

(f) (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) of the Mission Entities financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets (provided that such Indebtedness is incurred concurrently with or within 270 days after the applicable acquisition, construction, repair, replacement or improvement), (ii) Attributable Indebtedness arising out of Permitted Sale Leasebacks, and (iii) any Indebtedness incurred to refinance the Indebtedness set forth in the immediately preceding clauses (i) and (ii) so long as the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so refinanced except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, and as otherwise permitted under Section 7.02; provided that the aggregate principal amount of Indebtedness incurred by the Mission Entities under this Section 7.02(f) together with the aggregate principal amount of Indebtedness incurred by the Nexstar Entities under Section 7.02(f) of the Nexstar Credit Agreement and any refinancing Indebtedness in respect of either thereof does not exceed the greater of (a) $25,000,000 and (b) 2.0% of Total Assets at the time of incurrence thereof;

(g) (i) Indebtedness of the Mission Entities assumed in connection with any Permitted Acquisition; provided that (A) such Indebtedness was not incurred in contemplation of such Permitted Acquisition, (B) the only obligors with respect to any Indebtedness incurred pursuant to this clause (g) shall be those Persons who were obligors of such Indebtedness prior to such Permitted Acquisition (or in the case of a purchase of assets, the purchaser of such assets), and (C) both immediately before and immediately after giving Pro Forma Effect to any such incurrence no Default shall have occurred and be continuing; provided that the aggregate principal amount of Indebtedness incurred by Non-Loan Parties under this Section 7.02(g) and Section 7.02(t), and Section 7.02(g) and Section 7.02(t) of the Nexstar Credit Agreement, and any Permitted Refinancing Indebtedness in respect of any thereof does not exceed $25,000,000; and (ii) any Permitted Refinancing of Indebtedness permitted by (and subject to the proviso of) the preceding clause (i);

(h) Indebtedness of the Mission Entities representing deferred compensation to employees of the Mission Entities incurred in the ordinary course of business;

(i) Indebtedness of the Mission Entities to the current or former officers, directors, partners, managers, consultants and employees, their respective estates, spouses or former spouses of the Mission Entities to finance the purchase or redemption of Equity Interests of the Borrower, in each case as permitted by Section 7.09 in an aggregate amount under this Section 7.02(i) and under Section 7.02(i) of the Nexstar Credit Agreement not to exceed $10,000,000 at any one time outstanding;

(j) Indebtedness incurred by the Mission Entities in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case to the extent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;

(k) Indebtedness consisting of obligations of the Mission Entities under deferred compensation or other similar arrangements incurred by such Person in connection with the Transaction and Permitted Acquisitions or any other Investment expressly permitted hereunder;

(l) Cash Management Obligations and other Indebtedness of the Mission Entities in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts incurred in the ordinary course;

(m) Indebtedness of the Mission Entities consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(n) Indebtedness incurred by the Mission Entities in respect of letters of credit, bank guarantees, banker's acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(o) obligations of the Mission Entities in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(p) Intentionally Left Blank;

(q) other unsecured Indebtedness of the Mission Entities, so long as immediately before and immediately after giving Pro Forma Effect to any such incurrence no Default shall have occurred and be continuing, provided, further, that (i) the aggregate principal amount of such Indebtedness incurred by Restricted Subsidiaries that are not Guarantors together with the Nexstar Restricted Subsidiaries that are not Guarantors shall not exceed $25,000,000 in the aggregate at any one time outstanding, (ii) such Indebtedness has a final maturity date equal to or later than 180 days after the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Term B Loans, and (iii) the terms and conditions of such Indebtedness (excluding pricing and optional prepayment or redemption terms) reflect market terms on the date of issuance; provided that such Indebtedness shall not contain covenants (including financial maintenance covenants), taken as a whole, that are materially tighter (or in addition to), with respect to the borrower of such Indebtedness and its Restricted Subsidiaries and any guarantor, than those contained in this Agreement and the Financial Covenants contained in the Nexstar Credit Agreement with respect to the Mission Entities on the date of issuance (except for covenants applicable only to the period after the Maturity Date of the Term B Loans); provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);

(r) Indebtedness incurred by a Non-Loan Party, and guaranties thereof by any Non-Loan Party, in an aggregate principal amount for all such Non-Loan Parties not to exceed the greater of (a) $8,500,000 and (b) 1.00% of the aggregate Total Assets of all such Non-Loan Parties at the time of incurrence;

(s) Indebtedness existing on the Closing Date and listed on Schedule 7.02(s) (the "Surviving Indebtedness") and any Permitted Refinancing thereof;

(t) (i) unsecured Indebtedness of the Mission Entities incurred to finance a Permitted Acquisition; provided that (A) immediately before and immediately after giving Pro Forma Effect to any such Permitted Acquisition, no Default shall have occurred and be continuing, (B) after giving Pro Forma Effect to any such Permitted Acquisition and the incurrence of such Indebtedness and any related Specified Transaction, the Nexstar Borrower is in compliance with the Consolidated First Lien Net Leverage Ratio and the Consolidated Total Net Leverage Ratio Financial Covenants, in each case computed on a Pro Forma Basis as of the end of the most recent Test Period, (C) such Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Term B Loans, (D) the terms and conditions of such Indebtedness (excluding pricing and optional prepayment or redemption terms) reflect market terms on the date of issuance; provided that such Indebtedness shall not contain covenants (including financial maintenance covenants), taken as a whole, that are materially tighter (or in addition to), with respect to the borrower of such Indebtedness and its Restricted Subsidiaries and guarantors, than those contained in this Agreement and the Financial Covenants contained in the Nexstar Credit Agreement on the date of issuance with respect to the Mission Entities (except for covenants applicable only to the period after the Maturity Date of the Term B Loans) (provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)) and (E) the aggregate principal amount of Indebtedness that is incurred by Non-Loan Parties pursuant to this Section 7.02(t) and Section 7.02(g), and Section 7.02(t) and Section 7.02(g) of the Nexstar Credit Agreement shall not exceed $25,000,000 at any one time outstanding; and (ii) any Permitted Refinancing thereof;

(u) so long as immediately before and immediately after giving Pro Forma Effect to any such incurrence no Default shall have occurred and be continuing, (i) subject to the terms of Section 2.05 with respect to the occurrence of a Repricing Transaction, unsecured or second Lien secured Indebtedness incurred by the Mission Entities to the extent that 100% of the Net Cash Proceeds therefrom are, immediately after the receipt thereof, applied solely to the prepayment of Term Loans in accordance with Section 2.05(b)(iii); provided that (A) such Indebtedness shall not mature earlier than the Maturity Date with respect to the relevant tranche of Term Loans being refinanced, (B) as of the date of the incurrence of such Indebtedness, the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than that of the remaining Term Loans being refinanced, (C) no Restricted Subsidiary is a borrower or guarantor with respect to such Indebtedness unless such Restricted Subsidiary is a Subsidiary Guarantor which shall have previously or substantially concurrently guaranteed the Obligations pursuant to the applicable Guaranty, (D) the other terms and conditions of such Indebtedness (excluding pricing and optional prepayment or redemption terms) reflect market terms on the date of issuance; (E) with respect to the incurrence of second lien secured Indebtedness, a customary intercreditor agreement is entered into for the benefit of the Secured Parties and providing that such Liens securing such Indebtedness are second Liens and subordinate to the Liens securing the Obligations for the benefit of the Secured Parties, (F) such Indebtedness shall not contain covenants (including financial maintenance covenants), taken as a whole, that are not materially tighter than (or in addition to) those contained in this Agreement and the Financial Covenants contained in the Nexstar Credit Agreement on the date of issuance (except for covenants applicable only to the period after the Maturity Date of the Term B Loans); provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (G) the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower, together with all relevant financial information reasonably requested by the Administrative Agent, including reasonably detailed calculations demonstrating compliance with clauses (A), (B), (C) and (D), and (ii) any Permitted Refinancing thereof;

(v) Guarantee Obligations of the Mission Entities in connection with the provision of credit card payment processing services for the Mission Entities;

(w) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (v) above;

(x) customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased in the ordinary course of business;

(y) unsecured Indebtedness consisting of promissory notes issued by the Mission Entities to any current or former employee, director or consultant of the Mission Entities (or permitted transferees, assigns, estates, or heirs of such employee, director or consultant), to finance the purchase or redemption of Equity Interests of the Borrower that is permitted by Section 7.09;

(z) Indebtedness in an aggregate outstanding principal amount which, when taken together with (i) any refinancing Indebtedness in respect thereof, (ii) the principal amount of all other Indebtedness incurred pursuant to this clause (z) and then outstanding, (iii) all Indebtedness of the Nexstar Entities incurred pursuant to Section 7.02(z) of the Nexstar Credit Agreement and then outstanding, and (iv) all refinancing Indebtedness in respect of Indebtedness described in clause (iii) preceding, (in each case, without duplication) will not exceed $30,000,000 in the aggregate outstanding at any time;

(aa) Management Advances;

(bb) Intentionally Left Blank; and

(cc) so long as the Nexstar Credit Agreement has not been terminated, the Nexstar Entities may incur Indebtedness permitted under the terms of Section 7.02 of the Nexstar Credit Agreement.

For purposes of determining compliance with this Section 7.02, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (v) above, the Borrower may, in its sole discretion, divide, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) in one or more of the above clauses; provided that all Obligations and other Indebtedness outstanding under the Loan Documents will be deemed to have been incurred in reliance only on the exception in clause (a) of this Section 7.02.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.02.

7.03 Investments.  Make any Investments, except:

(a) Investments by the Mission Entities in assets that were Cash Equivalents when such Investment was made;

(b) Management Advances;

(c) asset purchases of the Borrower and its Restricted Subsidiaries (including purchases of inventory, supplies, materials and equipment) and the licensing, leasing or contribution of intellectual property pursuant to joint marketing or other arrangements with other Persons, in each case in the ordinary course of business;

(d) Investments (i) by any Mission Entity in the Borrower or any Loan Party that is a Subsidiary of the Borrower, (ii) by any Subsidiary of the Borrower in the Borrower or any Loan Party that is a Subsidiary of the Borrower and (iii) by any Non-Loan Party in any other Non-Loan Party that is a Subsidiary of the Borrower;

(e) Investments of the Borrower and its Restricted Subsidiaries consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business to the extent reasonably necessary in order to prevent or limit loss;

(f) Investments of the Mission Entities consisting of Liens, Indebtedness, fundamental changes, Dispositions, redemptions and Restricted Payments permitted under Section 7.01, Section 7.02 (other than Section 7.02(e)), Section 7.04 (other than Section 7.04(e)), Section 7.05 (other than Sections 7.05(d)(ii), (e) and (t)), Section 7.06 and Section 7.09 (other than Section 7.09(c)), respectively; provided, however, that no Investments may be made solely pursuant to this Section 7.03(f);

(g) Investments existing on the Closing Date and set forth on Schedule 7.03(g) and Investments consisting of any modification, replacement, renewal, reinvestment or extension of any Investment existing on the Closing Date; provided that the amount of any Investment permitted pursuant to this Section 7.03(g) is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or as otherwise permitted by this Section 7.03;

(h) Investments of the Mission Entities in Swap Contracts permitted under Section 7.02(c);

(i) promissory notes and other non-cash consideration received by the Borrower and its Restricted Subsidiaries in connection with Dispositions permitted by Section 7.05 (other than Sections 7.05(d)(ii), (e) and (q));

(j) the purchase or other acquisition by the Borrower or a Wholly-Owned Domestic Subsidiary of the Borrower that is a Guarantor of (A) 100% of the Equity Interests of any Person primarily engaged in the Television Broadcasting Business, (B) a television broadcasting station and all related necessary assets to operate such television broadcasting station or (C) all or substantially all of the Television Broadcasting Business assets of another Person, or any Television Broadcasting Business or division of another Person; provided that (1) immediately before and immediately after giving Pro Forma Effect to the consummation of any such purchase or other acquisition, no Default shall have occurred and be continuing, (2) after giving Pro Forma Effect to any such purchase or other acquisition and the incurrence and repayment of any Indebtedness in connection therewith, the Nexstar Borrower shall be in compliance with each of the Consolidated Total Net Leverage Ratio and the Consolidated First Lien Net Leverage Ratio Financial Covenants as of the end of the most recent Test Period, (3) after giving effect to such acquisition, the Borrower shall be in compliance with Sections 6.11 and 6.14, to the extent applicable (within the time periods specified therein) and Section 7.11, (4) all FCC Licenses acquired in connection with any such acquisition shall be acquired by the Borrower or a domestic Wholly-Owned Restricted Subsidiary of the Borrower, the Equity Interests of which are pledged to secure the Obligations pursuant to Section 6.11 and (5) if the aggregate purchase price paid or guaranteed by the Nexstar Entities and the Mission Entities for such acquisition exceeds $35,000,000 (in one or more series of transactions), the Borrower shall provide the Administrative Agent prior to the consummation of such acquisition (or thereafter to the extent acceptable to the Administrative Agent) with a certificate of a Responsible Officer of the Borrower certifying as to the conditions specified in clauses (1) and (2) above, together with such additional financial information as shall be reasonably requested by the Administrative Agent; provided further that, notwithstanding clause (i)(A) preceding, the Mission Entities may acquire non-wholly-owned Equity Interests under this clause (j) so long as (I) such Mission Entity acquires not less than 80% of all such Equity Interests in such target Person, (II) such Mission Entity is complying with every other provision of this subsection (j), (III) the aggregate consideration for all such non-wholly-owned acquisitions of Equity Interests over the term of this Agreement under this clause (j) when added together with the aggregate consideration for all such non-wholly-owned acquisitions of Equity Interests by the Nexstar Entities under clause (j) of Section 7.03 of the Nexstar Credit Agreement does not exceed $50,000,000 and (IV) such acquired Person executes the appropriate Guaranties to Guarantee the Obligations and the Nexstar Obligations, and pledges its assets and properties to secure the Obligations and Nexstar Obligations, in each case as if such Person was a Wholly-Owned Restricted Subsidiary;

(k) the Transaction;

(l) Investments of the Borrower and its Restricted Subsidiaries in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(m) Investments of the Borrower and its Restricted Subsidiaries (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon foreclosure in connection with any secured Investment or other transfer of title with respect to any secured Investment or in satisfaction of judgments or pursuant to any plan of reorganization;

(n) Investments by the Mission Entities valued at cost at the time each such Investment is made and including all related commitments for future Investments, in an amount not exceeding the Available Amount; provided that (i) at the time of any such Investment, no Default shall have occurred and be continuing or would result therefrom and (ii) with respect to any such Investment in an amount in excess of $15,000,000 (in one or more series of transactions related to any such Investment), the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower, together with all relevant financial information reasonably requested by the Administrative Agent, demonstrating the calculation of the Available Amount;

(o) advances by the Mission Entities of payroll payments to employees in the ordinary course of its business;

(p) so long as immediately before and immediately after giving Pro Forma Effect to any such transaction, no Default shall have occurred and be continuing, Investments held by a Restricted Subsidiary acquired after the Closing Date or of a corporation merged into the Borrower, or merged or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(q) Guarantee Obligations of the Mission Entities in respect of leases of the Loan Parties (other than Capitalized Leases) or of other obligations of the Loan Parties that do not constitute Indebtedness;

(r) Intentionally Left Blank;

(s) Guarantee Obligations of the Mission Entities in connection with the provision of credit card payment processing services in the ordinary course of business;

(t) pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

(u) Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisition, in each case only to the extent the underlying transaction is permitted by this Section;

(v) Investments of the Borrower and its Restricted Subsidiaries to the extent acquired in connection with Permitted Asset Swaps under Section 7.05(m);

(w) so long as immediately before and immediately after giving Pro Forma Effect to any such Investment and the transactions related thereto, no Default shall have occurred and be continuing, Investments by the Mission Entities which, when added together with all other Investments made under this clause (w) and all Investments made by the Nexstar Entities under Section 7.03(w) of the Nexstar Credit Agreement, do not exceed $20,000,000;

(x) so long as (i) Sharing Arrangements between the Nexstar Entities and the Borrower or one or more Restricted Subsidiaries of the Borrower, covering all of the Stations with respect to such acquisitions, are in full force and effect, (ii) the Nexstar Credit Agreement has not been terminated, (iii) all Collateral and Nexstar Collateral secures both the Obligations and the Nexstar Obligations, and (iv) such acquisitions are permitted under applicable Law, including the Communications Laws, acquisitions by the Borrower and its Restricted Subsidiaries of any assets of any Nexstar Entity;

(y) so long as the Nexstar Credit Agreement has not been terminated, the Nexstar Entities may make Investments permitted by Section 7.03 of the Nexstar Credit Agreement;

(z) the Little Rock Acquisition in all material respects in accordance with the terms of the Mission Acquisition Agreement without giving effect to any modifications, amendments, consents or waivers by the Borrower thereto that are material and adverse to the Lenders (as reasonably determined by the Administrative Agent) without the written prior consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned); and

(aa) any Sharing Arrangement with a Nexstar Entity.

For purposes of determining compliance with this Section 7.03, in the event that an Investment meets the criteria of more than one of the categories of Investments described in clauses (a) through (v) above, the Borrower may, in its sole discretion, divide, classify and, except with respect to any Investment made under Section 7.03(n), reclassify such Investment (or any portion thereof) in one or more of the above clauses.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an Investment for purposes of this Section 7.03.

7.04 Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) any Restricted Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Restricted Subsidiaries, provided that when any Restricted Subsidiary that is a Loan Party is merging with another Restricted Subsidiary, such Loan Party that is a Subsidiary of the Borrower shall be the continuing or surviving Person;

(b) (i) any Restricted Subsidiary that is not a Loan Party may merge or consolidate with or into any other Restricted Subsidiary that is not a Loan Party, and (ii) any Subsidiary of the Borrower may liquidate or dissolve and, any Restricted Subsidiary may change its legal form, in each case, only to the extent permitted by the Indenture Documentation and only so long as (A) the Lien on or security interest in any Collateral held by it under the Loan Documents shall remain in effect to the same extent as immediately prior to such change, and (B) with respect to any change in legal form, the Guarantee of the Obligations by such Restricted Subsidiary shall remain in effect to the same extent as immediately prior to such change;

(c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (i) the transferee must be a Loan Party that is a Subsidiary of the Borrower or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Section 7.03 (other than Section 7.02 and Section 7.03(f)), respectively;

(d) the Borrower may merge with any other Person; provided that the Borrower shall be the continuing or surviving corporation;

(e) any Restricted Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 7.03 (other than Section 7.03(f)); provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.11;

(f) a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05 (other than Section 7.05(e)), may be effected;

(g) Intentionally Left Blank; and

(h) so long as the Nexstar Credit Agreement has not been terminated, the Nexstar Entities may enter into transactions permitted under the terms of Section 7.04 of the Nexstar Credit Agreement.

7.05 Dispositions.  Make any Disposition, except:

(a) Dispositions by the Mission Entities of (i) obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business, (ii) property no longer used or useful in the conduct of the business of the Mission Entities and (iii) motor vehicles in the ordinary course of business;

(b) Dispositions by (i) the Borrower and its Subsidiaries of inventory in the ordinary course of business and (ii) the Mission Entities or immaterial assets in the ordinary course of business;

(c) Dispositions by the Mission Entities of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(d) Dispositions by the Mission Entities of property to the Borrower or a Restricted Subsidiary; provided that if the transferor of such property is a Mission Entity (i) the transferee thereof must be a Loan Party that is a Subsidiary of the Borrower or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.03 (other than Section 7.03(f));

(e) Dispositions permitted by Section 7.03 (other than Section 7.03(f)), Section 7.04 (other than Section 7.04(f)) and Section 7.09 and Liens permitted by Section 7.01 (other than Section 7.01(l));

(f) Dispositions by the Mission Entities in the ordinary course of business of Cash Equivalents;

(g) leases, subleases, licenses or sublicenses of the Mission Entities, in each case in the ordinary course of business and which do not materially interfere with the business of the Mission Entities, taken as a whole;

(h) transfers of property of the Mission Entities subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

(i) Dispositions of Investments in joint ventures by the Mission Entities to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(j) Dispositions by the Mission Entities of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof;

(k) the unwinding of any Swap Contract of the Mission Entities pursuant to its terms;

(l) so long as immediately before and immediately after giving Pro Forma Effect to any such transaction no Default shall have occurred and be continuing, Permitted Sale Leasebacks;

(m) Dispositions by the Borrower and its Restricted Subsidiaries of a broadcasting asset or 100% of the Equity Interests of a Restricted Subsidiary owning a broadcasting asset provided that such Disposition is made together with a concurrent sale and purchase of, or exchange for, a broadcasting asset (or 100% of the Equity Interests of a Restricted Subsidiary owning a broadcasting asset) of another Person (an "Asset Swap"), in each case so long as (i) immediately before and immediately after giving Pro Forma Effect to any such Disposition, no Default shall have occurred and be continuing, (ii) the EBITDA Percentage attributable to such assets Disposed of in connection with such Asset Swap together with the EBITDA Percentage attributable to all other such assets Disposed of by the Nexstar Entities and the Mission Entities in connection with Asset Swaps and Nexstar Asset Swaps consummated during the immediately preceding 12-month period, shall not exceed 25%, (iii) the EBITDA Percentage attributable to such assets Disposed of in connection with such Asset Swap together with the EBITDA Percentage attributable to all other assets disposed of by the Nexstar Entities and the Mission Entities in connection with Asset Swaps and Nexstar Asset Swaps consummated during the term of this Agreement shall not exceed 50%, (iv) all FCC Licenses acquired in connection with any such Asset Swap will be acquired by the Borrower or a domestic Wholly-Owned Restricted Subsidiary of the Borrower which is a Guarantor and the Equity Interests of which are pledged to secure the Obligations pursuant to Section 6.11, (v) after giving effect to such Asset Swap, the Borrower shall be in compliance with Sections 6.11 and 6.14 (within the time period specified therein) to the extent applicable, and Section 7.11, and (vi) if the asset value of such Asset Swap exceeds $35,000,000, the Borrower shall provide the Administrative Agent prior to the consummation of such Asset Swap (or thereafter to the extent acceptable to the Administrative Agent) with a certificate of a Responsible Officer of the Borrower certifying as to the requirements of clause (i), (ii) and (iii) above, together with such additional financial information as shall be reasonably requested by the Administrative Agent;

(n) Dispositions by the Mission Entities not otherwise permitted pursuant to this Section 7.05; provided that (i) immediately before and immediately after giving Pro Forma Effect to any such Disposition, no Default shall have occurred and be continuing, (ii) such Disposition shall be for fair market value as reasonably determined by the Borrower or the applicable Restricted Subsidiary in good faith based on sales of similar assets, if available, (iii) the Borrower or the applicable Mission Entity complies with the applicable provisions of Section 2.05, (iv) the EBITDA Percentage attributable to such assets to be Disposed of together with the EBITDA Percentage attributable to all other such assets sold or exchanged by the Nexstar Entities and the Mission Entities during the immediately preceding 12-month period shall not exceed 10%, (v) the EBITDA Percentage attributable to all assets sold or exchanged by the Nexstar Entities and the Mission Entities during the term of this Agreement shall not exceed 25%; and (vi) with respect to any Disposition pursuant to this clause (n) for a purchase price in excess of $5,000,000, the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents; provided, however, that for the purposes of this clause (vi), (A) any liabilities (as shown on the most recent balance sheet of the Borrower provided hereunder or in the footnotes thereto) of the Mission Entities, other than liabilities that are by their terms subordinated in right of payment to the Obligations under the Loan Documents, that are assumed by the transferee with respect to the applicable Disposition and for which the Mission Entities shall have been validly released by all applicable creditors in writing, shall be deemed to be cash, (B) any securities received by the Mission Entities from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition, shall be deemed to be cash and (C) any Designated Non-Cash Consideration received by the Mission Entities in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (n) and pursuant to Section 7.05(n) of the Nexstar Credit Agreement that is at the time outstanding, not in excess of $10,000,000 at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;

(o) the sale by the Borrower of the real property that formerly housed the operations of the KODE station, the ABC affiliate in Joplin, Missouri;

(p) the abandonment or other Disposition of intellectual property by the Mission Entities in the ordinary course of business or which are reasonably determined by the Borrower, in good faith, to be no longer material to its business;

(q) any forgiveness, writeoff or writedown of any intercompany obligations; provided that any forgiveness of obligations owing by a Non-Loan Party shall not result in additional ability to make Investments in Non-Loan Parties in the amount of such forgiven obligations;

(r) any disposition of Equity Interests in an Unrestricted Subsidiary;

(s) any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(t) condemnation or any similar action by a Governmental Authority with respect to any property or other assets, or foreclosure in connection with any Lien permitted to exist under Section 7.01; and

(u) so long as the Nexstar Credit Agreement has not been terminated, the Nexstar Entities may make Dispositions permitted under the terms of Section 7.05 of the Nexstar Credit Agreement;

(v) with respect to any Station, the Mission Entity owning such Station may (subject to the FCC's rules and regulations) enter into one or more Sharing Arrangements with a Nexstar Entity, provided that (i) such Sharing Arrangements shall specifically permit the assignment to, and first priority Liens and security interests for the benefit of the Secured Parties to secure the Obligations, and (ii) not less than five Business Days prior to the entering into of such agreement, the Borrower shall have delivered to the Administrative Agent a certificate of the Borrower executed on its behalf by a Responsible Officer of the Borrower, which certificate shall contain (A) a summary of the terms of such agreement comparing it to the agreement (if any) that such agreement is replacing, (B) such other information reasonably requested by the Administrative Agent and (C) a certification that no Default exists and is continuing before and after giving effect to such agreement;

To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than the Borrower or any Guarantor, such Collateral shall be sold free and clear of the Liens created by the Loan Documents and, if requested by the Administrative Agent, upon the certification by the Borrower that such Disposition is expressly permitted by this Agreement, the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take and shall take any actions deemed appropriate in order to effect the foregoing.

7.06 Prepayments, Etc. of Indebtedness; Amendments.

(a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (i) Indebtedness incurred pursuant to Sections 7.02(b), (q), (t) or (u) or (ii) the Senior Second Lien Notes, the Senior 6 7/8% Notes due 2020 or any Subordinated Debt (it being understood that payments of regularly scheduled interest and mandatory prepayments under Indebtedness incurred pursuant to Sections 7.02(b), (q), (t) or (u), such Senior Second Lien Notes, such Senior 6 7/8% Notes due 2020 or such Subordinated Debt Documents shall be permitted), except for

(i) the refinancing thereof with the Net Cash Proceeds of any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing);

(ii) Intentionally Left Blank;

(iii) prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity in an aggregate amount not to exceed the Available Amount; provided that (A) at the time of any such payment, no Event of Default shall have occurred and be continuing or would result therefrom and (B) in the case of any such payment in an amount in excess of $15,000,000, the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower, together with all relevant financial information reasonably requested by the Administrative Agent, demonstrating the calculation of the Available Amount; and

(iv) prepayments, redemptions, purchases, defeasances and other payments thereof on the Senior Second Lien Notes prior to their scheduled maturity solely with the proceeds of cash on hand, Borrowings under the Revolving Credit Facility and/or an Incremental Facility; provided that (A) at the time of any such payment, no Default shall have occurred and be continuing or would result therefrom and (B) the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower, together with all relevant financial information reasonably requested by the Administrative Agent, demonstrating that the Consolidated First Lien Net Leverage Ratio (calculated on a Pro Forma Basis after giving effect to the incurrence of such indebtedness under the Revolving Credit Facility or under any Incremental Facility and any related Specified Transaction) is not greater than 3.00 to 1.00 as of the end of the most recent Test Period;

(b) amend, modify or change any term or condition of

(i) any Subordinated Debt Documents or any Indenture Documentation (except in connection with a Permitted Refinancing) in any manner resulting in terms which, if any such terms existed on the date of issuance, the terms of this Agreement would not have permitted the issuance of such Subordinated Debt or such public debt hereunder, as applicable,

(ii) the Senior Second Lien Notes Indenture Documentation in any manner (A) not permitted by the Senior Second Lien Notes Intercreditor Agreement or (B) resulting in terms which would not be permitted in a Permitted Refinancing of such Indebtedness; or

(iii) the Senior 6 7/8% Notes due 2020 Indenture Documentation in any manner resulting in terms which would not be permitted in a Permitted Refinancing of such Indebtedness; and

(c) so long as the Nexstar Credit Agreement has not been terminated, the Nexstar Entities may make prepayments permitted under the terms of Section 7.06 of the Nexstar Credit Agreement.

7.07 Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.08 Transactions with Affiliates.  Enter into or conduct any transaction or any series of transactions, directly or indirectly, of any kind (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Nexstar Entity or Mission Entity, whether or not in the ordinary course of business (an "Affiliate Transaction"), involving aggregate value in excess of $5,000,000 unless:

(1)           the terms of such Affiliate Transaction taken as a whole are not materially less favorable to such Mission Entity, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction in arm's length dealings with a Person who is not such an Affiliate; and

(2)           in the event such Affiliate Transaction involves an aggregate value in excess of $10,000,000, the terms of such transaction have been approved by a majority of the members of the Board of Directors.

Any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in clause (2) of this paragraph if such Affiliate Transaction is approved by a majority of the Disinterested Directors, if any.

The provisions of the preceding paragraph will not apply to:

(a) any transaction between or among the Borrower and any Restricted Subsidiary (or entity that becomes a Restricted Subsidiary as a result of such transaction), or between or among Restricted Subsidiaries;

(b) transactions on terms not less favorable to a Mission Entity as would be obtainable by such Mission Entity at the time in a comparable arm's-length transaction with a Person other than an Affiliate;

(c) the Transaction and the payment of fees and expenses related to the Transaction;

(d) Intentionally Left Blank;

(e) equity issuances, repurchases, redemptions, retirements or other acquisitions or retirements of Equity Interests by the Mission Entities, but only to the extent specifically permitted under this Article VII;

(f) loans, Investments and other transactions by and among the Mission Entities, and joint ventures, but only to the extent specifically permitted under this Article VII;

(g) employment and severance arrangements between the Mission Entities and their respective officers and employees, in each case in the ordinary course of business as determined in good faith by the board of directors or senior management of the relevant Person and transactions pursuant to stock option plans and employee benefit plans and arrangements;

(h) payments by the Mission Entities pursuant to the tax sharing agreements among the Mission Entities disclosed on Schedule 7.08 and in each case on customary terms to the extent attributable to the ownership or operation of the Mission Entities;

(i) the payment by the Mission Entities of compensation, customary fees and reasonable out-of-pocket costs to, and indemnities (including under customary insurance policies) and employee benefit and pension expenses provided on behalf of, directors, officers, employees and consultants of the Mission Entities in the ordinary course of business to the extent attributable to the ownership or operation of the Mission Entities;

(j) transactions of the Mission Entities pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect;

(k) Restricted Payments by the Mission Entities to the extent permitted under Section 7.09;

(l) any purchases by the Borrower's Affiliates of Indebtedness or Disqualified Equity Interests of the Mission Entities the majority of which Indebtedness or Disqualified Equity Interest is purchased by Persons who are not Affiliates of any Nexstar Entity or Mission Entity; provided that such purchases by the Borrower's Affiliates are permitted under the terms of this Agreement and are on the same terms as such purchases by such Persons who are not Affiliates of any Nexstar Entity or any Mission Entity;

(m) so long as (i) Sharing Arrangements between the Mission Entities and the Nexstar Borrower or one or more Restricted Subsidiaries of the Nexstar Borrower, covering all of the Stations, are in full force and effect, (ii) the Nexstar Credit Agreement has not been terminated, (iii) all Collateral and Nexstar Collateral secures both the Obligations and the Nexstar Obligations, and (iv) such acquisitions are permitted under applicable Law, including the Communications Laws, transactions among the Nexstar Entities and the Mission Entities;

(n) Management Advances; and

(o) so long as the Nexstar Credit Agreement has not been terminated, the Nexstar Entities may enter into transactions permitted under the terms of Section 7.08 of the Nexstar Credit Agreement.

7.09 Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, except that:

(a) each Restricted Subsidiary may make Restricted Payments to the Borrower and to other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-Wholly-Owned Restricted Subsidiary, to the Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b) Intentionally Left Blank;

(c) to the extent constituting Restricted Payments, the Borrower and its Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.03 (other than Section 7.03(f)) or Section 7.04 respectively; provided, however, that no such Restricted Payment may be made solely pursuant to the terms of this Section 7.09(c);

(d) payment made directly in connection with, or to effectuate, the Transactions, and the fees and expenses related thereto;

(e) the Mission Entities may, in good faith, pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Borrower held by any future, present or former employee, director, officer or consultant (or any Affiliates, spouses, former spouses, other immediate family members, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) pursuant to any employee, management or director equity plan, employee, management or director stock option plan or any other employee, management or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, officer or consultant of a Mission Entity; provided that such payments under this Section 7.09(e) together with payments made under Section 7.09(e) of the Nexstar Credit Agreement do not exceed $5,000,000 in the aggregate in any fiscal year; provided that any unused portion of the preceding basket for any calendar year may be carried forward to succeeding calendar years, so long as the aggregate amount of all Restricted Payments made pursuant to this Section 7.09(e) and Section 7.09(e) of the Nexstar Credit Agreement in any calendar year (after giving effect to such carry forward) shall not exceed $10,000,000;

(f) netting of shares under stock option plans of the Borrower to settle option price payments owed to employees and officers of the Mission Entities with respect thereto, and netting of shares to settle such employees' and officers' federal, state and income tax liabilities (if any) related to restricted stock units and similar stock based awards thereunder;

(g) the Borrower or any Restricted Subsidiary may pay any dividend or distribution within 60 days after the date of declaration thereof, if on the date of declaration such payment complied with, and was permitted to be made by, another provision of this Section 7.09;

(h) the Mission Entities may (i) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or in connection with any Permitted Acquisition and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms so long as such convertible Indebtedness was permitted to be issued under Section 7.02;

(i) Intentionally Left Blank;

(j) so long as immediately before and immediately after giving Pro Forma Effect to any such Restricted Payment no Default shall have occurred and be continuing, the Borrower and the Restricted Subsidiaries may make additional Restricted Payments in an amount in the aggregate not to exceed the Available Amount; provided that in the case of any such Restricted Payment in an amount in excess of $15,000,000, the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower, together with all relevant financial information reasonably requested by the Administrative Agent, demonstrating the calculation of the Available Amount;

(k) the declaration and payment of dividends on Disqualified Equity Interests or preferred equity that was issued and incurred in accordance with the terms of Section 7.02;

(l) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of preferred stock of a Mission Entity made by exchange for or out of the proceeds of the substantially concurrent sale of preferred stock of such Mission Entity, that, in each case, is permitted to be issued and incurred pursuant to Section 7.02; and

(m) so long as the Nexstar Credit Agreement has not been terminated, the Nexstar Entities may make Restricted Payments permitted under the terms of Section 7.09 of the Nexstar Credit Agreement.

7.10 Intentionally Left Blank.

7.11 Change in Nature of Business.  Engage in any material line of business fundamentally and substantially different from the character of the Television Broadcasting Business of the Mission Entities taken as a whole.

7.12 Burdensome Agreements.  Enter into, or permit to exist, any Contractual Obligation that encumbers or restricts the ability of (a) any Restricted Subsidiary or Nexstar Entity to make Restricted Payments to any Restricted Subsidiary, (b) any Mission Entity to Guarantee the Indebtedness of the Borrower hereunder and under the Loan Documents, and the Nexstar Borrower under the Nexstar Credit Agreement and the Nexstar Loan Documents or make loans or advances to the Borrower or any of its Restricted Subsidiaries that is a Loan Party, (c) any Nexstar Entity to Guarantee the Indebtedness hereunder and under the Loan Documents and of the Nexstar Borrower under the Nexstar Credit Agreement and the Nexstar Loan Documents or make loans or advances to any Nexstar Entity that is a Loan Party, (d) any Restricted Subsidiary or Mission Entity to transfer any of its property to the Borrower or any of its Restricted Subsidiaries that is a Loan Party, (e) any Nexstar Restricted Subsidiary or Nexstar Entity to transfer any of its property to any Nexstar Entity that is a Loan Party, (f) any Mission Entity or any Nexstar Entity to pledge its property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (g) any Loan Party or Subsidiary of a Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Obligations under the Loan Documents, or any renewals, refinancings, exchanges, refundings or extension thereof, except in respect of any of the matters referred to in clauses (a) through (e) above:

(i) restrictions and conditions imposed under any Loan Document, the Senior Second Lien Notes Indenture Documentation and the Senior 6 7/8% Notes due 2020 Indenture Documentation;

(ii) restrictions and conditions existing on the Closing Date or to any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(iii) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder;

(iv) customary provisions in leases, licenses and other contracts restricting the assignment thereof;

(v) restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing such Indebtedness;

(vi) restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Restricted Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to the Borrower or any other Restricted Subsidiary;

(vii) restrictions or conditions in any Indebtedness permitted pursuant to Section 7.02 to the extent such restrictions or conditions are no more restrictive than the restrictions and conditions in the Loan Documents or, in the case of Subordinated Debt, are market terms at the time of issuance (as determined by the Borrower in good faith) or, in the case of Indebtedness of any Non-Loan Party, are imposed solely on such Non-Loan Party and its Subsidiaries and are market terms at the time of issuance (as determined by the Borrower in good faith); provided that any such restrictions or conditions permit compliance with the Collateral and Guarantee Requirement and Section 6.11 and Section 6.14;

(viii) encumbrances and restrictions under the Organization Documents of JV Entities;

(ix) any encumbrance or restriction: (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or agreement, or the assignment or transfer of any lease, license or other contract or agreement; or (B) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Borrower or any Restricted Subsidiary;

(x) any encumbrance or restriction pursuant to Swap Contracts; provided that any such restrictions or conditions permit compliance with the Collateral and Guarantee Requirement and Section 6.11 and Section 6.14;

(xi) encumbrances or restriction arising or existing by reason applicable Law or any applicable rule, regulation or order, or required by any regulatory authority; and

(xii) so long as the Nexstar Credit Agreement has not been terminated, the Nexstar Entities may enter into such transactions permitted under the terms of Section 7.12 of the Nexstar Credit Agreement.

7.13 Amendments and Other Documents.

(a) The Borrower shall not, and shall not permit any Nexstar Entity or Mission Entity, or any Affiliate to, (i) modify, change, consent to, waive any provision with respect to, or otherwise not comply with or effectuate any change to, any Sharing Arrangement with a Shared Services Party, except (1) any immaterial clarifying amendment correcting an error, and (2) any amendment requested or required by a Governmental Authority and so long as, in each case, no consent fee is payable in connection therewith, (ii) allow any Sharing Arrangement with a Shared Services Party to lapse, expire or terminate, or otherwise not be in full force and effect against any party thereto, except to the extent any television station owned by a Shared Services Party is sold in accordance with the terms hereof and the other Loan Documents and of the Nexstar Credit Agreement and the other Nexstar Loan Documents, or (iii) permit, allow or suffer to exist any Sharing Arrangement with a Shared Services Party not being subject to a Lien and security interest on behalf of the Secured Parties to secure the Obligations.

(b) The Borrower shall not, and shall not permit any Nexstar Entity or Mission Entity, or any Affiliate to, (i) modify, change, consent to, waive any provision with respect to, or otherwise not comply with or effectuate any change to, any written agreement between or among the Borrower and the Nexstar Borrower, or any Nexstar Entity and any Mission Entity, including, without limitation, the Nexstar/Mission Agreements, except (1) any immaterial clarifying amendment correcting an error and (2) any amendment requested or required by a Governmental Authority and so long as, in each case, no consent fee is payable in connection therewith, (ii) allow any Nexstar/Mission Agreement to lapse, expire or terminate, or otherwise not be in full force and effect against any party thereto, except to the extent any television station owned by the Nexstar Borrower is sold in accordance with the terms hereof and of the Nexstar Credit Agreement and the other Nexstar Loan Documents, (iii) permit, allow or suffer to exist any Nexstar/Mission Agreement then in effect not being subject to a Lien and security interest on behalf of the Secured Parties to secure the Obligations or (iv) enter into any other agreement or other transaction between any Nexstar Entity and any Mission Entity except to the extent such agreement or transaction is in the ordinary course of business and is in each case on terms not less favorable to the Nexstar Entities and the Mission Entities than are obtainable in an arm's length third party transaction, except, in each case, the Nexstar/Mission Agreements set forth on Schedule 1.01(a).

(c) The Borrower shall not, and shall not permit any Nexstar Entity or Mission Entity, or any Affiliate to, modify, change, consent to, waive any provision with respect to, or otherwise not comply or effectuate any change to, any loan document entered into by any Nexstar Entity or Mission Entity that (i) increases the maximum principal amount of the obligations, the stated rate of interest or the amount of any fees or any other amounts (including expenses) due thereunder (including, without limitation, any change in the method for determining the stated rate of interest or the amount of any fees due thereunder), (ii) changes to an earlier date any date upon which payments of principal, interest, fees, expenses or any other amounts are due thereunder, (iii) adds, removes or changes any default or covenant which would have the effect of making the defaults or covenants therein more restrictive, when taken as whole, on any Nexstar Entity or Mission Entity, (iv) changes or amends any other term or provision if such change or amendment would result in a Default or an Event of Default hereunder or (v) would otherwise be material and adverse to the rights and interests of the Administrative Agent and the Lenders, in each case, without the prior written consent of the Administrative Agent.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default.  Any of the following events referred to in any of clauses (a) through (r) shall constitute an "Event of Default":

(a) Non-Payment.  Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five Business Days after the same becomes due, any interest on any Loan, or any fee due hereunder, or any Loan Party fails to or deposit any funds as Cash Collateral in respect of any amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants.  (i) The Borrower or any other Nexstar Entity or Mission Entity fails to perform or observe any term, covenant or agreement contained in any of Sections 2.18, 6.03(a), 6.04(a), 6.12 or Article VII, Sections 2.18, 6.03(a), 6.04(a) (solely with respect to the Borrower), 6.12 or Article VII of the Nexstar Credit Agreement, or (ii) any Nexstar Entity fails to perform or observe any term, covenant or agreement contained in Article VI deemed applicable to each such Nexstar Entity in each case as if such Nexstar Entity is "the Borrower" under each such provision; or

(c) Other Defaults.  The Borrower or any other Mission Entity or Nexstar Entity fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document or any Nexstar Loan Document on its part to be performed or observed and such failure continues for 30 days after receipt by the Borrower of written notice thereof by the Administrative Agent or the Majority Lenders; or

(d) Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Mission Entity or Nexstar Entity herein, in any other Loan Document, any Nexstar Loan Document or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default.  Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, after giving effect to any grace period, with the giving of notice if required, all such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem all such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided, further, that such failure is unremedied and is not waived by the holders of such Indebtedness; or

(f) Insolvency Proceedings, Etc.  Any Loan Party or any Restricted Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property, or any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days, or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment.  (i) Any Loan Party or any Restricted Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Nexstar Entities and the Mission Entities, taken as a whole, and is not released, vacated or fully bonded within 60 days after its issue or levy; or

(h) Judgments.  There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third party insurance) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of 60 consecutive days; or

(i) ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (ii) any Loan Party, any Restricted Subsidiary thereof, or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(j) Invalidity of Loan Documents.  Any material provision of this Agreement, or any Security Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted by Section 7.04 or 7.05) or solely as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect, or any Security Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien on the Collateral purported to be covered thereby (to the extent required hereby or thereby), or any Loan Party or any Subsidiary thereof contests in writing in any manner the validity or enforceability of any material provision of any Loan Document, or any Loan Party or any Restricted Subsidiary thereof denies in writing that it has any or further liability or obligation under any provision of any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke, terminate (other than in connection with payment in full) or rescind any provision of any Loan Document; or

(k) Change of Control.  There occurs any Change of Control; or

(l) Subordination.  (i) The subordination provisions of the Subordinated Debt Documents (the "Subordination Provisions") shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the Subordinated Debt, (ii) the Borrower or any other Loan Party or any Restricted Subsidiary of a Loan Party shall, directly or indirectly, disavow or contest in any manner the effectiveness, validity or enforceability of any of the Subordination Provisions, (iii) the Lien subordination provisions of the Senior Second Lien Notes Indenture Documentation and any other second lien Indebtedness included in the Indenture Documentation (the "Lien Subordination Provisions") shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the Senior Second Lien Notes or any other holder of any such second lien Indebtedness, or (iv) the Borrower or any other Loan Party or Restricted Subsidiary of a Loan Party shall, directly or indirectly, disavow or contest in any manner the effectiveness, validity or enforceability of any of the Lien Subordination Provisions; or

(m) Material Cessation of Broadcasting.  The over-the-air broadcast operations at any Station or any Nexstar Station shall be interrupted at any time for more than 48 hours, whether or not consecutive, during any period of 14 consecutive days, and such interruption could reasonably be expected to have a Material Adverse Effect; or

(n) Sharing Arrangements.  Any Sharing Arrangement between a Mission Entity and  a Shared Services Party, shall (i) be revoked, cancelled, terminated or expired by its terms and not renewed or any default has occurred under any such Sharing Arrangement, in each case which would have a Material Adverse Effect or (ii) be amended at the request of any Governmental Authority, which amendment would have a Material Adverse Effect, or (iii) cause any Nexstar Entity or Mission Entity not to comply with the multiple ownership rules of the Communications Laws, which non-compliance would have a Material Adverse Effect; or

(o) Termination of Material Licenses.  Any (i) material Licenses (including Broadcast Licenses) issued by the FCC shall be revoked or cancelled or expired by its terms and not be renewed, or shall be modified, in each case in a matter which would have a Material Adverse Effect, (ii) any administrative law judge or other representative of the FCC shall have issued an initial decision in any renewal or revocation proceeding to the effect that any material License should be revoked or not be renewed, or (iii) any other proceeding shall have been instituted by the FCC or shall have been commenced before any court, the FCC or any other regulatory body that could reasonably be expected to result in (A) cancellation, termination, rescission, revocation, suspension, material impairment or denial of renewal of a material License, (B) a modification of a material License in a material adverse respect or a renewal thereof on terms that materially and adversely affect the economic or commercial value or usefulness thereof or (C) a forfeiture (within the meaning of 47 C.F.R. § 1.80 of the FCC regulations) or other materially adverse effect on or with respect to any License that would reasonably be expected to have a Material Adverse Effect; or

(p) Termination of Nexstar Loan Documents or Repayment in Full; Nexstar Default.  (i) Any one or more of the following shall occur: the Nexstar Credit Agreement is terminated, or the Nexstar Loans are repaid in full, or for any reason any Nexstar Loan Document ceases to be in full force and effect, or cease to be binding on the Nexstar Borrower (or the Nexstar Borrower shall allege or claim any of the foregoing); or (ii) there shall occur an Event of Default under the Nexstar Credit Agreement; or

(q) Default under Senior Second Lien Notes Indenture Documentation.  Any Loan Party or any Restricted Subsidiary (i) fails to make any payment (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness evidenced by any Senior Second Lien Notes Indenture Documentation, or (ii) fails to observe or perform any other agreement or condition of any such Senior Second Lien Notes Indenture Documentation, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, after giving effect to any grace period, with the giving of notice if required, all such Indebtedness in respect of the Senior Second Lien Notes to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem all such Indebtedness to be made, prior to its stated maturity; or

(r) Breach of Statement.  Any statement, certification, representation, warranty, or statement of fact on Exhibit J is incorrect or misleading in any material respect on the Closing Date, or on any date of any Credit Extension.

8.02 Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c) exercise on behalf of itself, the Lenders all rights and remedies available to it, the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

8.03 Exclusion of Immaterial Subsidiaries.  Solely for the purpose of determining whether a Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Subsidiary that is an Immaterial Subsidiary or at such time could, upon designation by the Borrower, become an Immaterial Subsidiary affected by any event or circumstances referred to in any such clause unless (a) the Consolidated EBITDA of such Subsidiary together with the Consolidated EBITDA of all other Subsidiaries affected by such event or circumstance referred to in such clause (in each case determined using the definition of "Consolidated EBITDA" and the other defined terms used therein as if references to the Borrower and the Restricted Subsidiaries therein were to such Subsidiary and its Subsidiaries), shall exceed 5% of the Consolidated EBITDA of the Borrower and its Restricted Subsidiaries or (b) the total assets of such Subsidiary together with the total assets of all other Subsidiaries affected by such event or circumstance referred to in such clause (in each case determined using the definition of "Total Assets" and the other defined terms used therein as if references to the total assets of the Nexstar Entities and the Mission Entities on a consolidated basis therein were to such Subsidiary and its Subsidiaries), shall exceed 5% of the Total Assets of the Nexstar Entities and the Mission Entities (taken as a whole).

8.04 Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable), including in any bankruptcy or insolvency proceeding, any amounts received on account of the Obligations shall, subject to the provisions of Section 2.16, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to each Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest (including, but not limited to, post-petition interest) on the Loans and other Obligations arising under the Loan Documents, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, Cash Management Obligations and Obligations then owing under Secured Hedge Agreements, ratably among the Secured Parties, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations (other than contingent indemnity obligations) have been paid in full, to the Borrower or as otherwise required by Law.

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 8.04.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01 Appointment and Authority.  (a) Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  Except for the consent rights of the Borrower pursuant to Section 9.06, the provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party or any Restricted Subsidiary shall have rights as a third party beneficiary of any of such provisions.  Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.  Without limiting the generality of the foregoing sentence, the use of the term "agent" herein or in any other Loan Documents (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Intentionally Left Blank.

(c) The Administrative Agent shall also act as the "collateral agent" under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties or any Restricted Subsidiary to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as "collateral agent" and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent~~)~~, shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the "collateral agent" under the Loan Documents) as if set forth in full herein with respect thereto.

9.02 Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable to any Lender or any Affiliate of any Lender for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Agents.  Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties.  Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent.  Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.  Each Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06 Resignation of Administrative Agent and Collateral Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, with the consent of the Borrower (except during the existence of an Event of Default under Sections 8.01(f) or (g)), which consent shall not be unreasonably withheld or delayed~~)~~, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Majority Lenders) (the "Resignation Effective Date"), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders (without the consent of any Lender), appoint a successor Administrative Agent meeting the qualifications set forth above, subject so long as there exists no Event of Default under Sections 8.01(f) or (g), to the consent of the Borrower, which consent shall not be unreasonably withheld or delayed.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Majority Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor, which appointment of a successor agent shall require the consent of the Borrower (except during the existence of an Event of Default under Sections 8.01(f) or (g)), which consent shall not be unreasonably withheld or delayed.  If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Majority Lenders) (the "Removal Effective Date"), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Majority Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent's resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d) The Collateral Agent may at its option at any time give notice of its resignation to the Administrative Agent, the Lenders and the Borrower, in each case effective on the date that is 30 days after the date specified in such notice.  Additionally, any resignation by Bank of America as Administrative Agent pursuant to this Section shall, at the option of Bank of America, constitute its resignation as Collateral Agent.  If Bank of America or any other Collateral Agent resigns as Collateral Agent, it shall retain all the rights, powers, privileges and duties of Collateral Agent hereunder with respect to all Collateral and the Loan Documents until an assignment of such duties has been made by Bank of America or such Collateral Agent to a successor Collateral Agent.  Upon the appointment by Bank of America or any other Collateral Agent of a successor Collateral Agent hereunder (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Collateral Agent, and (B) the retiring Collateral Agent shall be discharged from all of its respective duties and obligations hereunder or under the other Loan Documents.

9.07 Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent or their respective Related Parties.

9.08 No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Syndication Agent or Documentation Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

9.09 Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party or any Restricted Subsidiary, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due to the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.10 Collateral and Guarantee Matters.  Without limiting the provisions of Section 9.09, each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) irrevocably authorize the Administrative Agent to, and the Administrative Agent will (subject, prior to the Senior Second Lien Termination Date (in each case except pursuant to subsection 9.10(a)(i) below), to a prior or simultaneous corresponding release under the Senior Second Lien Notes Indenture Documentation), upon the request of the Borrower,

(a) release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (including Secured Hedge Agreements and Cash Management Obligations, but excluding other contingent indemnification obligations not yet accrued and payable) and the expiration or termination of all Nexstar Letters of Credit (other than (x) Nexstar Letters of Credit, (y) obligations under Secured Hedge Agreements not yet due and payable, and (z) Cash Management Obligations not yet due and payable, in each case of (x), (y) and (z) as to which other arrangements satisfactory to the Administrative Agent, and the relevant Nexstar L/C Issuer, the relevant Hedge Bank or the relevant Cash Management Bank, as applicable, shall have been made), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any sale or other Disposition permitted hereunder or under any other Loan Document, (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Majority Lenders, or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to this Section;

(b) release any Guarantor from its obligations under any of the Guaranties if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder;

(c) release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i);

(d) release any Subsidiary Guarantor from its obligations under the applicable Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder;

(e) release any Subsidiary Guarantor that ceases to be a Material Subsidiary (after receipt by the Administrative Agent of a written certificate of a Responsible Officer certifying thereto) and release any Liens granted by such Subsidiary Guarantor; and

(f) upon (i) the Senior Second Lien Termination Date, (ii) the cancellation and termination of all guaranties of the Loan Parties securing the Senior Second Lien Notes and (iii) the release by the holders of the Senior Second Lien Notes of all collateral of the Nexstar Entities and the Mission Entities securing the Senior Second Lien Notes, release (A) Real Properties owned by the Nexstar Entities and the Mission Entities to the extent (and only to the extent) such Real Property has a book value of less than $1,500,000, (B) all deposit account control agreements entered into with the Collateral Agent with respect to all deposit accounts owned by the Nexstar Entities and the Mission Entities and (C) all Liens in favor of the Collateral Agent noted on the certificates of title for all motor vehicles owned by the Nexstar Entities and the Mission Entities.

Upon request by the Administrative Agent at any time, the Majority Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the applicable Guaranty pursuant to this Section 9.10.  In each case as specified in this Section 9.10, the Administrative Agent will promptly (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrower's expense, execute and deliver to the applicable Loan Party or any Restricted Subsidiary such documents as the Borrower may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the applicable Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

9.11 Cash Management Obligations and Secured Hedge Agreements.  No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.04, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Cash Management Obligations and Obligations arising under Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE X

MISCELLANEOUS

10.01 Amendments, Etc.  Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower, any other Loan Party or any Restricted Subsidiary therefrom, shall be effective unless (i) in writing signed by the Majority Lenders and the Borrower or the applicable Loan Party, as the case may be, (ii) a comparable amendment or waiver, or consent to departure, is entered into among the required parties to the Nexstar Credit Agreement and the Nexstar Loan Documents (but only to the extent the provisions of the Nexstar Credit Agreement and the Nexstar Loan Documents subject to such amendment, waiver or consent to departure are comparable to this Agreement and the other Loan Documents, as applicable) and (iii) acknowledged by the Administrative Agent, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender (except pursuant to Section 10.21, the Revolver Reallocation Letter, the Term B Reallocation Letter and the Term ~~B~~A Reallocation Letter) (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of each Lender directly adversely affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or Section 2.08 without the written consent of each Lender entitled to such payment, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly adversely affected thereby; provided, however, that only the consent of the Majority Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d) change Section 8.04 or Section 2.13 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender adversely affected thereby;

(e) change (i) any provision of this Section 10.01 or the definition of "Majority Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender materially and adversely affected thereby, or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities and Incremental Facilities from the application thereof set forth in the applicable provisions of Section 2.05(b) or 2.06(b), respectively, in any manner that materially and adversely affects any tranche under the Facilities and Incremental Facility without the written consent of the majority of the holders (such majority to be determined in a manner consistent with the methodology used in the definition of Required Revolving Credit Lenders) of each such tranche that is materially and adversely affected thereby;

(f) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; provided that any transaction permitted under Section 7.04 or Section 7.05 shall not be subject to this clause (f) to the extent such transaction does not result in the release of all or substantially all of the Collateral; or

(g) release all or substantially all of the value of the Guaranties in any transaction or series of related transactions, without the written consent of each Lender; provided that any transaction permitted under Section 7.04 or Section 7.05 shall not be subject to this clause (g) to the extent such transaction does not result in the release of all or substantially all of the Collateral;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent, as applicable, in addition to the Lenders required above, affect the rights or duties of the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document, (ii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (iii) any amendment or waiver that by its terms affects the rights or duties of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) will require only the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders and (iv) with respect to reallocation of (A) the Revolving Credit Commitment in connection with the Revolver Reallocation Letter, the Revolver Reallocation Letter and any waiver, consent or other amendment to any term or provision of this Agreement necessary or advisable to effectuate any reallocation of the Revolving Credit Commitments in accordance with the terms or the intent of the Revolver Reallocation Letter, shall be effective when executed by the Borrower, the Administrative Agent and the Required Revolving Credit Lenders ~~and~~, (B) the Term B Commitment in connection with the Term B Reallocation Letter, the Term B Reallocation Letter and any waiver, consent or other amendment to any term or provision of this Agreement necessary or advisable to effectuate any reallocation of the Term B Commitments in accordance with the terms or the intent of the Term B Reallocation Letter, shall be effective when executed by the Borrower, the Administrative Agent and the Required Term B Lenders and (C) the Term A Commitment in connection with the Term A Reallocation Letter, the Term A Reallocation Letter and any waiver, consent or other amendment to any term or provision of this Agreement necessary or advisable to effectuate any reallocation of the Term A Commitments in accordance with the terms or the intent of the Term A Reallocation Letter, shall be effective when executed by the Borrower, the Administrative Agent and the Required Term A Lenders.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (1) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (2) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Majority Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit and all related obligations and liabilities from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the Term Loans, the Revolving Credit Loans, the Incremental Revolving Facilities, the Incremental Term Loans, if any, and the accrued interest and fees in respect thereof and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Majority Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Majority Lenders or by any other number, percentage or class of Lenders hereunder.

Notwithstanding anything to the contrary contained in this Section 10.01, (a) the Borrower and the Administrative Agent may, without the input or consent of the Lenders, effect amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the opinion of the Administrative Agent to effect the provisions of Sections 2.14 and 2.15~~,~~2.15 or to integrate or effectuate the Rocky Creek Loan, (b) the Administrative Agent is hereby authorized by the Lenders to approve the forms of Security Documents as contemplated herein, and to enter into any Loan Documents in such forms as approved by it on or prior to the Closing Date (and thereafter as contemplated by the provisions of this ~~Credit~~ Agreement), (c) the Administrative Agent shall be permitted to agree to the form of, and approve such modifications to, the Schedules hereto on or prior to the Closing Date as shall be reasonably satisfactory to the Administrative Agent, (d) the Borrower and the Administrative Agent may (and the Borrower, solely to the extent required pursuant to the Arranger Fee Letter, shall), without the input or consent of the Lenders, effect amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the opinion of the Arrangers in connection with the syndication of the Facilities that are consistent with the market flex provisions of the Arranger Fee Letter as in effect on the Closing Date or, with the consent of the Borrower, otherwise not materially adverse to the Lenders (or one or more Facilities thereof), (e) if the Administrative Agent and the Borrower have jointly identified an obvious error or any error or omission, in each case, in any Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision without the input or consent of the Lenders and (f) any guarantees, collateral security documents, Intercreditor Agreements and related documents executed by the Borrower or any Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

10.02 Notices; Effectiveness; Electronic Communications.

(a) Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, any other Loan Party or any Restricted Subsidiary or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, and notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) The Platform.  THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE." THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the "Agent Parties") have any liability to the Borrower, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower's or any other Loan Party's, or the Administrative Agent's transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc.  Each of the Borrower and the Administrative Agent, may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the "Private Side Information" or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender's compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the "Public Side Information" portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance in good faith by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

(f) Notice to Other Mission Entities.  The Borrower agrees that notices to be given to any other Mission Entity under this Agreement or any other Loan Document may be given to the Borrower in accordance with the provisions of this Section 10.02 with the same effect as if given to such other Mission Entity in accordance with the terms hereunder or thereunder.

10.03 No Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties and the Restricted Subsidiaries, or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent and the Collateral Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party or any Restricted Subsidiary under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Majority Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Majority Lenders, enforce any rights and remedies available to it and as authorized by the Majority Lenders.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses.  The Borrower agrees to pay or reimburse (i) all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by the Administrative Agents and the Arrangers associated with the syndication of the Term Loans and Revolving Credit Loans (including reasonable and documented out-of-pocket travel expenses) and the preparation, negotiation and enforcement of this Agreement and the other Loan Documents (whether or not the transactions contemplated thereby are consummated), including all Attorney Costs of Winstead PC (and any other counsel retained with the Borrower's consent), one special FCC counsel to the Administrative Agent and, if necessary, one local and foreign counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions), (ii) the Agents and the Lenders for all reasonable and documented or invoiced out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all costs and expenses incurred in connection with any workout in respect of the Loans), all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of one counsel to the Agents and the Lenders (and any other counsel retained with the Borrower's consent), one special FCC counsel to the Administrative Agent and, if necessary, one local and foreign counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict informs the Borrower of such conflict of interest and thereafter retains its own counsel, of another firm for counsel for such affected Person, and (iii) the Administrative Agent for all reasonable and documented or invoiced out-of-pocket costs and expenses associated with the administration, amendment, modification, waiver and/or enforcement of this Agreement and the other Loan Documents, including, without limitation, assignment and unwind costs under Section 10.06, including all Attorney Costs of one counsel to the Administrative Agent (and any other counsel retained with the Borrower's consent), one special FCC counsel to the Agents and the Lenders, and, if necessary, one local and foreign counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions).  The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other reasonable and documented out-of-pocket expenses incurred by any Agent.  The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.  All amounts due under this Section 10.04 shall be paid within ten Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail.  If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Person by the Administrative Agent in its sole discretion.

(b) Indemnification by the Borrower.  The Borrower shall indemnify each Agent (and any sub-agent thereof), each Arranger, the Syndication Agent, the Documentation Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, liabilities, damages, claims, and reasonable and documented or invoiced out-of-pocket expenses, including, without limitation, assignment and unwind costs under Section 10.06 (including the reasonable and documented fees, charges and disbursements and other charges of (i) one counsel for all Indemnitees and, in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower of such conflict of interest and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee, and (ii) if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions)) of any such Indemnitee arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnitee is a party thereto and whether or not such proceedings are brought by the Borrower, the Nexstar Borrower, their equity holders, their Affiliates, creditors or any other third person) that relates to the Transaction including the financing contemplated hereby in any way relating to, arising out of, in connection with, or as a result of (A) the execution, delivery or enforcement of this Agreement, any other Loan Document or any agreement, instrument or letter contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (B) any Commitment, Loan or the use or proposed use of the proceeds therefrom, (C) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (D) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, Subsidiary of a Loan Party or any of the Borrower's or such Loan Party's or Subsidiary of a Loan Party's directors, equityholders, Affiliates or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (1) are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Indemnified Persons, (2) are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from a material breach of the Loan Documents by such Indemnitee or one of its Affiliates or (3) disputes to the extent such disputes do not arise from any act or omission of the Borrower or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than claims against an Indemnitee acting is its capacity as an Arranger, Syndication Agent, Documentation Agent or similar role under the Loan Documents or an Arranger or an Initial Lender, solely in connection with its syndication activities, but, in each case, solely to the extent that such indemnification would not be denied pursuant to subclause (A) preceding). Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to any Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub-agent), or such Related Party, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender's share of the total credit exposure under the Facilities and Incremental Facilities, this Agreement and under the Nexstar Credit Agreement and Nexstar Loan Documents at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders' Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such sub-agent), or against any Related Party of any of the foregoing acting for such Agent (or any such sub-agent).  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc.  No Indemnitee or any Loan Party shall have any liability for any special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor, provided, however, that any Indemnitee that has received any indemnification payment pursuant to the express provisions of clause (b) preceding, shall promptly refund such payment to the extent that there is a final and nonappealable judgment of a court of competent jurisdiction that such Indemnitee was not entitled to such indemnification payment pursuant to the express provisions of clause (b) preceding.

(f) Survival.  The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent and the Collateral Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate.  The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns.

(a) Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that, except as otherwise provided herein (including without limitation as permitted under Section 7.04) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided that (in each case with respect to any Facility and any Incremental Facility) any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment under any Facility or Incremental Facility and/or the Loans at the time owing to it under such Facility or Incremental Facility or contemporaneous assignments to related Affiliates or Approved Funds of a Lender that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility or the Term A Loans or the Term A Commitments, or $1,000,000, in the case of any assignment in respect of the Term B Facility, unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii) Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities and separate Incremental Facilities on a non-pro rata basis.  Notwithstanding the foregoing or any other provision in any Loan Document to the contrary, each assignment of Loans hereunder must be consummated simultaneously with an assignment among the same parties of a corresponding percentage of the corresponding Class under the corresponding Nexstar Facility or Nexstar Incremental Facility of Nexstar Loans and/or Nexstar Commitments (as applicable) under the Nexstar Credit Agreement in accordance with the terms of the Nexstar Credit Agreement;

(iii) Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing at the time of such assignment, or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof; and provided, further, that notwithstanding the foregoing, during the 30 day period following the Closing Date, the Borrower shall be deemed to have consented to an assignment to any Lender if such Lender was previously identified in the initial allocations of the Loans provided by the Arrangers to the Borrower and reviewed and approved by the Borrower (such approval not to be unreasonably withheld or delayed) in writing on or prior to the Closing Date;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Commitment, Revolving Credit Loan or Loan in respect of an  Incremental Revolving ~~Credit Loan~~Facility if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility or Incremental Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) Intentionally Left Blank.

(iv) Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that (A) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and (B) only one such fee shall be payable with respect to the assignment of Loans hereunder and the simultaneous assignment among the parties of a corresponding percentage of the corresponding Class of Nexstar Loans and/or Nexstar Commitments (as applicable).  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any documentation required by Section 3.01.

(v) No Assignment to Certain Persons.  No such assignment shall be made (A) to any Affiliate of the Borrower, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) to a natural person, (D) to any Disqualified Lender, (E) to any Affiliate of any Nexstar Entity (other than Affiliated Debt Funds, so long as such assignment to an Affiliated Debt Fund is made in accordance with subsections (b), (g), (h) and (i) of this Section 10.06), (F) to any Mission Entity or any Nexstar Entity or (G) to any Person, if such assignment would cause any Loan Party or the assignee to be in material violation of the Communication Laws.

(vi) Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender.  Upon request, and the surrender by the assigning Lender of its Note (if any), the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

For greater certainty, any assignment by a Lender pursuant to this Section 10.06 shall not in any way constitute or be deemed to constitute a novation, discharge, recession, extinguishment or substitution of the existing Indebtedness and any Indebtedness so assigned shall continue to be the same obligation and not a new obligation.

(c) Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register").  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or a Defaulting Lender) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (iv) no Lender shall sell a participation if such sale would cause any Loan Party or the Participant to be in violation of any material Communications Law.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under subsection (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant.  To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as ~~an~~a "non-fiduciary" agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under the Loan Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Resignation as Collateral Agent after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 10.06(b), Bank of America may, upon 30 days notice to the Borrower, resign as Collateral Agent.  In the event of any such resignation of the Collateral Agent, the Borrower shall be entitled to appoint from among the Lenders willing to accept its appointment a successor Collateral Agent hereunder (as applicable); provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of the Collateral Agent.  If Bank of America resigns as Collateral Agent, it shall retain all the rights of the Collateral Agent provided for hereunder with respect to Collateral as of the effective date of such resignation.  Upon the appointment of a successor Collateral Agent, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Collateral Agent.

(g) Assignments to Affiliated Debt Funds.  Any Lender may, at any time, assign all or a portion of its Term Loans to a Person who is or will become, after such assignment, an Affiliated Debt Fund and any Affiliated Debt Fund may assign Term Loans, subject to the following additional limitations:

(i) the aggregate principal amount of all (A) Term A Loans, Term B Loans and Incremental Term Loans and Term Loan Commitments held at any one time by Affiliated Debt Funds may not exceed 30% of the aggregate principal amount of all Term A Loans, Term B Loans and Incremental Term Loans and Term Loan Commitments at such time outstanding, and any and each assignment in excess of such amount shall be null and void ab initio and (B) Nexstar Term A Loans, Nexstar Term B Loans and Nexstar Incremental Term Loans and Nexstar Term Loan Commitments held at any one time by Affiliated Debt Funds may not exceed 30% of the aggregate principal amount of all Nexstar Term A Loans, Nexstar Term B Loans and Nexstar Incremental Term Loans and Nexstar Term Loan Commitments at such time outstanding, and any and each assignment in excess of such amount shall be null and void ab initio;

(ii) no interest in the Revolving Credit Facility, the Nexstar Revolving Credit Facility or any Incremental Revolving Facility or Nexstar Incremental Revolving Facility may be assigned to any Affiliated Debt Fund; and

(iii) each such assignment hereunder must be consummated concurrently with a corresponding assignment of Nexstar Term A Loans, Nexstar Term B Loans or Nexstar Incremental Term Loans (as applicable) in a corresponding percentage.

(h) Notwithstanding anything in Section 10.01 or the definition of "Majority Lenders" "Required Term A Lenders" or "Required Term B Lenders" to the contrary, for purposes of determining whether the Majority Lenders, Required Term A Lenders or Required Term B Lenders, have (A) consented (or not consented) to any amendment or waiver of any provision of this Agreement or any other Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document, or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, all Loans held by Affiliated Debt Funds shall be deemed to be not outstanding to the extent such Loans would account for more than 50% of the amount of Loans and Commitments included in determining whether the Majority Lenders, Required Term A Lenders or Required Term B Lenders have taken or consented to any action (it being understood that such excess amount of Loans and Commitments shall be deemed not to be outstanding on a pro rata basis among all Affiliated Debt Funds in accordance with the respective amounts of such Loans and Commitments held by them).

(i) Each Affiliated Debt Fund agrees to notify the Administrative Agent and the Borrower promptly (and in any event within 10 Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent and the Borrower promptly (and in any event within ten (10) Business Days) if it becomes an Affiliated Debt Fund.  The Administrative Agent may conclusively rely upon any notice delivered pursuant to the immediately preceding sentence and shall not have any liability for any resulting losses suffered by any Person as a result of any purported assignment to or from an Affiliated Debt Fund.  Each of the parties hereto acknowledge that the Administrative Agent may conclusively rely upon the Register in connection with any amendment or waiver hereunder and shall not have any responsibility for (A) monitoring any acquisition or disposition of Term A Loans, Term B Loans or Incremental Term Loans by any Affiliated Debt Fund, (B) maintaining any register of Affiliated Debt Funds or otherwise tracking assignments to Affiliated Debt Funds or (C) any losses suffered by any Person as a result of the failure of any Person to comply with any provisions of this Section 10.06.

10.07 Treatment of Certain Information; Confidentiality.  Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case such Person agrees (except with respect to any audit or examination conducted by bank accountants or regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, to inform you promptly thereof prior to disclosure), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14 or Section 10.01 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.  For purposes of this Section, "Information" means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to any Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08 Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, or any such Affiliate to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all of the obligations of the Borrower, such Loan Party or such Subsidiary of any Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or its respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party or such Subsidiary of any Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate").  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness.  This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement and each other Loan Document by facsimile or other electronic imaging means (e.g. "pdf" or "tif") shall be effective as delivery of a manually executed counterpart of this Agreement and such other Loan Document.

10.11 Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Nexstar Letter of Credit shall remain outstanding.

10.12 Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which come as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13 Replacement of Lenders.  If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws;

(e) such assignment must be pro rata between the Obligations and the Nexstar Obligations, in each case with a concurrent assignment under the Nexstar Credit Agreement of the same pro rata percentage amount of the same Class of Loans and Commitments and other Obligations evidenced by (i) this Agreement and (ii) the Nexstar Credit Agreement being assigned; and

(f) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION.  THE BORROWER AND EACH OTHER LOAN PARTY AND EACH SUBSIDIARY OF ANY LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER, ANY OTHER LOAN PARTY, ANY SUBSIDIARY OF ANY LOAN PARTY, OR ANY OF THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE.  THE BORROWER, EACH OTHER LOAN PARTY AND EACH SUBSIDIARY OF EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15 Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower, each other Loan Party and each Subsidiary of each Loan Party acknowledges and agrees, and acknowledges its Affiliates' understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers, and the Lenders are arm's-length commercial transactions between the Borrower, each other Loan Party, each Subsidiary of each Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, each Arranger, and the Lenders, on the other hand, (ii) each of the Borrower and the other Loan Parties, and each Subsidiary of each Loan Party, has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of the Borrower and each other Loan Party, and each Subsidiary of each Loan Party, is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents, (b) (i) the Administrative Agent each Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party, any Subsidiary of a Loan Party, or any of their respective Affiliates, or any other Person and (ii) neither the Administrative Agent, nor any Arranger nor any Lender has any obligation to the Borrower, any other Loan Party, any Subsidiary of a Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, and (c) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties, each Subsidiary of each Loan Party, and their respective Affiliates, and neither the Administrative Agent nor any Arranger nor any Lender has any obligation to disclose any of such interests to the Borrower, any other Loan Party, any Subsidiary of each Loan Party or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Borrower, each other Loan Party and each Subsidiary of each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, any Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17 Electronic Execution of Assignments and Certain Other Documents.  The words "execute," "execution," "signed," "signature," and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.18 Termination.  The Borrower agrees, and will cause its Restricted Subsidiaries and the other Mission Entities to agree, that the Borrower's and each other Mission Entity's obligations under this Agreement and the other Loan Documents (including, without limitation the Borrower's and each Mission Entity's obligations under Articles VI and VII) will not terminate (irrespective of any repayment in full or reduction of the Aggregate Commitments to zero) until the concurrent repayment in full of all "Obligations" as defined in the Nexstar Credit Agreement and the termination of the Nexstar Commitments.  All of the Borrower's and each Mission Entity's obligations under this Section 10.18 shall survive the termination of the Aggregate Commitments, termination of this Agreement and repayment of the Obligations.

10.19 USA PATRIOT Act.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies each Loan Party and each Subsidiary of each Loan Party, which information includes the name and address of each Loan Party and each Subsidiary of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party and each Subsidiary of each Loan Party in accordance with the Act.  The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable "know your customer" and Anti-Money Laundering Laws, including the Act.

10.20 Amendment and Restatement.

(a) This Agreement constitutes an amendment, restatement and extension of the Existing Credit Agreement and as such supersedes the Existing Credit Agreement in its entirety; provided, however, that in no event shall the Liens or guaranty agreements securing the Existing Credit Agreement or the obligations thereunder be deemed affected hereby, it being the intent and agreement of the Borrower that the guaranty agreements and the Liens on the Collateral granted to secure the obligations of the Borrower in connection with the Existing Credit Agreement and/or the guaranty agreements, shall not be extinguished and shall remain valid, binding and enforceable securing the obligations under the Existing Credit Agreement as amended and restated hereby.

(b) Each of the Lenders hereby consents to amendments to and/or amendments and restatements of each of the Security Documents to conform the definitions and references set forth therein to the applicable definitions and references set forth in this Agreement.  Each of the Lenders hereby authorizes the Collateral Agent and the Administrative Agent to execute and deliver the Security Documents.

10.21 Pro Rata Nature of the Loans and Nexstar Loans; Administrative Agent Right to Adjust.

(a) ~~It~~Except with respect to the reallocation in accordance with the provisions of Section 2.01(d) and the making of the Rocky Creek Loan by certain of the Lenders, it is the intention of the parties to this Agreement (and the parties to the Nexstar Credit Agreement) that the Lenders and the Nexstar Lenders are and will remain at all times pro rata in terms of percentage holdings of the respective Facilities and Incremental Facilities between (i) the Loans and other Credit Extensions under this Agreement and (ii) the Nexstar Loans and other Nexstar Credit Extensions under the Nexstar Credit Agreement.

(b) The parties hereto acknowledge and agree that (x) on the Closing Date and at all times thereafter during the term of this Agreement, each Lender hereunder shall be a Nexstar Lender with the same percentage of holdings of (i) Revolving Credit Borrowings, Revolving Credit Exposure and Revolving Credit Commitments as Nexstar Revolving Credit Borrowings, Nexstar Revolving Credit Exposure and Nexstar Revolving Credit Commitments, respectively and/or (ii) Term B Borrowings, Term B Loans and Term B Commitments as Nexstar Term B Borrowings, Nexstar Term B Loans and Nexstar Term B Commitments, respectively (such pro rata holdings referred to as the "Nexstar/Mission Ratable Status") and (y) on the First Amendment Closing Date and at all times thereafter during the term of this Agreement, each Lender hereunder shall be a Nexstar Lender with the same percentage of holdings of Term A Borrowings, Term A Loans and Term A Commitments as Nexstar Term A Borrowings, Nexstar Term A Loans and Nexstar Term A Commitments, respectively (such pro rata holdings referred to as the "First Amendment Nexstar/Mission Ratable Status").

(c) Notwithstanding anything herein, in any Loan Document, in the Nexstar Credit Agreement or any Nexstar Loan Document to the contrary, and subject only to clause (e) below, each Lender (in its capacity hereunder as a Lender and as a Nexstar Lender) hereby authorizes and directs the Administrative Agent, at any time and from time to time, without notice or consent, to cause the Lenders and the Nexstar Lenders to purchase assignments and sell assignments, as necessary, of holdings and commitments, and to purchase and sell participations in Nexstar Letters of Credit, Nexstar Swing Line Loans and other Nexstar Obligations under the Nexstar Credit Agreement and Obligations under this Agreement among each other, in such amounts and at such times as is necessary to maintain the Nexstar/Mission Ratable Status and the First Amendment Nexstar/Mission Ratable Status.

(d) Each such purchase and sale under this Section 10.21 will be effected pursuant to an Assignment and Assumption Agreement, and each Lender hereby authorizes and directs the Administrative Agent, as its appointed attorney, to enter into such Assignment and Assumption Agreements on its behalf for the sole purpose of effectuating the terms and provisions of this Section 10.21 and maintaining the Nexstar/Mission Ratable Status and the First Amendment Nexstar/Mission Ratable Status.  Notwithstanding the provisions of Section 10.06, in connection with any assignment effected under this Section 10.21 among existing Lenders and Nexstar Lenders, (i) no minimum amounts shall be required, (ii) there shall be no requirement of proportionate amounts assigned, (iii) no consents will be required and (iv) no assignment fee will be due and payable.

(e) Notwithstanding the foregoing, with respect to any Lender affected by this Section 10.21, in no event shall (i) the sum of the Revolving Credit Commitment of such Lender plus the Nexstar Revolving Credit Commitment of such Lender be increased by any such action under this Section 10.21, or (ii) the sum of the Term B Loans of such Lender plus the Nexstar Term B Loans of such Lender, be increased by any such action under this Section 10.21, or (iii) the sum of the Incremental Revolving Commitment of such Lender plus the Nexstar Incremental Revolving Commitment of such Lender be increased by any such action under this Section 10.21, ~~or~~ (iv) the sum of the Incremental Term Loans of such Lender plus the Nexstar Incremental Term Loans of such Lender, be increased by any such action under this Section 10.21 or (v) the sum of the Term A Loans of such Lender plus the Nexstar Term A Loans of such Lender, be increased by any such action under this Section 10.21.

10.22 Senior Second Lien Notes Intercreditor Agreement.

(a) Each Lender acknowledges that the Lenders and Secured Parties are subject to the terms of that certain Senior Second Lien Notes Intercreditor Agreement;

(b) Notwithstanding the provisions in this Agreement and/or any other Loan Document, each Lender and Secured Party agrees to (i) each of the terms and provisions of the Senior Second Lien Notes Intercreditor Agreement, (ii) be bound by such terms and provisions and (iii) comply with, and perform its obligations under, the terms and provisions of the Senior Second Lien Notes Intercreditor Agreement;

(c) Each Lender and Secured Party agrees, acknowledges and directs the Administrative Agent and Collateral Agent, on its behalf, to bind each such Lender and Secured Party to the terms of the Senior Second Lien Notes Intercreditor Agreement in accordance with the provisions of Section 2.1 of the Senior Second Lien Notes Intercreditor Agreement;

(d) Each representation, warranty and covenant made by the Administrative Agent or Collateral Agent (in its various capacities under the Senior Second Lien Notes Intercreditor Agreement) is hereby made by each such Lender and Secured Party herein (and fully incorporated herein by reference) and each Lender and Secured Party acknowledges and agrees that the Administrative Agent was authorized to make each such representation, warranty and covenant in the Senior Second Lien Notes Intercreditor Agreement on its behalf; and

(e) Each Lender and Secured Party agrees and acknowledges that any authority, right or action granted to the Administrative Agent by the Lenders and/or the Secured Parties hereunder, or under any other Loan Document, may be exercised by the Collateral Agent as if such authority, right or action was granted to the Collateral Agent directly by each Lender hereunder.

Notwithstanding anything herein to the contrary, so long as the Senior Second Lien Notes Intercreditor Agreement is in full force and effect the Administrative Agent, each Lender and each other Secured Party hereby delegate to the Collateral Agent the power and authority in the Collateral Agent's exclusive and sole discretion, to exercise any and all discretion granted herein and in the other Loan Documents to the Administrative Agent in connection with the Collateral and the Security Documents.

Each Lender further acknowledges and agrees that until the Senior Second Lien Termination Date, the terms and provisions of the Senior Second Lien Notes Intercreditor Agreement govern and control over the terms and provisions of this Agreement and the other Loan Documents.  Notwithstanding the foregoing or anything herein, any other Loan Document or in the Senior Second Lien Notes Intercreditor Agreement to the contrary, the Borrower may not rely on this provision or on the terms of the Senior Second Lien Notes Intercreditor Agreement.

10.23            Keepwell.  Each Loan Party that is a Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support by each other Loan Party to honor all of its obligations under its Guaranty and the other Loan Documents in respect of such Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.23 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.23, or otherwise under its Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been paid and performed in full.  Each Qualified ECP Guarantor intends this Section 10.23 to constitute, and this Section 10.23 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) Commodity Exchange Act.

10.24            ~~10.23~~ Time of the Essence.  Time is of the essence of the Loan Documents.

10.25            ~~10.24~~ ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

The Borrower:

MISSION BROADCASTING, INC.

By:	/s/ Dennis P. Thatcher
Name:	Dennis P. Thatcher
Title:	President and Treasurer

Fourth Amended and Restated Credit Agreement – Signature Page

BANK OF AMERICA, N.A.,

as Administrative Agent

By:	/s/ Don B. Pinzon
Name:	Don B. Pinzon
Title:	Vice President

Fourth Amended and Restated Credit Agreement – Signature Page

BANK OF AMERICA, N.A.,

as a Lender

By:	/s/ William A. Bowen, Jr.
Name:	William A. Bowen Jr.
Title:	Managing Director

Fourth Amended and Restated Credit Agreement – Signature Page

[other Lenders]